UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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INDEPENDENCE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of person(s) Filing Proxy Statement, if other than the Registrant)
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Independence Holding Company
96 Cummings Point Road
Stamford, Connecticut 06902
January 6, 2022
Dear Stockholder:
You are cordially invited to attend a special meeting (the “Special Meeting”) of the stockholders of Independence Holding Company (the “Company”). The Special Meeting will be held at 10:00 a.m., Eastern time, on February 15, 2022, and will be the Company’s eighth completely virtual meeting of stockholders. You will be able to attend the Special Meeting, vote, and submit your questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IHC2022SM. To attend the Special Meeting via live webcast, you must have your sixteen-digit control number that is shown on the proxy card accompanying the enclosed proxy statement. You will not be able to attend the Special Meeting in person. Formal notice of the Special Meeting, a proxy statement, and a proxy card and voting instruction card accompany this letter.
At the Special Meeting, holders of shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), as of the record date of January 3, 2022 (the “Record Date”), will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 9, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Geneve Holdings, Inc., a Delaware corporation (“Geneve”), and Geneve Acquisition Corp., a Delaware corporation and indirect wholly-owned subsidiary of Geneve (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company and the Company will become an indirect wholly-owned subsidiary of Geneve (the “Merger”). If the Merger is completed, then each share of Common Stock (other than certain shares as set forth in the Merger Agreement) will be cancelled and converted into the right to receive $57.00 in cash, without interest.
The proposed Merger is a “going private” transaction under the rules of the Securities and Exchange Commission (the “SEC”). Following the completion of the Merger, all of the common stock of the surviving corporation will be indirectly owned by Geneve.
Following the completion of the Merger, the Common Stock will no longer be listed on the New York Stock Exchange and the Company will no longer be required to file periodic and other reports with the SEC with respect to the Common Stock. After the completion of the Merger, you will no longer have an equity interest in the Company and will not participate in any potential future earnings of the Company.
The board of directors of the Company (the “Board”) formed a committee (the “Special Committee”) consisting solely of independent and disinterested directors of the Company to consider if the Merger was the best option for the Company’s stockholders other than Geneve and its wholly-owned subsidiaries (collectively, the “Geneve Group”) and, if so, to evaluate and negotiate the terms of the Merger (as described more fully in the enclosed proxy statement). The Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert (who are also directors or officers of Geneve), who recused themselves from the vote of the Board), based in part on the unanimous recommendation of the Special Committee, has (a) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the holders of the Common Stock (other than shares of Common Stock held by the Geneve Group), (b) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, and (c) resolved to recommend that the holders of capital stock of the Company entitled to vote, vote “FOR” the adoption of the Merger Agreement.
The Board recommends that you vote “FOR” the adoption of the Merger Agreement.
Your vote is very important, regardless of the number of shares of Common Stock you own. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock as of the close of business on the Record Date is required to adopt the Merger Agreement. In addition, the Merger Agreement makes it a condition to the parties’ obligations to consummate the Merger that holders of a majority of the issued and outstanding shares of Common Stock as of the close of business on the Record Date, other than shares of Common Stock held by the Geneve Group or beneficially owned by any affiliate of Geneve, vote in favor of the adoption of the Merger Agreement. If you fail to vote on the adoption of the Merger Agreement, the effect will be the same as a vote “AGAINST” the adoption of the Merger Agreement.

Pursuant to rules of the SEC, you will also be asked to vote at the Special Meeting on (i) a non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger, which requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon and (ii) one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The adoption of the Merger Agreement requires the affirmative vote of (A) a majority of the shares of Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present and (B) a majority of the issued and outstanding shares of Common Stock as of the close of business on the Record Date other than shares of Common Stock held by the Geneve Group or beneficially owned by any affiliate of Geneve.
The Board recommends that you vote “FOR” the non-binding, advisory proposal regarding certain Merger-related named executive compensation arrangements, and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate.
If you own shares of Common Stock of record, you will find enclosed a proxy and voting instruction card and an envelope in which to return the card. Whether or not you plan to attend the Special Meeting, please sign, date and return your enclosed proxy and voting instruction card, or vote over the phone or Internet, as soon as possible so that your shares of Common Stock can be voted at the Special Meeting in accordance with your instructions. You can revoke your proxy before the Special Meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy on page 11 of the enclosed proxy statement.
If you hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares of Common Stock. Without those instructions, your shares of Common Stock will not be voted, which will have the same effect as voting “AGAINST” the adoption of the Merger Agreement.
The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its appendices, including the Merger Agreement, and the documents referred to or incorporated by reference in the accompanying proxy statement in their entirety. You may also obtain additional information about the Company from other documents filed with the SEC.
If you have any questions or need assistance voting your shares of Common Stock, please contact the Company’s proxy solicitor in connection with the Special Meeting:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 687-1866
Brokers, banks and other nominees may call collect: (212) 750-5833
We look forward to your attendance at the Special Meeting.
Sincerely yours,
/s/ Teresa A. Herbert
Teresa A. Herbert
President
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT OR THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated January 6, 2022 and, together with the enclosed form of proxy and voting instruction card, is first being mailed to stockholders of the Company on or around January 10, 2022.

Independence Holding Company
96 Cummings Point Road
Stamford, Connecticut 06902
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of stockholders of Independence Holding Company (the “Company”) will be held at 10:00 a.m., Eastern time, on February 15, 2022, via live webcast on the Internet at www.virtualshareholdermeeting.com/IHC2022SM for the following purposes:
(1)
to consider and vote on a proposal (which the Company refers to as the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of November 9, 2021 (as it may be amended from time to time, which the Company refers to as the “Merger Agreement”), by and among the Company, Geneve Holdings, Inc., a Delaware corporation (“Geneve”), and Geneve Acquisition Corp., a Delaware corporation and indirect wholly-owned subsidiary of Geneve (“Merger Sub”);

(2)
to consider and vote on the proposal (which the Company refers to as the “Compensation Proposal”) to approve, by non-binding, advisory vote, compensation that may become payable to the Company’s named executive officers in connection with the Merger; and

(3)
to consider and vote on a proposal (which the Company refers to as the “Adjournment Proposal”) to adjourn the Special Meeting from time to time, if necessary or appropriate (as determined in good faith by the Company), to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to obtain the Company stockholder approval (as defined below) or obtain the majority of the minority stockholder approval (as defined below).

The holders of record of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at the close of business on January 3, 2022 (the “Record Date”), are entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. All holders of record of Common Stock are invited to attend the Special Meeting via live webcast on the Internet at www.virtualshareholdermeeting.com/IHC2022SM.
The board of directors of the Company (the “Board”) (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert (who are also directors or officers of Geneve), who recused themselves from the vote of the Board), based in part on the unanimous recommendation of a special committee comprised entirely of independent and disinterested directors (the “Special Committee”), has adopted and approved the Merger Agreement and recommends that the stockholders of the Company vote “FOR” the Merger Proposal, “FOR” the non-binding, advisory Compensation Proposal and “FOR” the Adjournment Proposal.
Your vote is important, regardless of the number of shares of Common Stock that you own. The Merger cannot be completed unless holders of a majority of the issued and outstanding shares of Common Stock at the close of business on the Record Date vote in favor of the Merger Proposal (which the Company refers to as the “Company stockholder approval”). In addition, the Merger Agreement makes it a condition to the parties’ obligations to consummate the Merger that the holders of a majority of the issued and outstanding shares of Common Stock at the close of business on the Record Date, other than shares of Common Stock held by Geneve and its wholly-owned subsidiaries (collectively, the “Geneve Group”) or beneficially owned by any affiliate of Geneve, vote in favor of the Merger Proposal (which the Company refers to as the “majority of the minority stockholder approval”). If you fail to vote on the Merger Proposal, the effect will be the same as a vote “AGAINST” the Merger Proposal.
Each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock present or represented by proxy at the Special Meeting and entitled to vote on the subject matter thereat.
If you sign, date and return your proxy and voting instruction card without indicating how you wish to vote, your proxy will be voted in favor of the Merger Proposal, in favor of the non-binding, advisory Compensation

Proposal and in favor of the Adjournment Proposal. If you fail to attend the Special Meeting or submit your proxy, the effect will be that your shares of Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal. However, assuming a quorum is present, failure to attend the Special Meeting or submit your proxy will not affect the non-binding, advisory Compensation Proposal or the Adjournment Proposal.
You may revoke your proxy at any time before the vote at the Special Meeting by following the procedures outlined in the enclosed proxy statement. If you are a holder of record of Common Stock and wish to attend the Special Meeting and vote at the Special Meeting, you may revoke your proxy and vote at the Special Meeting.
The Merger is described in the accompanying proxy statement, which the Company urges you to read carefully and in its entirety. A copy of the Merger Agreement is included as Appendix A to the accompanying proxy statement.
Even if you plan to attend the Special Meeting, the Company requests that you complete, sign, date and return the enclosed proxy and thus ensure that your shares of Common Stock will be represented at the Special Meeting if you are unable to attend. You also may submit your proxy by using a toll-free telephone number or the Internet. We have provided instructions in the enclosed proxy statement and on the proxy and voting instruction card for using these convenient services.
We will be hosting the Special Meeting via live webcast on the Internet at www.virtualshareholdermeeting.com/IHC2022SM. A summary of the information you need to attend the Special Meeting online is provided below:
•	Any Company stockholder at the close of business on the Record Date can attend the Special Meeting via live webcast at www.virtualshareholdermeeting.com/IHC2022SM;
•	Webcast starts at 10:00 a.m., Eastern time;
•	Company stockholders may vote and submit questions while attending the Special Meeting via live webcast on the Internet; and
•	Company stockholders need a sixteen-digit control number to join the Special Meeting.
By order of the Board
/s/ Loan Nisser
Loan Nisser
Vice President – Legal and Secretary

Dated: January 6, 2022

i

ii

SUMMARY TERM SHEET
This summary highlights selected information from this proxy statement (this “Proxy Statement”) related to the merger of Geneve Acquisition Corp. with and into Independence Holding Company (which the Company refers to as the “Merger”) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, you should carefully read this Proxy Statement, the appendices to this Proxy Statement and the documents that the Company refers to in this Proxy Statement in their entirety. You may obtain any additional information referred to in this Proxy Statement without charge by following the instructions under the caption “Where Stockholders Can Find Additional Information.” The Merger Agreement is attached as Appendix A to this Proxy Statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Except as otherwise specifically noted in this Proxy Statement, the “Company”, “we”, “our”, “us” and similar words refer to Independence Holding Company, including, in certain cases, the Company’s subsidiaries. Throughout this Proxy Statement, the Company refers to Geneve Holdings, Inc. as “Geneve” and Geneve Acquisition Corp. as “Merger Sub” and throughout this Proxy Statement the Company refers to the Agreement and Plan of Merger, dated November 9, 2021, by and among the Company, Geneve and Merger Sub, as it may be amended, supplemented or modified from time to time, as the “Merger Agreement.”
In addition, throughout this Proxy Statement, the Company refers to Geneve and its wholly-owned subsidiaries as the “Geneve Group” and the Geneve Group along with Steven B. Lapin are collectively referred to as the “Geneve Group Filing Persons.”
Because the Merger is a “going private” transaction, the Company and the Geneve Group Filing Persons have filed a Transaction Statement on Schedule 13E-3 with respect to the Merger (as amended from time to time, the “Schedule 13E-3”) with the Securities and Exchange Commission (the “SEC”). You may obtain additional information about the Schedule 13E-3 under the caption “Where Stockholders Can Find Additional Information.”
The Special Meeting
The Special Meeting will be held at 10:00 a.m., Eastern time, on February 15, 2022 via live webcast on the Internet at www.virtualshareholdermeeting.com/IHC2022SM.
The Parties to the Merger Agreement
Independence Holding Company
Independence Holding Company (NYSE: IHC), through its subsidiaries, distributes Medicare, life, under age 65 health (including Affordable Care Act plans), and other insurance products direct to consumers, via agents and through affinity partnerships. The Company sells products nationally through multiple channels, including digital, call center and advisors, all of which utilize the Company’s CMS-approved Web Broker, INSXcloud.com. The Company provides information and quoting capabilities via its domain properties including healthinsurance.org; medicareresources.org; myhealthinsurance.com; and healthedeals.com.
Geneve Holdings, Inc.
Geneve Holdings, Inc., a Delaware corporation, is a privately held diversified financial holding company. Through its direct and indirect wholly-owned subsidiaries, Geneve holds approximately 62.0% of the Company’s outstanding shares of common stock, par value $1.00 per share (the “Common Stock”), as of December 31, 2021.
Geneve Acquisition Corp.
Geneve Acquisition Corp. (“Merger Sub”) is a newly formed Delaware corporation. Merger Sub is an indirect wholly-owned subsidiary of Geneve and was formed solely for the purpose of engaging in the Merger and other related transactions. As of the date hereof, Steven B. Lapin is the sole director of Merger Sub and Steven B. Lapin and H. William Smith are the sole officers of Merger Sub. Merger Sub has not engaged in any business other than in connection with the Merger and other related transactions.

The Merger Proposal
You are being asked to consider and vote upon a proposal to adopt the Merger Agreement (the “Merger Proposal”). The Merger Agreement provides that, at the Effective Time (as defined below), Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger, with all of its property, rights, privileges, powers and franchises continuing unaffected by the Merger.
The Merger will become effective when a certificate of merger with respect to the Merger (the “Certificate of Merger”) has been duly filed with and accepted by the Secretary of State of the State of Delaware or at such other subsequent date or time as Geneve and the Company may agree and specify in the Certificate of Merger in accordance with the General Corporation Law of the State of Delaware (“DGCL”) (such time is referred to herein as the “Effective Time”).
At the Effective Time:
•
each outstanding share of Common Stock, other than (i) shares of Common Stock owned by the Geneve Group (the “Geneve Group Shares”), (ii) shares of Common Stock owned or held in treasury by the Company or any wholly-owned subsidiary of the Company (the “Treasury Shares”) and (iii) shares of Common Stock held by any holder of record of Common Stock who did not vote in favor of the Merger Proposal and is entitled to demand and validly demands appraisal of such shares of Common Stock pursuant to, and complies in all respects with, Section 262 of the DGCL (the “Dissenting Shares” and together with the Geneve Group Shares and the Treasury Shares, the “Excluded Shares”), will be cancelled and converted into the right to receive $57.00 in cash per share, without interest (the “Merger Consideration”);

•	each Geneve Group Share and Treasury Share will be cancelled without payment of any consideration thereof;
•
each Dissenting Share will be cancelled and converted into the right to receive payment of such amounts that are payable in accordance with Section 262 of the DGCL and will not have the right to receive the Merger Consideration, unless and until such stockholder loses, waives or withdraws its rights as a dissenting Company stockholder; and

•	each share of common stock, par value $0.01 per share, of Merger Sub, will be converted into one share of common stock of the surviving corporation.
If the Merger is consummated, at the Effective Time, the Company will become a privately held company, indirectly wholly-owned by Geneve.
Conditions to the Merger
The obligations of the Company, Geneve and Merger Sub to effect the Merger are subject to the fulfillment or waiver, at or before the Effective Time, of certain conditions including, among others, that:
•
the holders of a majority of the issued and outstanding shares of Common Stock at the close of business on the Record Date (as defined below) vote in favor of the Merger Proposal (which the Company refers to as the “Company stockholder approval”);

•
the holders of a majority of the issued and outstanding shares of Common Stock at the close of business on the Record Date, other than shares of Common Stock held by the Geneve Group or beneficially owned by any affiliate of Geneve, vote in favor of the Merger Proposal (which the Company refers to as the “majority of the minority stockholder approval”); and

•
the consummation of the sales of (1) Standard Security Life to Reliance Standard Life Insurance Company (which occurred on January 3, 2022, effective as of January 1, 2022) and (2) Independence American Holdings Corp. (including its subsidiary Independence American Insurance Company) to Iguana Acquisition LLC, an affiliate of Independence Pet Holdings, Inc. (f/k/a Iguana Capital, Inc.) (“Independence Pet”) (which occurred on December 20, 2021).

Additional conditions to the Merger are listed in the section entitled “The Merger Agreement – Conditions to the Merger” beginning on page 73.

When the Merger Becomes Effective
The closing of the Merger will take place no later than the third business day after the satisfaction or waiver of the conditions to closing provided for in the Merger Agreement (other than any condition that by its nature can only be satisfied by action taken at or immediately prior to the closing of the Merger, but subject to satisfaction of any such condition), at a place to be agreed by the Company and Geneve (or at such other time and date as the Company and Geneve may agree in writing). The Merger will become effective at the date and time when the Certificate of Merger is duly filed with and accepted by the Secretary of State of the State of Delaware or at such later date and time as may be agreed by Geneve and the Company in writing and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL.
Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger
Based in part on the unanimous recommendation of the members of a special committee of independent directors that was established to consider, evaluate and negotiate a potential transaction (which the Company refers to as the “Special Committee”), the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) (1) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and are fair to, and in the best interests of, the Company and the holders of the Common Stock (other than the shares of Common Stock held by the Geneve Group). The Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) recommends that the holders of the Common Stock vote “FOR” the Merger Proposal. For a description of the reasons considered by the Special Committee and the Board for their recommendations, see “Special Factors – Purpose and Reasons of the Company for the Merger; Recommendation of the Board and the Special Committee; Fairness of the Merger” beginning on page 17. For descriptions of the fairness determinations made by the Special Committee, the Board and the Geneve Group, see “Special Factors – Purpose and Reasons of the Company for the Merger; Recommendation of the Board and the Special Committee; Fairness of the Merger” beginning on page 17 and “Special Factors – Position of the Geneve Group as to Fairness of the Merger” beginning on page 36.
The purpose of the Merger is to enable the holders of Common Stock (other than the Geneve Group) to realize the value of their investment in the Company through their receipt of the Merger Consideration, representing a premium of approximately 35.7% over the closing trading price of the Common Stock on August 27, 2021, the last trading day before Geneve initially proposed to acquire all of the shares of Common Stock not already owned by the Geneve Group, and a premium of approximately 15.9% over the closing trading price of the Common Stock on November 9, 2021, the date of the announcement of the execution of the Merger Agreement.
Opinion of the Special Committee’s Financial Advisor
On November 9, 2021, Perella Weinberg Partners LP (which the Company refers to as “Perella Weinberg”), the Special Committee’s financial advisor, orally rendered its opinion to the Special Committee (which was confirmed by the delivery of Perella Weinberg’s written opinion, dated November 9, 2021, to the Special Committee) as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by holders of the Common Stock other than Geneve and its affiliates.
Perella Weinberg’s opinion was directed to the Special Committee (in its capacity as such), addressed only the fairness, from a financial point of view, as of November 9, 2021, to the holders of Common Stock (other than Geneve and its affiliates) of the Merger Consideration to be received by such holders of the Common Stock (other than Geneve and its affiliates) in the Merger pursuant to the terms of the Merger Agreement, and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Perella Weinberg’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix B to this Proxy Statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Perella Weinberg in connection with the preparation of its opinion. However, neither Perella Weinberg’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder of the Company or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise. See “Special Factors – Opinion of the Special Committee’s Financial Advisor” beginning on page 28.

Purposes and Reasons of Geneve and Merger Sub and the Geneve Group members for the Merger
The Geneve Group members believe that the Company can be operated more effectively and have greater operating flexibility as a privately-owned company for a number of reasons, including that the Company sold significant segments of its business and, following the completion of such sale transactions, the Company has significantly smaller business operations, which the Geneve Group members believe could be managed more effectively as a privately-owned company. Moreover, if the Merger is completed, the Company will no longer be subject to certain obligations and constraints, and related costs, associated with having publicly traded equity securities.
Position of the Geneve Group as to Fairness of the Merger
Each of the Geneve Group members believes that the Merger is substantively and procedurally fair to the holders of the Common Stock other than the Geneve Group and affiliates of Geneve. Their belief is based on the factors described in “Special Factors – Position of the Geneve Group as to Fairness of the Merger” beginning on page 36.
Certain Effects of the Merger
If the Merger Agreement is approved by the required vote of the Company’s stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger, with all of the property, rights, privileges, powers and franchises of each of the Company and Merger Sub vesting in the surviving corporation, and all debts, liabilities and duties of each of the Company and Merger Sub becoming the debts, liabilities and duties of the surviving corporation.
At the Effective Time:
•	each outstanding share of Common Stock, other than the Excluded Shares, will be cancelled and converted into the right to receive the Merger Consideration;
•	each Geneve Group Share and Treasury Share will be cancelled without payment of any consideration thereof;
•
each Dissenting Share will be cancelled and converted into the right to receive payment of such amounts that are payable in accordance with Section 262 of the DGCL and will not have the right to receive the Merger Consideration, unless and until such stockholder loses, waives or withdraws its rights as a dissenting Company stockholder; and

•	each share of common stock, par value $0.01 per share, of Merger Sub, will be converted into one share of common stock of the surviving corporation.
Following the completion of the Merger, the Common Stock will no longer be publicly traded, and holders of the Common Stock (other than the Geneve Group) will cease to have any ownership interest in the Company.
Treatment of Company Equity Awards
Stock Options: At the Effective Time, each outstanding option to purchase shares of Common Stock (which the Company refers to as a “Stock Option”) granted under the Company’s 2016 Stock Incentive Plan, as amended (which the Company refers to as the “2016 Plan”) (whether vested or unvested) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Stock Option immediately prior to the Effective Time and (ii) the excess, if any, of (x) the Merger Consideration of $57.00 per share over (y) the exercise price per share of such Stock Option, less applicable taxes required to be withheld with respect to such payment.
Stock Appreciation Rights: At the Effective Time, each outstanding stock appreciation right (which the Company refers to as a “SAR”) granted under the Company’s 2016 Plan will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock linked to such SAR immediately prior to the Effective Time and (ii) the excess of (x) the Merger Consideration of $57.00 per share over (y) the exercise price per share linked to such SAR, less applicable taxes required to be withheld with respect to such payment.

Restricted Stock Units: At the Effective Time, each outstanding restricted stock unit (which the Company refers to as a “RSU”) granted under the Company’s 2016 Plan, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the sum of (i) any accrued but unpaid cash in respect of dividend equivalent rights representing fractional shares of Common Stock with respect to such RSU plus (ii) the product of (x) the number of shares of Common Stock underlying such RSU immediately prior to the Effective Time (including any dividend equivalent units credited in respect of such RSU) and (y) the Merger Consideration of $57.00 per share, less applicable taxes required to be withheld with respect to such payment.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendations of the Special Committee and of the Board with respect to the Merger Proposal, you should be aware that, aside from their interests as stockholders of the Company, the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of other stockholders of the Company generally. In particular, the directors or executive officers of the Company who are also directors or officers of the Geneve Group members will control the Company following the Merger. Interests of directors and executive officers, other than affiliates of the Geneve Group, that may be different from or in addition to the interests of the Company’s stockholders generally, include:
•
the vesting of Stock Options, RSUs and SARs held by certain executive officers and directors will be accelerated pursuant to the terms of the Merger Agreement, and they may receive cash payments in exchange for their shares of Common Stock, Stock Options, RSUs and SARs pursuant to the terms of the Merger Agreement;

•	certain executive officers may receive benefits under employment plans or employment agreements or arrangements that could result from the Merger;
•	the Company’s executive officers as of the Effective Time will become the initial executive officers of the surviving corporation; and
•
the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage pursuant to the terms of the Merger Agreement, and the Company’s directors and certain executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements.

These interests are discussed in more detail in the section entitled “Special Factors – Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 41. The Special Committee and the Board were aware of the different or additional interests described herein and considered those interests along with other matters in recommending and/or approving, as applicable, the Merger Agreement and the transactions contemplated thereby, including the Merger.
No Solicitation
Pursuant to the terms of the Merger Agreement, the Company agreed to be subject to certain customary non-solicitation provisions, whereby, among other things, the Company and its subsidiaries have agreed not to initiate, solicit, knowingly facilitate, knowingly encourage, or knowingly assist in, the making of an Acquisition Proposal (as defined in the Merger Agreement). However, the Company will be able to respond to and engage in discussions of certain bona fide Acquisition Proposals, subject to certain conditions, if the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its legal advisor) that (i) based on the information then available and after consultation with its financial advisor, such Acquisition Proposal either constitutes a Superior Proposal (as defined in the Merger Agreement) or could reasonably be expected to lead to, or result in, a Superior Proposal and (ii) based on the information then available, including the terms and conditions of such Acquisition Proposal and those of the Merger Agreement, the failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable law.
The non-solicitation provisions are described in more detail in the section entitled “The Merger Agreement – Other Covenants and Agreements – No Solicitation” beginning on page 70.

Termination
The Company (following approval by the Special Committee) and Geneve may terminate the Merger Agreement by mutual written consent at any time before the Effective Time, whether prior to or after receipt of the Company stockholder approval and the majority of the minority stockholder approval.
In addition, among other situations:
•
either the Company (following approval by the Special Committee) or Geneve may terminate the Merger Agreement if the Merger has not been completed by April 30, 2022 (the “Outside Date”), provided that this termination right is not available to the Company or Geneve during the pendency of any proceeding by a party for specific performance of the Merger Agreement and the Outside Date will be automatically extended to (i) the tenth business day after the dismissal, settlement or entry of a final non-appealable order with respect to such proceeding or (ii) such other time period established by the court presiding over such proceeding;

•
either the Company (following approval by the Special Committee) or Geneve may terminate the Merger Agreement if the Company stockholder approval and/or the majority of the minority stockholder approval were not obtained at the Special Meeting (after taking into account any adjournment, postponement or recess of the Special Meeting);

•
the Company (following approval by the Special Committee) may terminate the Merger Agreement if, prior to the time the Company stockholder approval and the majority of the minority stockholder approval are obtained, the Board has authorized the Company to enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) in compliance with the terms of the Merger Agreement; and

•
Geneve may terminate the Merger Agreement if, prior to the time the Company stockholder approval and the majority of the minority stockholder approval are obtained, there has been a Change of Recommendation (as defined in the Merger Agreement).

Additional situations pursuant to which the Merger Agreement can be terminated are described in more detail in the section entitled “The Merger Agreement – Termination” beginning on page 74.
Specific Performance
Under certain circumstances, the Company and Geneve are entitled to specific performance of the terms of the Merger Agreement, in addition to any other remedy at law or equity.
Support Agreements
In connection with the Merger, SIC Securities Corp., Argent Investors Management Corporation and SMH Associates Corp. (all indirect wholly-owned subsidiaries of Geneve) entered into Support Agreements with the Company, pursuant to which such entities have agreed to vote (or cause to be voted) all shares of Common Stock over which they have voting power (representing, in the aggregate, approximately 62.0% of the Company’s total outstanding voting power as of December 31, 2021) in favor of the Merger Proposal. See “Special Factors – Support Agreements” beginning on page 48.
Material U.S. Federal Income Tax Consequences of the Merger
If you are a U.S. holder, the receipt of cash in exchange for the Common Stock pursuant to the terms of the Merger Agreement will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of Common Stock for the Merger Consideration pursuant to the terms of the Merger Agreement in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).
Record Date and Quorum
The holders of the Common Stock as of the close of business on January 3, 2022, which is the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting (which the Company refers to as the “Record Date”), are entitled to receive notice of and to vote at the Special Meeting.

The presence at the Special Meeting via the internet or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the Record Date will constitute a quorum, permitting the Company to conduct its business at the Special Meeting.
Required Votes
Merger Agreement
The proposal to adopt the Merger Agreement requires the affirmative vote of the majority of the shares of Common Stock outstanding at the close of business on the Record Date. In addition, the Merger Agreement requires holders of a majority of the issued and outstanding shares of Common Stock at the close of business on the Record Date, other than shares of Common Stock held by the Geneve Group or beneficially owned by any affiliate of Geneve, to vote in favor of the adoption of the Merger Agreement. A failure to vote your shares of Common Stock or an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal.
Compensation Payable to Named Executive Officers in Connection with the Merger; Adjournment
Each of the proposal (which the Company refers to as the “Compensation Proposal”) to approve, by non-binding, advisory vote, compensation that may become payable to the Company’s named executive officers in connection with the Merger and the proposal (which the Company refers to as the “Adjournment Proposal”) to adjourn the Special Meeting from time to time, if necessary or appropriate (as determined in good faith by the Company), to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to obtain the Company stockholder approval or obtain the majority of the minority stockholder approval, requires the affirmative vote of holders of a majority of the shares of Common Stock present or represented by proxy at the Special Meeting and entitled to vote on the subject matter thereat.
Rights of Appraisal
Under Delaware law, holders of the Common Stock who do not vote in favor of the Merger Proposal, who properly demand appraisal of their shares of Common Stock and who otherwise comply with all of the requirements of Section 262 of the DGCL, will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of Common Stock in lieu of receiving the Merger Consideration if the Merger is completed (the “appraisal rights”). This value could be more than, the same as, or less than the Merger Consideration. Any holder of Common Stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to the Company prior to the vote on the Merger Proposal, must not vote in favor of the Merger Proposal and must otherwise strictly comply with all of the procedures required by Delaware law. The relevant provisions of the DGCL are included as Appendix C to this Proxy Statement. You are encouraged to read these provisions carefully and in their entirety. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand by such bank, brokerage firm or nominee for appraisal. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, holders of the Common Stock who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in loss of the appraisal rights.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the Special Meeting, the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the appendices to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.
Q:	What will I receive in the Merger?
A:
If the Merger is completed and you do not properly exercise your appraisal rights, in accordance with Section 262 of the DGCL, you will be entitled to receive $57.00 in cash, without interest, for each share of Common Stock that you own. You will not be entitled to receive shares in the surviving corporation or in any Geneve Group member.

Q:	What matters will be voted on at the Special Meeting?
A:	You will be asked to vote on the following proposals:
•	to adopt the Merger Agreement;
•	to approve, by non-binding, advisory vote, compensation that may become payable to the Company’s named executive officers in connection with the Merger; and
•
to approve the adjournment of the Special Meeting from time to time, if necessary or appropriate (as determined in good faith by the Company), to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to obtain the Company stockholder approval or obtain the majority of the minority stockholder approval.

Q:	How does the Board recommend that I vote?
A:	Based in part on the unanimous recommendation of the Special Committee, the Board recommends that the stockholders of the Company vote:
•	“FOR” the Merger Proposal;
•	“FOR” the Compensation Proposal; and
•	“FOR” the Adjournment Proposal.
You should read “Special Factors – Purpose and Reasons of the Company for the Merger; Recommendation of the Board and the Special Committee; Fairness of the Merger” beginning on page 17 for a discussion of the factors that the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) considered in deciding to recommend and/or approve, as applicable, the Merger Proposal. See also “Special Factors – Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 41.
Q:	How do I attend the Special Meeting?
A:
The Special Meeting is being held on a virtual-only basis in order to reach the broadest number of stockholders possible and to save costs relative to holding an in-person meeting. A number of prominent publicly-traded Delaware companies have held virtual-only meetings. You can attend the Special Meeting via live webcast on the Internet at www.virtualshareholdermeeting.com/IHC2022SM. The webcast will start at 10:00 a.m., Eastern time, on February 15, 2022. You may vote and submit questions while attending the Special Meeting via live webcast on the Internet. You will need the sixteen-digit control number included on your proxy card in order to be able to enter the Special Meeting.

Q:	What effects will the Merger have on the Company?
A:
The Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the New York Stock Exchange (“NYSE”) under the symbol “IHC.” If the Merger is completed, the Company will cease to be a publicly traded company and will be indirectly wholly-owned by Geneve.

Following the consummation of the Merger, the registration of the Common Stock and the Company’s reporting obligations with respect to the Common Stock under the Exchange Act will be terminated upon application to the SEC. In addition, upon the consummation of the Merger, the Common Stock will no longer be listed on any stock exchange or quotation system, including the NYSE.
Q:	What will happen if the Merger is not consummated?
A:
If the Merger is not consummated for any reason, the holders of the Common Stock will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, the Company will remain a public company and the Common Stock will continue to be listed and traded on the NYSE.

Q:	What will happen if stockholders do not approve the Compensation Proposal?
A:
The approval of this proposal is not a condition to the completion of the Merger. The SEC rules require the Company to seek approval on a non-binding, advisory basis of certain payments that may be made to the Company’s named executive officers in connection with the Merger. The vote on this proposal is an advisory vote and will not be binding on the Company or Geneve. If the Merger Proposal is approved by the stockholders of the Company and the Merger is completed, the Merger-related compensation may be paid to the Company’s named executive officers even if the Compensation Proposal is not approved by the stockholders of the Company.

Q:	What do I need to do now?
A:
We urge you to read this Proxy Statement carefully and in its entirety, including its appendices and the documents referred to and incorporated by reference in this Proxy Statement, as well as the related Schedule 13E-3, including the exhibits thereto, filed with the SEC, and to consider how the Merger affects you.

If you are a holder of record of Common Stock, you can ensure that your shares of Common Stock are voted at the Special Meeting by submitting your proxy via:
•	telephone, using the toll-free number listed on your proxy and voting instruction card;
•	the Internet, at the address provided on your proxy and voting instruction card; or
•	mail, by completing, signing, dating and mailing your proxy and voting instruction card and returning it in the pre-paid envelope provided.
If you hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by it regarding how to instruct it to vote your shares of Common Stock. Without those instructions to your broker, bank or other nominee, your shares of Common Stock will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal.
Q:	Should I send in my stock certificates or other evidence of ownership now?
A:
No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock for the per share Merger Consideration. If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares of Common Stock in exchange for the per share Merger Consideration. Do not send in your stock certificates now.

Q:	Can I revoke my proxy and voting instructions?
A:
Yes. You can revoke your proxy and voting instructions at any time before your proxy is voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company’s Secretary in writing at 96 Cummings Point Road, Stamford, Connecticut 06902, by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked, or by attending the Special Meeting via live webcast on the Internet and voting at the Special Meeting (but simply attending the Special Meeting will not cause your proxy to be revoked).

Please note that if you hold your shares of Common Stock in “street name” and you have instructed a broker, bank or other nominee to vote your shares of Common Stock, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.
Q:	What happens if I sell my shares of Common Stock before completion of the Merger?
A:
If you transfer your shares of Common Stock, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your shares of Common Stock through completion of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date on which the Merger will be consummated. So, if you transfer your shares of Common Stock after the Record Date but before the Special Meeting, you will have transferred your right to receive the Merger Consideration pursuant to the terms of the Merger Agreement, but retained the right to vote at the Special Meeting.
Q:	What is householding and how does it affect me?
A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the Special Meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of shares of Common Stock held through brokerage firms. If your family has multiple accounts holding shares of Common Stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this Proxy Statement. The broker will arrange for delivery of a separate copy of this Proxy Statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my other questions?
A:
If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares of Common Stock or need additional copies of this Proxy Statement or the enclosed proxy and voting instruction card, please contact Innisfree M&A Incorporated, which is acting as the proxy solicitation agent and information agent in connection with the Merger.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Shareholders may call toll free: (877) 687-1866
Brokers, banks and other nominees may call collect: (212) 750-5833
If your broker, bank or other nominee holds your shares of Common Stock, you can also call your broker, bank or other nominee for additional information.

SPECIAL FACTORS
Background of the Merger
The Board regularly evaluates strategies for improving its competitive position and enhancing stockholder value. As part of these evaluations, the Board has, from time to time, considered various strategic alternatives, such as joint ventures, collaborations, divestitures and business combinations, including a possible merger or sale of the Company.
During 2021, the Company entered into several agreements to sell a number of its subsidiaries. On April 14, 2021, the Company and its wholly-owned subsidiary, Independence Capital Corp. (“ICC”), entered into a stock purchase agreement (amended on July 29, 2021) with Reliance Standard Life Insurance Company to sell to Reliance Standard Life Insurance Company all of the issued and outstanding capital stock of Standard Security Life, an insurance company domiciled in the State of New York and a wholly-owned subsidiary of ICC, for an aggregate purchase price of $180 million in cash. The closing of this transaction was subject to customary conditions, including applicable regulatory approvals, one of which was the approval of the New York State Department of Financial Services.
On April 23, 2021, the Company received a non-binding proposal from a third party to acquire a controlling equity stake in the Company (at least 60% of the issued and outstanding shares of Common Stock) for a purchase price of $53.50 per share in cash (the “Third Party Non-Binding Proposal”). A short time thereafter, it became apparent that the third party offeror was interested primarily in acquiring the Company’s pet division and not the entire Company. In addition, Geneve was not interested in selling its controlling stake in the Company. Consequently, the Third Party Non-Binding Proposal was not pursued. Subsequently, the offeror that submitted the Third Party Non-Binding Proposal formed an affiliated entity, Independence Pet, to acquire the Company’s pet division, as described below.
On May 17, 2021, the Company and its subsidiaries entered into two separate stock purchase agreements to sell to a subsidiary of Independence Pet (i) a controlling interest in the Company’s pet division, which was then held by the Company through its 85% equity interest in PetPartners, Inc. (“PPI”), and (ii) all of the capital stock of Independence American Holdings Corp., which then owned all of the capital stock of Independence American Insurance Company, the Company’s primary specialty health and pet insurance underwriter. Each stock purchase agreement had customary closing conditions and separate closing dates. The consummation of the sale of Independence American Holdings Corp. was also subject to applicable regulatory approvals, including the approval of the Delaware Department of Insurance. In the aggregate, the consummation of both sale transactions would result in the Company (through its subsidiaries) receiving 70% of the consideration in cash (approximately $269 million) and 30% of the consideration in shares of capital stock of Independence Pet.
On June 30, 2021, the Company completed the sale of its 85% interest in PPI to Independence Pet and acquired 30% of the outstanding capital stock of Independence Pet. However, the cash proceeds from the sale of PPI were to be held in escrow until the closing of the sale of Independence American Holdings Corp., which occurred on December 20, 2021.
On July 14, 2021, the Company and ICC entered into a stock purchase agreement with Horace Mann Educators Corporation (“Horace Mann”), pursuant to which ICC agreed to sell all of the issued and outstanding capital stock of Madison National Life Insurance Company, Inc. (“Madison National Life”) to Horace Mann, for an aggregate purchase price of $172.5 million in cash. In addition, if Madison National Life reaches specified financial targets in 2023, the Company would receive an additional purchase price of up to $12.5 million. The sale of Madison National Life was subject to applicable regulatory approvals, including the approval of the Wisconsin Office of the Commissioner of Insurance. The parties contractually agreed that the closing of this transaction would occur no earlier than January 1, 2022. This transaction closed on January 3, 2022, effective as of January 1, 2022.
The completion of the sale transactions described above would result in the Company having significantly smaller business operations. Consequently, after the Company entered into the stock purchase agreement for the sale of Madison National Life, in late July 2021, Geneve began to consider internally, on a preliminary basis, whether the Company should continue as a publicly traded company (subject to the ongoing obligation to file periodic and other reports with the SEC under the Exchange Act) or whether it would be more efficient for the Company to become a privately-owned company.

In August 2021, Steven B. Lapin, Chairman, Chief Executive Officer and President of Geneve and Vice Chairman of the Board of Directors of the Company, had several telephone conversations with Roy T.K. Thung, Chairman of the Board and Chief Executive Officer of the Company and a director and executive officer of Geneve, to consider whether the Company should continue as a publicly traded company or whether it was preferable that the Company become privately-owned by Geneve and, assuming the latter was preferable, how a take-private transaction should be structured. While alternative transactions were considered (including an issuer tender offer, an acquisition by Geneve of the shares of Common Stock held by the minority stockholders, or an extraordinary dividend), these conversations focused solely on potential structures until a decision was made by Geneve on August 29, 2021 to propose a going private transaction to the Board, as described below.
On August 29, 2021, Steven B. Lapin wrote a letter on behalf of Geneve to the Board setting forth a non-binding proposal to acquire all of the shares of Common Stock not already owned by the Geneve Group at a price of $50.00 per share (the “Initial Proposal”). The letter stated that the consummation of the proposed transaction would be subject to closing the Company’s pending sales of Independence American Holdings Corp. (including its subsidiary Independence American Insurance Company) to Independence Pet and of Standard Security Life to Reliance Standard Life Insurance Company. The letter also informed the Board that Geneve was interested only in pursuing the proposed transaction and did not intend to sell its stake in the Company to any third party. The letter further stated that Geneve expected that the proposed transaction would be considered by a special committee of independent directors of the Company, who would retain independent legal and financial advisors to assist it in evaluating the Initial Proposal and would make a recommendation to the Board. The letter also stated that the proposed transaction would be conditioned on approval of the proposed transaction by stockholders holding at least a majority of all the issued and outstanding shares of Common Stock not held by the Geneve Group or beneficially owned by any affiliate of Geneve, and that Geneve would not be willing to move forward with the proposed transaction unless it was approved by the special committee (with the assistance of its independent legal and financial advisors) and majority of the outstanding shares of Common Stock other than shares of Common Stock held by the Geneve Group or beneficially owned by any affiliate of Geneve.
Later that day, the Board held a meeting to discuss the Initial Proposal with members of the Company’s senior management also in attendance. After discussion and deliberation, the Board resolved to establish a special committee (the “Special Committee”) of independent and disinterested directors, to be comprised of Allan C. Kirkman, John L. Lahey, Ronald I. Simon and James G. Tatum, to consider the Initial Proposal and any alternatives to the Initial Proposal. The Board further resolved to delegate to the Special Committee the power and authority, among other matters, to engage in discussions and/or negotiations relating to all terms and conditions of the potential transaction with Geneve, to select and retain, at the Company’s expense, such independent financial advisors, legal counsel and other advisors as it deemed appropriate, and to make any recommendations to the Board that the Special Committee deemed appropriate. The Board further resolved that it would not approve or recommend to the stockholders of the Company a transaction with Geneve or any alternative transactions without the prior favorable recommendation of the Special Committee.
On August 30, 2021, Geneve filed the letter setting forth the Initial Proposal with the SEC in an amendment to its Schedule 13D.
Also on August 30, 2021, the Special Committee held a meeting to discuss, among other matters, the process for selecting a financial advisor and legal counsel to advise the Special Committee. At this meeting, the Special Committee appointed Mr. Simon to act as chair of the Special Committee. Following the meeting, members of the Special Committee contacted six law firms for consideration as potential legal counsel to the Special Committee and five financial advisors it considered having the relevant experience to represent the Special Committee as financial advisor, and invited each to make a proposal to the Special Committee with respect to the potential representation, and also asked each to identify any potential sources of conflicts that may arise from any relationships between the financial advisor and the Company, Geneve or JAB Holdings B.V., the parent company of the Company’s joint venture partner in Independence Pet.
On September 2, 2021, the Special Committee met to discuss their review of the law firms. After discussion and deliberation, the Special Committee approved the selection of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) as legal counsel to the Special Committee. The Special Committee selected Paul Weiss after confirmation that Paul Weiss had no prior relationships with Geneve or the Company and based, in part, on its experience representing special committees in circumstances similar to that of the Special Committee. Shortly thereafter, the Special Committee provided to Paul Weiss an executed engagement letter formalizing Paul Weiss’s engagement as legal counsel to the Special Committee.
Also on September 2, 2021, the Board held a meeting with members of the Company’s senior management and representatives of Dentons US LLP, the Company’s legal counsel (“Dentons”), also in attendance. The representatives of Dentons reviewed with the Board various legal matters, including the fiduciary duties of directors in the context of a potential “going-private” transaction with a controlling stockholder.
On September 10, 2021, the Special Committee held a meeting with representatives of Paul Weiss in attendance. The representatives of Paul Weiss reviewed with the Special Committee various legal matters, including the fiduciary duties of directors in the context of a potential “going-private” transaction with a controlling stockholder and the Special Committee’s role, mandate and powers. The members of the Special Committee then discussed their review of the proposals that had been received from each of the potential financial advisors that had been contacted by the Special Committee and reviewed and discussed with the representatives of Paul Weiss the conflicts disclosures that had been received from each financial advisor. Following these discussions and based on Perella Weinberg’s qualifications, expertise and reputation and its knowledge of the Company’s business and affairs, the Special Committee determined it would seek to engage Perella Weinberg, subject to the negotiation of an acceptable engagement letter. At this meeting, the Special Committee also discussed any prior relationships between the members of the Special Committee and Geneve and its affiliates. Following the meeting and after consultation with representatives of Paul Weiss, the Special Committee determined that Messrs. Lahey and Tatum would be excused from further service on the Special Committee.
On September 12, 2021, the Special Committee, the Company and Perella Weinberg entered into a confidentiality agreement providing for the confidential treatment of information to be provided by the Company to Perella Weinberg for purposes of its financial analysis of the Company. Following the execution of this confidentiality agreement, representatives of Perella Weinberg requested certain materials from the Company and reviewed those materials as part of its financial analysis of the Company. On September 28, 2021, the Special Committee, the Company and Perella Weinberg entered into an engagement letter providing for the engagement of Perella Weinberg as financial advisor to the Special Committee. The terms of such engagement are described in more detail in the section entitled “Special Factors – Opinion of the Special Committee’s Financial Advisor.”
On September 20, 2021, representatives of Davies Ward Phillips & Vineberg LLP, counsel to Geneve (“Davies”), sent a draft of the Merger Agreement to representatives of Paul Weiss.
On September 22, 2021, the Special Committee held a meeting with representatives of Paul Weiss and Perella Weinberg in attendance. The Special Committee discussed with the representatives of Perella Weinberg their approach to the valuation of the Company, among other matters.
On September 23, 2021, after discussion between representatives of Davies and Paul Weiss, the Special Committee and Geneve agreed to adhere to certain information sharing protocols to maintain the separateness of Geneve and the Company in connection with the proposed transaction, including that Teresa A. Herbert, President of the Company, and the Company’s management would provide material non-public information concerning the Company’s business to Geneve as part of the transaction process only at the direction of the Special Committee and subject to an acceptable non-disclosure agreement. On September 27, 2021, Davies sent a draft non-disclosure agreement to Paul Weiss. Following negotiations between the parties, the Company and Geneve executed the non-disclosure agreement on September 28, 2021.
On October 5, 2021, the Special Committee held a meeting with representatives of Paul Weiss and Perella Weinberg in attendance. The representatives of Perella Weinberg provided an overview of the information they had received from the Company and gave the Special Committee an update on the progress of their valuation analysis, noting that additional information was needed from the Company to form a preliminary view on value.
On October 21, 2021, the Special Committee held a meeting with representatives of Paul Weiss and Perella Weinberg in attendance. The representatives of Perella Weinberg provided their preliminary views on the value of the Company, and the representatives of Paul Weiss discussed certain issues raised by the draft Merger Agreement that had been provided by Davies. At this meeting, the Special Committee discussed the Initial Proposal and related value, process and timing considerations. It was noted that, because of Geneve’s controlling position in the Company and its stated unwillingness to sell its shares of Common Stock to any third party, as well as the composition and outlook of the remaining businesses following the completion of the proposed transaction, it would be highly unlikely that any third parties would have interest in a potential acquisition of the Company. Following further discussion, the Special Committee instructed the representatives of Perella Weinberg to inform Geneve that the Special Committee was not willing to recommend that the Company proceed with a transaction at a price of $50.00 per share and that the Special Committee’s view was that the value of the Company was closer to $60.00 per share, and to invite Geneve to submit a revised proposal should it wish to proceed with a transaction. The following day, representatives of Perella Weinberg communicated this message to representatives of Geneve.
On October 25, 2021, representatives of Paul Weiss called representatives of Davies to discuss the draft Merger Agreement. The representatives of Paul Weiss informed the representatives of Davies that the Special Committee requested that members of the Geneve Group enter into a support agreement, concurrently with the execution of the Merger Agreement, committing to vote its shares of Common Stock in support of the Merger and also, in the event that the Merger Agreement was terminated by the Company in order to enter into an alternative acquisition agreement providing for a superior proposal, in favor of such superior proposal. The representatives of Davies informed the representatives of Paul Weiss that, while Geneve would be willing to commit to vote its shares of Common Stock in favor of the Merger, it would not be willing to commit to supporting an alternative transaction with a third party. The representatives of Paul Weiss also informed the representatives of Davies that the Special Committee was not willing to agree to Geneve’s proposal that the Company would be required to reimburse Geneve’s transaction expenses if the Merger Agreement were terminated under certain circumstances.
Between October 28, 2021 and November 1, 2021, representatives of Perella Weinberg and representatives of Geneve had several conversations regarding the Special Committee’s view of the value of the Company. On October 29, 2021, the Special Committee met, along with representatives of Paul Weiss and Perella Weinberg, to discuss the progress of these conversations. On November 1, 2021, representatives of Geneve informed representatives of Perella Weinberg that Geneve was willing to increase its proposed price to $56.00 per share. Later that day, the Special Committee met, along with representatives of Paul Weiss and Perella Weinberg, to discuss Geneve’s revised proposal. Following discussion, the Special Committee instructed the representatives of Perella Weinberg to inform Geneve that the Special Committee would be willing to pursue a transaction with Geneve at a price of $57.00 per share.
In the evening of November 1, 2021, representatives of Perella Weinberg called representatives of Geneve to convey the Special Committee’s message. Following discussion, the representatives of Geneve agreed to increase Geneve’s proposed offer to $57.00 per share. Later that evening, representatives of Paul Weiss sent a revised draft of the Merger Agreement and a draft form of Support Agreement to representatives of Davies. Also on November 1, 2021, representatives of Paul Weiss sent the revised draft of the Merger Agreement to representatives of Dentons with a request that Dentons review the draft Merger Agreement with the Company’s management and also begin preparation of disclosure schedules. The representatives of Dentons shared the draft as requested and discussed the draft with the Company’s management and internal counsel.
On November 5, 2021, representatives of Davies delivered revised drafts of the Merger Agreement and form of Support Agreement to representatives of Paul Weiss, and, over the next several days, the representatives of Davies and Paul Weiss negotiated the terms of the agreements and Dentons prepared disclosure schedules with input from the Company’s management and internal counsel.
In the afternoon on November 9, 2021, the Special Committee met, along with representatives of Paul Weiss and Perella Weinberg. Mr. Lahey was also present at this meeting as an observer, and played no role in the discussions or deliberations of the Special Committee. At this meeting, the representatives of Paul Weiss reviewed the fiduciary duties of the directors and provided a summary of the terms of the Merger Agreement and Support Agreements. Representatives of Perella Weinberg reviewed Perella Weinberg’s financial analysis and rendered its oral opinion, subsequently confirmed in writing, that based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Perella Weinberg as set forth in its written opinion, as of November 9, 2021, the Merger Consideration to be received by the holders of the Common Stock (other than Geneve and its affiliates) in the Merger pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such holders. Following discussion, the Special Committee unanimously (1) determined that the terms of the Merger Agreement are fair to and in the best interests of the Company and the holders of the Common Stock (other than the shares of Common Stock held by the Geneve Group), (2) recommended to the Board that the Board adopt resolutions approving and declaring advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and (3) recommended to the Board that the Board recommend that the holders of capital stock of the Company entitled to vote, vote for the adoption of the Merger Agreement.
Shortly following the meeting of the Special Committee, the Board met, along with representatives of Dentons, Paul Weiss and Perella Weinberg. The Special Committee delivered its recommendation to the Board. Following discussion, based on the unanimous recommendation of the Special Committee, the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board), among other things (1) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the holders of the Common Stock (other than the shares of Common Stock held by the Geneve Group), (2) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and (3) recommended that the holders of capital stock of the Company entitled to vote, vote for the adoption of the Merger Agreement.
Shortly following the meeting of the Board, the Merger Agreement and the Support Agreements were executed and delivered by the relevant parties and immediately thereafter the Company issued a press release announcing the Merger Agreement and the transactions contemplated by the Merger Agreement. For additional information regarding the final terms of the Merger Agreement, see the section entitled “The Merger Agreement” beginning on page 64 and the copy of the Merger Agreement attached as Appendix A to this Proxy Statement. For additional information regarding the final terms of the Support Agreements, see the section entitled “Special Factors – Support Agreements” beginning on page 48 and the copy of the form of the Support Agreements attached as Appendix D to this Proxy Statement.
On December 17, 2021, the Delaware Department of Insurance approved the sale of Independence American Holdings Corp. (including its subsidiary Independence American Insurance Company) to Iguana Acquisition LLC, an affiliate of Independence Pet. The Company completed the sale on December 20, 2021 and received 70% of the consideration in cash, or $196.7 million (inclusive of adjustments for estimated excess statutory capital and surplus), and 30% of the consideration in shares of capital stock of Independence Pet valued at approximately $84.3 million. In addition, the cash proceeds from the sale of PPI that were held in escrow until the closing of the sale of Independence American Holdings Corp. were released to the Company.
On December 8, 2021, the Wisconsin Office of the Commissioner of Insurance approved the sale of Madison National Life to Horace Mann. The Company completed the sale of Madison National Life on January 3, 2022 (effective January 1, 2022). The Company received $171.5 million in cash, which is the purchase price of $172.5 million less adjustment for targeted statutory capital and surplus at the closing date. In addition, ICC may receive up to an additional $12.5 million if Madison National Life reaches specified financial targets in 2023.
On January 3, 2022 (effective as of January 1, 2022), the Company completed its sale of Standard Security Life to Reliance Standard Life Insurance Company. Prior to closing, Standard Security Life received approval for and paid a dividend to ICC in an amount equal to $35 million. At closing, ICC received $196.7 million, which is the $180 million purchase price plus the excess of the aggregate statutory capital and surplus of Standard Security Life as of the closing date over $57 million.
Purpose and Reasons of the Company for the Merger; Recommendation of the Board and the Special Committee; Fairness of the Merger
As described in the section entitled “Background of the Merger,” the Board duly established the Special Committee and delegated to it the power and authority, among other things, to (1) consider whether or not it is in the best interests of the Company and the holders of the Common Stock (other than the Geneve Group) to engage in discussions and/or negotiations relating to a potential transaction with Geneve, (2) engage in such discussions and/or negotiations relating to all terms and conditions of a potential transaction with Geneve (financial or otherwise), (3) consider and review potential alternatives to a transaction with Geneve, (4) respond to any communications, inquiries or proposals regarding a potential transaction with Geneve, (5) consult with and/or advise management of the Company in connection with discussions and/or negotiations concerning potential terms and conditions of a potential transaction with Geneve, (6) interview, select and retain, at the Company’s expense, such financial advisors, legal counsel and other advisors as the Special Committee deems appropriate, including an investment bank to deliver a fairness opinion, if requested by the Special Committee, in connection with a potential transaction with Geneve, (7) establish the terms of engagement of each such advisor and (8) make any recommendations to the Board concerning a potential transaction with Geneve that the Special Committee deems appropriate. The Board further resolved that it would not approve or recommend to the stockholders of the Company a transaction with Geneve or any alternative transactions without the prior favorable recommendation of the Special Committee.
The Special Committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the Merger Agreement and the transactions contemplated thereby, including the Merger, and after careful consideration, at a meeting of the Special Committee held on November 9, 2021, the Special Committee, among other things, unanimously adopted resolutions:
•
determining that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the holders of the Common Stock (other than shares of the Common Stock held by the Geneve Group);

•	recommending to the Board that the Board adopt resolutions approving and declaring advisable the Merger Agreement and the transactions contemplated by the Merger Agreement; and
•	recommending to the Board that the Board recommend to the holders of the Common Stock entitled to vote, that they vote for the adoption of the Merger Agreement.
On November 9, 2021, after careful consideration, based in part on the unanimous recommendation of the Special Committee, the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board), adopted resolutions:
•
determining that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the holders of the Common Stock (other than shares of the Common Stock held by the Geneve Group);

•	approving and declaring advisable the Merger Agreement and the transactions contemplated by the Merger Agreement;
•	directing that the Merger Agreement be submitted to the holders of the Common Stock for its adoption at a special meeting established for such purpose; and
•	recommending that the holders of the Common Stock entitled to vote, vote for the adoption of the Merger Agreement.
Accordingly, the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) recommends that you vote “FOR” the Merger Proposal to adopt the Merger Agreement at the Special Meeting.
In considering the recommendations of the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) with respect to the Merger Proposal, you should be aware that executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Special Committee, consisting entirely of independent directors, and the Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement and in making its decision to recommend that the Board approve and declare advisable the Merger Agreement and the transactions contemplated by the Merger Agreement. For more information about these interests, refer to the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 41. The Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) believe that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interest of the Company and the holders of the Common Stock (other than shares of the Common Stock held by the Geneve Group).
The Special Committee engaged its own independent legal and financial advisors and received advice throughout the negotiations from such advisors. Since the members of the Special Committee are disinterested with respect to the transactions contemplated by the Merger Agreement, independent of, and not affiliated with, the Geneve Group or any affiliate of Geneve, the Special Committee believed that it could effectively represent the interests of the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve) in negotiating the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making its decision to recommend that the Board approve and declare advisable the Merger Agreement and the transactions contemplated by the Merger Agreement.
In evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, and making the decisions, determinations and recommendations described above, the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) considered, among other things, the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
•
the current and historical market prices of the Common Stock, including as set forth in the table under “Important Information Regarding Independence Holding Company — Market Price of the Common Stock,” taking into account the market performance of the Common Stock relative to the common stock of other participants in the industry in which the Company operates and general market indices;

•	certain factors related to the Company’s business, financial condition and results of operations, and the Company’s prospects and plans, including:
○
the reviews undertaken by, and understandings of, the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) with respect to the Company’s business, operations, assets, financial condition, earnings, ownership structure, management, strategy, competitive position, current, historical and projected financial performance, prospects and plans, as well as the associated risks involved achieving such forecasts, prospects and plans;

○
the reviews undertaken by, and understandings of, the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) with respect to economic and market conditions and trends, as well as the challenges and uncertainty surrounding such conditions and trends, both on a historical and prospective basis, in the near term and the long term, such as:

•	the nature of the industry in which the Company operates, including anticipated industry trends and changing competitive dynamics; and
•	the risks and uncertainties relating to anticipated structural changes in the Company’s industry due to regulatory changes;
○	the potential risks to the Company of continuing to have publicly traded common stock, including the risks of market volatility;
○	certain compliance costs and obligations imposed on the Company as a result of having publicly traded common stock;
○	the risks and uncertainties relating to the Company’s concentrated stock ownership;
○	the management forecasts prepared by the Company’s management for, or otherwise made available to, the Special Committee and the Board; and
○
certain challenges and limitations on the Company of continuing as a stand-alone public company which (following the completion of the sales of its insurance companies, Standard Security Life, and Madison National Life and of Independence American Holdings Corp. (including its subsidiary carrier Independence American Insurance Company) will comprise solely of the Company’s insurance agency business, comprised of traditional distribution through independent agents and national accounts and tech-enabled distribution through call centers, career advisors and lead generation domains (the “Agency Business”) and a minority equity interest in Independence Pet;

•
the fact that the Merger Consideration consists solely of cash, providing the Company’s stockholders with certainty of value and immediate liquidity at an attractive per share equity value without the market or execution risks associated with continued independence;

•
the beliefs of the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) that the Merger represents the best transaction reasonably available for the Company’s stockholders (other than the Geneve Group) in light of the foregoing factors as well as, among other things:

○
the views of the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) that the Merger Consideration to be paid to the holders of the Common Stock in accordance with the Merger Agreement represented the highest per share consideration that could reasonably be obtained;

○
the beliefs of the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) that the per share Merger Consideration to be paid to the holders of the Common Stock was more favorable to such holders than the potential value that might result from other alternatives reasonably available to the Company, including the alternative of remaining an independent public company and pursuing the Company’s current strategic plan, and other strategic or financial alternatives that might be undertaken as an independent public company, in light of a number of factors, including the risks and uncertainties associated with those alternatives, and the administrative and compliance costs associated with operating the Company as a publicly traded company;

○
that the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board), with the assistance of their respective independent legal and other advisors, had considered alternatives, including continuing to operate the Company on a standalone basis, other potential value creating options or a sale to an alternative buyer, and considered the risks and uncertainties associated with such alternatives, and each respectively formed the view that no other alternatives were reasonably likely to create greater value for the Company’s stockholders than the Merger, taking into account the alternatives reasonably available to the Company and the risk of execution, as well as business, competitive, industry and market risks; and

○
the beliefs of the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) that, after the extensive negotiations conducted by the Special Committee, with the assistance of experienced independent legal and financial advisors, the Company obtained the best terms and highest price that Geneve is willing to pay for the Company, pursuant to a thorough process and that further negotiations would have created a risk of causing Geneve to abandon the Merger altogether or materially delay the entry into definitive transaction agreements with respect to the Merger;

•
the fact that since the public announcement of the Merger Agreement, none of the Company, Geneve, the Special Committee, the Board, nor any of their respective independent legal and financial advisors, as applicable, have received any inbound inquiries from third parties related to potential alternative acquisition proposals;

•
the reviews undertaken by the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) of the Merger Agreement and the structure of the transactions contemplated thereby, including, among others, the specific financial and other terms and conditions set out below;

•
the terms of the Merger Agreement permitting the Company to receive Acquisition Proposals that do not result from a breach in any material respect of the Company’s non-solicitation obligations in the Merger Agreement, and the other terms and conditions of the Merger Agreement, including:

○
that the Company may, in certain circumstances, (1) furnish any information or access thereto in response to a request from a person making such Acquisition Proposal and (2) participate or engage in negotiations or discussions with any such person regarding such Acquisition Proposal, provided, in each case, that (a) the Acquisition Proposal is received prior to obtaining the requisite Company stockholder approval and majority of the minority stockholder approval with respect to the Merger Proposal and (b) the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its legal and financial advisors) that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to, or result in a Superior Proposal and failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable law;
○
that the Merger Agreement may be terminated, in certain circumstances, including, among others, by the Board (acting on the recommendation of the Special Committee) or the Special Committee to enter into an Alternative Acquisition Agreement (which has been authorized and approved by the Board) with respect to a bona fide written Acquisition Proposal that did not result from a breach in any material respect of the non-solicitation obligations in the Merger Agreement and that the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its legal and financial advisors, constitutes a Superior Proposal; and

○
that the Board, acting on the recommendation of the Special Committee, or the Special Committee may, in certain circumstances, make a Change of Recommendation, including in response to (1) an Intervening Event (as defined in the Merger Agreement), or (2) a bona fide written Acquisition Proposal that did not result from a breach in any material respect of the non-solicitation obligations in the Merger Agreement that is received by the Company after the date of the Merger Agreement and is not withdrawn prior to the Change of Recommendation, and that the Board, acting on the recommendation of the Special Committee, or the Special Committee determines in good faith, after consultation with its legal and financial advisors, constitutes a Superior Proposal, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement;
•	the likelihood of the Merger being completed, based on, among other matters:
○	the Company’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of Geneve’s obligation to cause the Merger to occur; and
○	the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to completion;
•	other terms and conditions of the Merger Agreement, including:
○
the terms of the Merger Agreement providing the Company sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement;

○	the Company’s ability, under circumstances specified in the Merger Agreement, to seek specific performance to prevent certain breaches of the Merger Agreement by Geneve and Merger Sub; and
○	the scope of the representations, warranties and covenants being made by the Company, Geneve and Merger Sub;
•
the fact that Perella Weinberg rendered to the Special Committee its oral opinion, subsequently confirmed in writing, that as of November 9, 2021, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Perella Weinberg as set forth in the written opinion, the Merger Consideration to be received by holders of the Common Stock (other than Geneve and its affiliates) pursuant to the terms of the Merger Agreement was fair from a financial point of view to such Company stockholders (as more fully described under “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 28);

•
the beliefs of the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) that they were fully informed about the extent to which the interests of the Geneve Group in the Merger differ from those of the Company’s other stockholders;

•
the fact that the Geneve Group members, who collectively held approximately 62.3% of the voting power of the Company’s outstanding capital stock as of November 19, 2021, have duly executed and entered into Support Agreements, pursuant to which they have agreed to vote their shares of Common Stock in favor of the adoption of the Merger Agreement, subject to and in accordance with the terms and conditions of the Support Agreements;

•
the fact that the Support Agreements terminate in the event that the Merger Agreement is validly terminated in accordance with its terms, as more fully described in the section titled “Special Factors – Support Agreements” beginning on page 48;

•
the fact that the Merger Agreement is subject to adoption by the affirmative vote of holders of (1) a majority of the issued and outstanding shares of Common Stock at the close of business on the Record Date and entitled to vote on the matter and (2) a majority of the issued and outstanding shares of Common Stock at the close of business on the Record Date other than shares of Common Stock held by the Geneve Group or beneficially owned by any affiliate of Geneve; and

•
the right of Company stockholders to exercise their statutory appraisal rights under Section 262 of the DGCL and receive payment of the fair value of their shares of Common Stock in lieu of the Merger Consideration to be paid per share of Common Stock, subject to and in accordance with the terms and conditions of the Merger Agreement and the DGCL, unless and until any such Company stockholder fails to perfect or effectively withdraws or loses his, her, its or their rights to appraisal and payment under the DGCL.

In evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, and making the decisions, determinations and recommendations described above, the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) considered, among other things, a number of procedural safeguards that they believed were and are present to ensure the fairness of the Merger Agreement and the transactions contemplated by the Merger Agreement, and to permit the Special Committee to represent effectively the interests of the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve). These procedural safeguards include, among other things, the following, which are not intended to be exhaustive and are not presented in any relative order of importance:
•
that the Special Committee was formed immediately upon the Company’s receipt of an acquisition proposal from Geneve and prior to any consideration of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•
that the Special Committee consists entirely of directors who are independent of, and not affiliated with, the Geneve Group members or any of their respective affiliates, and who are not members of the Company’s management;

•
that the members of the Special Committee are disinterested with respect to the transactions contemplated by the Merger Agreement and had no financial interest in the Merger different from, or in addition to, the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve) generally (other than as described in “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 41);

•
that the members of the Special Committee were adequately compensated for their services and that their compensation was in no way contingent on their approving the Merger Agreement and taking the other actions described in this Proxy Statement;

•	that the Special Committee had exclusive authority to decide whether or not to proceed with a transaction with Geneve or any alternative thereto, subject to the Board’s approval of the transactions;
•	that the Special Committee retained and was advised by its own experienced and independent legal and financial advisors;
•
that the Special Committee had the power and authority, among other things, to (1) consider whether or not it was in the best interests of the Company and the holders of the Common Stock (other than the Geneve Group or any affiliate of Geneve) to engage in discussions and/or negotiations relating to a potential transaction with Geneve, (2) engage in such discussions and/or negotiations relating to all terms and conditions of a potential transaction with Geneve (financial or otherwise), (3) consider and review potential alternatives to a transaction with Geneve, (4) respond to any communications, inquiries or proposals regarding a potential transaction with Geneve, (5) consult with and/or advise management in connection with discussions and/or negotiations concerning potential terms and conditions of a potential transaction with Geneve, (6) interview, select and retain, at the Company’s expense, such financial advisors, legal counsel and other advisors as the Special Committee deems appropriate, including an investment bank to deliver a fairness opinion, if requested by the Special Committee, in connection with a potential transaction with Geneve, (7) establish the terms of engagement of each such advisor and (8) make any recommendations to the Board concerning a potential transaction with Geneve that the Special Committee deemed appropriate;
•
that the Board was not permitted to approve or recommend to the Company’s stockholders a transaction with Geneve or any alternative transactions without the prior favorable recommendation of the Special Committee;

•
that the Special Committee had no obligation to recommend any transaction, including a transaction with Geneve, and that the Special Committee had the authority to reject any proposals made by Geneve or any other person;

•	that the Special Committee, together with its independent financial and legal advisors, conducted a process involving deliberations over a period of time, to consider:
○	potential alternatives to the proposed transaction with respect to the Company; and
○	the Merger Agreement and the transactions contemplated by the Merger Agreement, and, in each case, each member of the Special Committee was actively engaged in that process on a regular basis and was provided with full access to the Company’s management and its advisors in connection with the evaluation process (as more fully described under “Special Factors — Background of the Merger” beginning on page 13);
•
the consummation of the transactions contemplated by the Merger Agreement is subject to the Company stockholder approval, which requires the affirmative vote of the majority of the shares of Common Stock outstanding at the close of business on the Record Date and to the majority of the minority stockholder approval, which requires the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock at the close of business on the Record Date other than any shares of Common Stock held by the Geneve Group or beneficially owned by any affiliate of Geneve;

•
that the terms of the Merger Agreement, including the Merger Consideration, were the product of extensive negotiations between the Special Committee and its legal and financial advisors, on the one hand, and Geneve, Merger Sub and their affiliates and legal advisors, on the other hand, that resulted, among other things, in an increase in the Merger Consideration during the course of negotiations as compared to the Initial Proposal, and the improvement, from the perspective of the Company, of other terms of the Merger and the Merger Agreement;

•	the various terms of the Merger Agreement that are intended to help ensure that the Company’s stockholders receive the highest price per share reasonably available, including:
○
that the Merger Agreement may be terminated, in certain circumstances, including, among others, by the Board (acting on the recommendation of the Special Committee) or the Special Committee to enter into an Alternative Acquisition Agreement (which has been authorized and approved by the Board) with respect to a bona fide written Acquisition Proposal that did not result from a breach in any material respect of the non-solicitation obligations in the Merger Agreement and that the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its legal and financial advisors, constitutes a Superior Proposal (as more fully described under “The Merger Agreement” beginning on page 64); and

○
that the Board, acting on the recommendation of the Special Committee, or the Special Committee may, in certain circumstances, make a Change of Recommendation, including in response to (1) an Intervening Event, or (2) a bona fide written Acquisition Proposal that did not result from a breach in any material respect of the non-solicitation obligations in the Merger Agreement received by the

Company after the date of the Merger Agreement and is not withdrawn prior to the Change of Recommendation, and that the Board, acting on the recommendation of the Special Committee, or the Special Committee determines in good faith, after consultation with its legal and financial advisors, constitutes a Superior Proposal;
in each case, subject to and in accordance with the terms and conditions of the Merger Agreement; and
•
that the Special Committee made its evaluation of the Merger Agreement and the transactions contemplated thereby, including the Merger, based upon the factors discussed in this Proxy Statement and with the full knowledge of the interests of the Geneve Group in the Merger.

In evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, and making the decisions, determinations and recommendations described above, the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) also considered, among other things, certain countervailing factors, including the following uncertainties, risks and other potentially negative factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
•
that, following the completion of the Merger, the Company will no longer exist as an independent public company and that the consummation of the Merger and receipt of the Merger Consideration, while providing relative certainty of value, will not allow the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve) to participate in potential further growth in the Company’s assets, future earnings growth, future appreciation in value of the Common Stock or any future dividends after the Merger;

•
the risk that the transactions contemplated by the Merger Agreement, including the Merger, may not be consummated in a timely manner or at all, for a variety of reasons, and the consequences thereof, including (1) the potential loss of value to the Company’s stockholders, including the reduction of the trading price of the shares of Common Stock, (2) the potential negative impact on the operations and prospects of the Company, including the risk of loss of key personnel and certain key members of senior management, and (3) the market’s perception of the Company’s prospects could be adversely affected if such transactions were delayed or were not consummated;

•
the possible effects of the pendency or consummation of the transactions contemplated by the Merger Agreement, including the potential for suits, actions or proceedings in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement, the risk of any loss or change in the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships, and any possible effect on the Company’s ability to attract and retain key employees, including that certain key members of senior management might choose not to remain employed with the Company prior to the completion of the Merger;

•	the risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may arise in the future;
•
the risks and potentially negative factors described in “Special Factors — Certain Effects of the Merger” beginning on page 39 and “Special Factors — Effects on the Company if the Merger is not Completed” beginning on page 41, respectively;

•
that the Company’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the Merger Agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions and that the Company has incurred and will incur substantial costs in connection with such transactions, even if such transactions are not consummated;

•	that the receipt of the Merger Consideration in exchange for shares of Common Stock pursuant to the terms of the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes;

•
the restrictions imposed by the Merger Agreement on the Company’s solicitation of Acquisition Proposals from third parties, and that prospective bidders may perceive Geneve’s right under the Merger Agreement to negotiate with the Company to match the terms of any Superior Proposal prior to the Company being able to terminate the Merger Agreement and accept a Superior Proposal to be a deterrent to making alternative proposals;

•
that the Geneve Group’s existing ownership interest in the Company and obligations under the Support Agreements would likely be taken into account by third parties considering whether to make alternative proposals;

•
that, if the Merger Agreement is terminated in connection with the Company’s entry into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Geneve Group members have not agreed to vote their shares of Common Stock in favor of such Superior Proposal;

•
the understanding that the Geneve Group members, their affiliates and various executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally (as discussed under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 41); and

•
the restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger.

The Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) concluded that, overall, the potentially positive factors outweighed the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of the Common Stock (other than shares of Common Stock held by the Geneve Group).
Accordingly, the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) recommends that you vote “FOR” the Merger Proposal to adopt the Merger Agreement at the Special Meeting.
In the course of evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, and making the decisions, determinations and recommendations described above, the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) did not consider the liquidation value of the Company because (1) they considered the Company to be a viable, going concern, (2) they believed that liquidation sales generally result in proceeds substantially less than sales of going concerns, (3) they considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of the Company and (4) the Company will continue to operate its business following the Merger. For the foregoing reasons, the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) did not consider liquidation value to be a relevant methodology. Further, the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) did not consider net book value, which is an accounting concept, as a factor because they believe that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and because net book value does not take into account the prospects of the Company, market conditions, trends in the industry in which the Company operates or the business risks inherent in that industry. The Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) did not seek to determine a pre-Merger going concern value for the shares of Common Stock to determine the fairness of the Merger Consideration to the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve). The Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) believed that the trading price of the shares of Common Stock at any given time represents the best available indicator of the Company’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. The Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) carefully considered the advice and opinion of Perella Weinberg. Although the reference to the Company’s stockholders in the opinion of Perella Weinberg did not exclude the Company’s directors and officers (other than those affiliated with the Geneve Group) notwithstanding that such persons are deemed affiliates of the Company, such reference did not affect the determination of the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) in respect of the Merger Agreement and the transactions contemplated thereby, including the Merger, because such directors and officers will receive the same Merger Consideration as the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve) generally.
Other than the Third Party Non-Binding Proposal, the Special Committee and the Board are not aware of any firm offer for a merger, sale of all or a substantial part of the Company’s assets, or a purchase of a controlling amount of the Company securities having been received by the Company from anyone other than a filing person in the two years preceding the signing of the Merger Agreement.
The foregoing discussion is not exhaustive, but is intended to summarize the material information and factors considered by the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) in their consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) reached the decision to approve the entry into the Merger Agreement and recommend its adoption by the Company’s stockholders in light of the factors described above and other factors that the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations. In addition, each of the members of the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) may have given different weight to different factors. The Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) conducted an overall review of the factors described above, including through discussions with the Company’s management and their respective legal and financial advisors, and considered the factors overall to be favorable to, and to support, their decisions, determinations and recommendations. It should be noted that this explanation of the reasoning of the Special Committee and the Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board) and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 54.
Certain Unaudited Prospective Financial Information
The Company does not, as a matter of course, publicly disclose forecasts as to future performance, earnings or other results due to the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions, estimates and forecasts. In connection with its consideration of the Company’s stand-alone prospects and the potential strategic transactions available to the Company, management of the Company prepared and provided to the Special Committee and Perella Weinberg financial forecasts (the “forecasts”). The Special Committee subsequently directed Perella Weinberg to use the forecasts in connection with rendering its fairness opinion to the Special Committee and performing its related financial analysis, as described below under the heading “Special Factors—Opinion of the Special Committee’s Financial Advisor.” The summary of the forecasts is included in this Proxy Statement solely to give the Company’s stockholders access to certain financial forecasts that were made available to the Special Committee and Perella Weinberg. The summary of the forecasts may not be appropriate for other purposes and is not being included in this Proxy Statement to influence a Company stockholder’s decision whether to vote to adopt the Merger Agreement.
The forecasts were prepared by the Company’s management for internal use. The forecasts were not prepared with a view towards public disclosure or with a view towards complying with GAAP (as detailed below), the published guidelines of the SEC regarding forecasts, the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, were prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation and presented as of the time of preparation, to the best of the Company’s management’s knowledge and belief, the reasonable forecasts of the future financial performance of the Company.
Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The forecasts, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s management. Because the forecasts cover multiple years, by their nature, they also become subject to greater uncertainty with each successive year. A number of important factors with respect to the Company’s business and the industry in which it participates may affect actual results and result in the forecasts not being achieved. For a description of some of these factors, the Company’s stockholders are urged to review the Company’s most recent SEC filings as well as the discussion entitled “Forward-Looking Statements” and other risk factors described in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the forecasts may be affected by the Company’s inability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information.
The inclusion of the forecasts in this Proxy Statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or considers the forecasts to be necessarily predictive of actual future events, and the forecasts should not be relied upon as such. Neither the Company nor any of its respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any of the Company’s stockholders or any other person regarding the ultimate performance of the Company compared to the information contained in the forecasts or can give any assurance that actual results will not differ materially from the forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile the forecasts to reflect circumstances existing after the date the forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the forecasts are shown to be in error. The Company does not intend to make publicly available any update or other revision to the forecasts, except as otherwise required by law.
The forecasts include non-GAAP financial measures, and they were presented because management believed they could be useful indicators of the Company’s projected future operating performance. The Company prepared the forecasts on a non-GAAP basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. As used herein, “GAAP” means generally accepted accounting principles.
All financial forecasts are forward looking statements. These and other forward looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2020, and subsequent quarterly and current reports on Form 10-Q and 8-K. Please consider carefully the discussion entitled “Cautionary Statement Concerning Forward Looking Information” elsewhere in the proxy statement.

In light of the foregoing factors and the uncertainties inherent in the forecasts, the Company’s stockholders are cautioned not to place undue, if any, reliance on the forecasts.
Management of the Company prepared prospective financial information for (1) Independence Pet, an entity in which the Company holds a minority equity interest, and (2) the Agency Business. Management of the Company provided the initial Independence Pet forecasts and the Agency Business forecasts (collectively, the “initial forecasts”) to the Special Committee and Perella Weinberg on October 15, 2021 and October 19, 2021, respectively. The Company’s initial forecasts are summarized below.
Independence Pet	Fiscal Year Ending December 31,
($ millions)	2021E	2022E	2023E
Total Revenue	$130	$153	$233
EBITDA(1)	$(0.5)	$(6.4)	$6.5
Agency Business	Fiscal Year Ending December 31,
($ millions)	2021E	2022E	2023E	2024E	2025E
Total Revenue	$25	$46	$51	$55	$60
EBITDA(1)	$(26.3)	$(6.5)	$(2.0)	$(0.1)	$1.9
Subsequently, the Company’s management updated the prospective financial information for Independence Pet to take into account Independence Pet’s pending acquisition of an undisclosed target which services pet retailers, and provided such updated prospective financial information (the “updated forecasts”) to the Special Committee and Perella Weinberg on October 22, 2021. No update was made to the forecasts for the Agency Business. The updated forecasts are summarized below.
Independence Pet	Fiscal Year Ending December 31,
($ millions)	2021E	2022E	2023E
Total Revenue	$130	$155	$243
EBITDA(1)	$(0.5)	$(6.4)	$6.5
(1)	EBITDA is earnings before interest expense, income taxes, depreciation and amortization and is a non-GAAP financial measure.
Opinion of the Special Committee’s Financial Advisor
The Special Committee retained Perella Weinberg to act as its financial advisor in connection with the proposed Merger. The Special Committee selected Perella Weinberg based on Perella Weinberg’s qualifications, expertise and reputation and its knowledge of the industries in which the Company conducts its business. Perella Weinberg, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions.
On November 9, 2021, Perella Weinberg rendered its oral opinion, subsequently confirmed in writing, to the Special Committee that, based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, as of such date, the Merger Consideration to be received by the holders of the Common Stock (other than Geneve or its affiliates) in the Merger was fair, from a financial point of view, to such holders.
The full text of Perella Weinberg’s written opinion, dated November 9, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg, is attached as Appendix B and is incorporated by reference herein. Holders of shares of Common Stock are urged to read the opinion carefully and in its entirety. The opinion does not address the Company’s underlying business decision to enter into the Merger or the relative merits of the Merger as compared with any alternative transactions or business strategies. The opinion does not constitute a recommendation to any holder of shares of Common Stock as to how such holder should vote or otherwise act with respect to the Merger Proposal or any other matter, and Perella Weinberg expressed no opinion as to the prices at which shares of Common Stock will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the Merger to, or any consideration in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of the Company. Perella Weinberg provided its opinion for the information and assistance of the Special Committee in connection with, and for the purpose of its evaluation of, the Merger. This summary is qualified in its entirety by reference to the full text of the opinion.
In arriving at its opinion, Perella Weinberg, among other things:
•	reviewed certain publicly available financial statements and other publicly available business and financial information with respect to the Company;
•
reviewed certain internal financial statements, analyses and forecasts (the “Company Forecasts”) and other internal financial information and operating data relating to (1) the Agency Business, (2) Independence Pet, in which the Company owns a minority interest, and (3) the Company’s cash balance, in each case, prepared by management of the Company and approved for Perella Weinberg’s use by management of the Company;

•
discussed with senior management of the Company the past and current business, operations, financial condition and prospects of the Agency Business, the Company’s ownership stake in Independence Pet and the Company’s cash balance;

•
compared the financial performance of each of the Agency Business and Independence Pet with that of certain publicly traded companies which Perella Weinberg believes to be generally relevant, respectively;

•
compared the financial performance of each of the Agency Business and Independence Pet with that of certain precedent transactions which Perella Weinberg believes to be generally relevant, respectively;

•	reviewed the financial terms of certain transactions that Independence Pet has entered into since its inception;
•
reviewed the historical trading prices for the Common Stock and compared such prices with that of securities of certain publicly traded companies which Perella Weinberg believes to be generally relevant;

•	participated in discussions among representatives of the Company and Geneve;
•	reviewed a draft of the Merger Agreement dated as of November 8, 2021 and certain related documents, including a draft of the Support Agreement dated as of November 8, 2021; and
•	conducted such other financial studies, analyses and investigations, and considered such other factors, as Perella Weinberg deemed appropriate.
In arriving at its opinion, Perella Weinberg assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by it (including information that was available from public sources) and further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Company Forecasts, Perella Weinberg was advised by the management of the Company and assumed, with the consent of the Special Committee, that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Agency Business and Independence Pet, the future cash balance of the Company and the other matters covered thereby, and Perella Weinberg expressed no view as to the reasonableness of the Company Forecasts or the assumptions on which they were based. In arriving at its opinion, Perella Weinberg did not make nor was it provided with any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company, Independence Pet, Geneve or any of their respective subsidiaries, nor did it assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of the Company or any other party. In addition, Perella Weinberg did not evaluate the solvency of any party to the Merger Agreement, or the impact of the Merger thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters. Perella Weinberg assumed, with the consent of the Special Committee, the transactions pursuant to each of (i) the Stock Purchase Agreement, dated as of April 14, 2021, as amended on July 29, 2021, among the Company, ICC, and Reliance Standard Life Insurance Company, (ii) the Stock Purchase Agreement, dated as of May 17, 2021, among the Company, AMIC Holdings, Inc. and Madison Investors Corp., each a wholly-owned subsidiary of the

Company, and Iguana Acquisition LLC and one of its affiliates, and (iii) the Stock Purchase Agreement, dated as of July 14, 2021, among the Company, ICC and Horace Mann Educators Corporation (collectively, the “Pending Company Transactions”), will be consummated in accordance with their terms and within the timeframes indicated by management of the Company, and that the future cash balance of the Company will reflect the consummation of the Pending Company Transactions and receipt of the proceeds therefrom.
Perella Weinberg assumed that the final Merger Agreement and Support Agreements will not differ from the drafts of the Merger Agreement and the form of Support Agreement reviewed by them in any respect material to their analysis or opinion. Perella Weinberg also assumed that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct in all respects material to Perella Weinberg’s analysis and the opinion, (ii) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to their analysis and the opinion, and (iii) the Merger will be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to their analysis and the opinion. In addition, Perella Weinberg assumed that in connection with the receipt of all approvals and consents required in connection with the Merger, no delays, limitations, conditions or restrictions will be imposed that would be material to their analysis.
Perella Weinberg’s opinion addressed only the fairness from a financial point of view, as of the date thereof, to the holders of the Common Stock (other than Geneve and its affiliates) of the Merger Consideration to be received by such holders in the Merger pursuant to the terms of the Merger Agreement. Perella Weinberg was not asked to, nor did it, offer any opinion as to any other term of the Merger Agreement or any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Merger or the likely timeframe in which the Merger would be consummated. In addition, Perella Weinberg expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger Agreement, or any class of such persons, whether relative to the Merger Consideration or otherwise. Perella Weinberg did not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which it understood the Company had received such advice as it deemed necessary from qualified professionals. Perella Weinberg was not authorized to solicit, and did not solicit, indications of interest in a transaction with the Company from any third party.
Perella Weinberg’s opinion was necessarily based on financial, economic, market, monetary and other conditions as in effect on, and the information made available to Perella Weinberg as of, the date of its opinion. It should be understood that subsequent developments may affect Perella Weinberg’s opinion and the assumptions used in preparing it, and Perella Weinberg does not have any obligation to update, revise, or reaffirm its opinion. The issuance of Perella Weinberg’s opinion was approved by a fairness committee of Perella Weinberg.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses performed by Perella Weinberg and reviewed by the Special Committee at its meeting on November 8, 2021 in connection with Perella Weinberg’s opinion relating to the Merger and does not purport to be a complete description of the financial analyses performed by Perella Weinberg. The order of analyses described below does not represent the relative importance or weight given to those analyses by Perella Weinberg. Some of the summaries of the financial analyses include information presented in tabular format.
In order to fully understand Perella Weinberg’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Perella Weinberg’s financial analyses.

Analysis of Implied Premia. Perella Weinberg calculated the implied premium represented by the $57.00 cash per share Merger Consideration to be received by the holders of shares of Common Stock in the Merger relative to the following:
•	the closing market price per share of the Common Stock on August 27, 2021, the trading day immediately prior to the public announcement of the Initial Proposal;
•	the value of the Initial Proposal of $50.00 per share;
•	the volume-weighted average closing market price per share of Common Stock for each of the 30-day and 90-day periods prior to August 27, 2021; and
•	the 52-week high and low closing price per share of Common Stock for the period ended August 27, 2021.
The results of these calculations are summarized in the following table:
	Price	Implied Premium
August 27, 2021	$42.01	35.7%
30-day VWAP	43.15	32.1%
90-day VWAP	44.64	27.7%
52-week High	48.75	16.9%
52-week Low	36.99	54.1%
Initial Proposal	50.00	14.0%
Sum-of-the-Parts Analysis
General
Perella Weinberg performed a sum-of-the-parts analysis of the Company by performing separate financial analyses of the Agency Business, the Company’s ownership interest in Independence Pet and the Company’s net cash balance. Perella Weinberg then calculated (a) the implied enterprise value reference range for the Company derived from the analyses referred to above and (b) an implied per share equity value reference range for the Company based on that enterprise value reference range and the fully diluted share count of the Company of 15,014,807 shares of Common Stock as of November 1, 2021, as provided by the Company’s management, calculated using the treasury stock method for stock based awards outstanding. Financial data of the Company, including pro forma adjustments, were based on internal estimates of the Company’s management and other data and guidance provided by the Company.
Agency Business Financial Analyses
As part of the sum-of-the-parts analysis, Perella Weinberg performed financial analyses of the Agency Business using the following methodologies:
Selected Publicly Traded Companies Analysis. Perella Weinberg reviewed and compared certain financial information for the Agency Business to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the tech-enabled direct to consumer life and health distribution business and in the lead generation and online distribution market business, which, in the exercise of its professional judgment and based on its knowledge of the industry, Perella Weinberg determined to be relevant to its analysis. Perella Weinberg analyzed those companies that Perella Weinberg identified as being the most comparable to the Agency Business. Although none of the following companies is identical to the Agency Business, Perella Weinberg selected these companies because they had publicly traded equity securities and were deemed to be similar to the Agency Business in one or more respects including the nature of their business, size, financial performance and geographic concentration.
Tech-Enabled Direct to Consumer Life & Health Distribution
•	SelectQuote
•	GoHealth
•	eHealth

Lead Generation and Online Distribution
•	MediaAlpha
•	QuinStreet
•	EverQuote
Perella Weinberg reviewed, among other things, enterprise values (which, for these purposes, is equal to the market value of each company’s fully diluted common equity on November 8, 2021 plus the value of any preferred stock, plus, as of each company’s most recently reported quarter end, its short and long term debt less its cash and cash equivalents plus book value of non-controlling interest) as a multiple of estimated revenue for the calendar years 2022 (“2022E”) and 2023 (“2023E”). 2022E and 2023E revenue for the selected companies were based on publicly available consensus research analysts’ estimates for those companies. The results of these analyses are summarized in the following table:
Selected Companies	EV/2022E Revenue	EV/2023E Revenue
Tech-Enabled D2C Life & Health Distribution	0.9x-1.7x	0.8x-1.4x
Lead Generation/Online Distribution	0.9x-1.2x	0.7x-1.0x
Selected Precedent Transaction Analysis. Perella Weinberg reviewed financial information of the following selected business combination transactions announced between November 2015 and April 2021, which involve companies in the tech-enabled direct to consumer life and health distribution and lead generation and online distribution business in which the Agency Business operates:
Announcement Date	Acquiror	Target
4/19/2021	Primerica	e-TeleQuote Insurance
7/13/2020	Madison Dearborn Partners	Benefytt Technologies
12/29/202	ZPG Comparison Services	Penguin Portals
3/31/2019	Willis Towers Watson	TRANZACT
2/4/2019	Insignia	MediaAlpha (Minority Stake)
10/4/2018	LendingTree	QuoteWizard
1/31/2018	QuinStreet	Katch (Certain Assets)
3/7/2016	Sykes Enterprises	Clear Link Technologies
11/5/2015	All Web Leads	insuranceQuotes.com
For each of the selected transactions, Perella Weinberg reviewed, among other things, the target’s enterprise value as a multiple of the target’s (i) latest 12-month revenue (“LTM Revenue”), and (ii) next 12-month revenue (“NTM Revenue”), in each case to the extent information was publicly available. For transactions where such data was not publicly available, Perella Weinberg used annualized figures to estimate the relevant revenue metrics. The results of these analyses are summarized in the following table:
	EV/LTM Revenue	EV/NTM Revenue
High	5.4x	4.0x
Low	0.9x	0.9x
Median	1.8x	2.0x
The financial analyses for the Agency Business described above indicated an implied aggregate value reference range for the Agency Business of approximately $36 million to $77 million, and an implied per share value reference range for the Agency Business of approximately $2.39-$5.13.
Independence Pet Financial Analyses
As part of the sum-of-the-parts analysis, Perella Weinberg performed financial analyses of the Company’s ownership interest in Independence Pet using the following methodologies:
Selected Publicly Traded Company Analysis. Perella Weinberg reviewed and compared certain financial information for Independence Pet under both the base case included in the Company Forecasts and an illustrative growth case that assumed Independence Pet exceeded the 2023 revenue forecast included in the Company

Forecasts by 15% (the “Illustrative Growth Case”) to corresponding financial information, ratios and public market multiples for Trupanion, the closest pure-play publicly traded company in the pet insurance industry, which, in the exercise of its professional judgment and based on its knowledge of the industry, Perella Weinberg determined to be relevant to its analysis. Although Trupanion is not identical to Independence Pet, Perella Weinberg selected it because it has publicly traded equity securities and was deemed to be similar to Independence Pet.
Perella Weinberg reviewed, among other things, the enterprise value (which, for these purposes, is equal to the market value of Trupanion’s fully diluted common equity based on a 30-day VWAP ending on November 8, 2021 plus the value of any preferred stock, plus, as of Trupanion’s most recently reported quarter end, its short and long term debt less its cash and cash equivalents plus book value of non-controlling interest) as a multiple of estimated revenue for 2022E and 2023E, based on publicly available consensus research analysts’ estimates for Trupanion. The results of these analyses are summarized in the following table:
EV/2022E Revenue	EV/2023E Revenue
4.6x	3.7x
Negotiated Market Values and Precedent Transactions. Perella Weinberg reviewed the implied value of the Company’s ownership interest in Independence Pet based on the implied value of Independence Pet in certain negotiated transactions that Independence Pet has entered into since its inception, as set forth in the table below:
Independence Pet Transaction	Implied Value of Independence Pet ($ in millions)	Implied Value of the Company’s 18% Ownership Interest ($ in millions)
Independence Pet including Independence American Insurance Company and 85% stake in PetPartners to JAB Holding Company and the pending acquisitions of an undisclosed MGA partner and an undisclosed target which services pet retailers (the “Pending Independence Pet Transactions”)	$670	$120

Offer by JAB Holding Company to the Company to participate in the funding for the Pending Independence Pet Transactions, with transaction expenses	$678	$122

Adjusted Valuation of Independence Pet with the Pending Independence Pet Transactions	$774	$139
For each Independence Pet transaction described above, the implied value of the Company’s ownership interest in Independence Pet reflects the transaction value for such transaction to arrive at an implied pro forma value for Independence Pet. Based on the Company management’s guidance, the Company’s contribution to funding these acquisitions will be limited to $3.2 million, resulting in its equity interest in Independence Pet being diluted to approximately 18%.
Perella Weinberg also reviewed financial information with respect to Aflac’s $200 million investment in Trupanion’s common stock at $55.00 per share. For that transaction, Perella Weinberg reviewed Trupanion’s enterprise value as a multiple of its LTM Revenue, which was 5.0x, and NTM Revenue, which was 3.9x.
The financial analyses for the Company’s ownership interest in Independence Pet described above indicated an implied aggregate value reference range for the Company’s ownership interest in Independence Pet of approximately $98 million to $162 million pursuant to the Company Forecasts, and $98 million to $186 million pursuant to the Illustrative Growth Case, and an implied per share value reference range for the Company’s ownership interest in Independence Pet of approximately $6.50-$10.80 pursuant to the Company Forecasts and $6.50 to $12.42 pursuant to the Illustrative Growth Case.
Net Cash Balance
As part of the sum-of-the-parts analysis, Perella Weinberg calculated the Company’s projected net cash balance based on the Company’s actual cash balance as of September 30, 2021, as adjusted pursuant to guidance from the Company’s management, and pro forma for consummation of the Pending Company Transactions and receipt of the proceeds therefrom. This analysis indicated a net cash balance of approximately $602 million, and an implied per share value for the net cash of approximately $40.07.
Sum-of-the-Parts Conclusion
The sum-of-the-parts analysis of the Agency Business, the Company’s ownership interest in Independence Pet and the Company’s net cash indicated an implied aggregate value and an implied per share reference range for the Company as follows, as compared to the Merger Consideration of $57.00 in cash per share to be received by holders of the Common Stock in the Merger pursuant to the terms of the Merger Agreement:
	Base Case Using Company Forecasts		Illustrative Growth Case
	Implied Aggregate Value ($ in millions)	Implied Value Per Share	Implied Aggregate Value ($ in millions)	Implied Value Per Share
Net Cash	$602	$40.07	$602	$40.07
Value of 18% Stake in Independence Pet	$98-162	$6.50-10.80	$98-186	$6.50-12.42
Value of Agency Business	$36-77	$2.39-5.13	$36-77	$2.39-5.13
Total	$735-841	$48.96-56.00	$735-865	$48.96-57.62
Preliminary Presentation by Perella Weinberg
In addition to its November 8, 2021 opinion and presentation to the Special Committee and the underlying financial analyses performed in relation thereto, Perella Weinberg also delivered preliminary presentation materials to the Special Committee on October 21, 2021 (the “preliminary presentation materials”). The preliminary financial considerations and other information in such preliminary presentation materials were based on information and data that was made available to the Special Committee and Perella Weinberg by the Company’s management as of such date. Perella Weinberg continued to update and refine various aspects of its financial analyses as new information and data became available. Accordingly, the results and other information presented in such preliminary presentation materials differ from the November 8, 2021 financial analyses.
The preliminary presentation materials were for discussion purposes only and did not present any findings or make any recommendations or constitute an opinion of Perella Weinberg with respect to the fairness of the Merger Consideration or otherwise. The financial analyses performed by Perella Weinberg in relation to its opinion dated November 8, 2021 supersede all analyses and information presented in the preliminary presentation materials.
The October 21, 2021 preliminary presentation materials contained an analysis of various hypothetical offer prices from a low to high of $50.00 to $58.00 per share of Common Stock and analyzed various implied premia for such hypothetical offer prices.
The October 21, 2021 preliminary presentation materials contained a preliminary sum-of-the-parts analysis of the Company including separate financial analyses of the Agency Business, the Company’s ownership stake in Independence Pet, assuming a hypothetical 20% and 30% ownership interest in Independence Pet, and the Company’s net cash balance, utilizing the same methodologies as described under “Special Factors — Opinion of the Special Committee’s Financial Advisor — Summary of Material Financial Analyses — Sum-of-the-Parts Analysis” on page 31.
The October 21, 2021 preliminary presentation materials contained an overview of potential strategic alternatives, including reinvesting the sale proceeds from the Pending Company Transactions into the Agency Business, an alternative sale to a third party, a share repurchase program and a special dividend.
Miscellaneous
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses or the summary as a whole could create an incomplete view of the processes underlying Perella Weinberg’s opinion. In arriving at its fairness determination, Perella Weinberg considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Perella Weinberg made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to the Company, the Agency Business, Independence Pet or the Merger.
Perella Weinberg prepared the analyses described herein for purposes of providing its opinion to the Special Committee as to the fairness, from a financial point of view, as of the date of such opinion, of the $57.00 cash per share Merger Consideration to be received by the holders of the Common Stock (other than shares of Common Stock held by Geneve and its affiliates) in the Merger. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties to the Merger Agreement or their respective advisors, none of the Company, Perella Weinberg or any other person assumes responsibility if future results are materially different from those forecasted by the Company’s management or third parties.
As described above, the opinion of Perella Weinberg to the Special Committee was one of many factors taken into consideration by the Special Committee in making its determination to recommend to the Board that the Board adopt resolutions approving and declaring advisable the Merger Agreement and the transactions contemplated by the Merger Agreement. Perella Weinberg was not asked to, and did not, recommend the specific consideration provided for in the Merger Agreement, which consideration was determined through negotiations between the Special Committee and Geneve.
Pursuant to the terms of the engagement letter between Perella Weinberg and the Company, the Company agreed to pay to Perella Weinberg, a fee equal to $2 million which was payable upon Perella Weinberg’s delivery of its opinion, and a fee equal to $1.5 million, which is payable upon the closing of the Merger. In addition, the Company agreed to reimburse Perella Weinberg for its reasonable expenses, including attorneys’ fees and disbursements and to indemnify Perella Weinberg and related persons against various liabilities, including certain liabilities under the federal securities laws.
Perella Weinberg and its affiliates, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Perella Weinberg and its affiliates also engage in securities trading and brokerage, private equity activities, investment management activities, equity research and other financial services. Except in connection with Perella Weinberg’s engagement as financial advisor to the Special Committee in connection with the Merger, during the two-year period prior to the date of its opinion, no material relationship existed between Perella Weinberg or its affiliates, on the one hand, and Geneve, the Company or any of their respective affiliates, on the other hand, pursuant to which Perella Weinberg or its affiliates has received or anticipates receiving compensation. However, Perella Weinberg and its affiliates in the future may provide investment banking and other financial services to Geneve and/or the Company and their respective affiliates and in the future may receive compensation for the rendering of these services. In the ordinary course of its business activities, Perella Weinberg and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of its customers or clients, in (i) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, Geneve or any of their respective affiliates and (ii) any currency or commodity that may be material to the parties or otherwise involved in the Merger.
A copy of the Perella Weinberg opinion is attached to this Proxy Statement as Appendix B, and copies of the Perella Weinberg presentation and preliminary presentation materials are attached as Exhibits (c)(2) and (c)(3) to the statement on Schedule 13E-3 filed by the Company and the filing persons listed thereon with the SEC on January 6, 2022.
Geneve Group Members’ Purposes and Reasons for the Merger
Under the SEC rules governing “going private” transactions, each Geneve Group member is required to express such member’s purposes and reasons for the Merger to the Company’s “unaffiliated security holders” as defined under Rule 13e-3 of the Exchange Act. Each Geneve Group member is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Geneve Group members should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the Merger Proposal.

For the Geneve Group members, the primary purpose of the Merger is to enable the Geneve Group members to acquire, through Geneve, all of the shares of Common Stock not already owned by them so that the Company can be operated by Geneve as a privately-owned company. The Geneve Group members believe that the Company can be operated more effectively and have greater operating flexibility as a privately-owned company for the following reasons, among others:
•
The Company sold significant segments of its business as part of the Pending Company Transactions, resulting in the Company having significantly smaller business operations. The Geneve Group members believe that the Company would be able to manage such smaller business operations more effectively as a privately-owned company.

•
As a privately-owned company, the Company would realize significant cost savings by eliminating the compliance and regulatory burdens and constraints imposed on publicly traded companies, including the obligations to file periodic reports with the SEC under the Exchange Act. The need for management to be responsive to public stockholder concerns and to engage in an ongoing dialogue with public stockholders may at times distract management’s time and attention from the effective operation and improvement of the business.

•
As a privately-owned company, the Company would have the flexibility to pursue transactions with a risk profile that may be unacceptable to many public stockholders, and those transactions can be more effectively executed as a privately-owned company.

The Geneve Group members also believe that the Merger will enable the Company’s stockholders (other than the Geneve Group) to immediately realize the value of their investment in the Company through their receipt of the Merger Consideration of $57.00 per share in cash, without interest, less any applicable withholding taxes. The Merger Consideration represents a premium of approximately 35.7% over the closing trading price of the Common Stock on August 27, 2021, the last trading day before the Initial Proposal, and a premium of approximately 15.9% over the closing trading price of the Common Stock on November 9, 2021, the date of the announcement of the execution of the Merger Agreement. Although the Geneve Group members believe that there may be significant opportunities associated with their investment in the Company, the Geneve Group members also realize that there are substantial risks and that such opportunities may not ever be fully realized.
If the Merger is completed, the Company will become an indirect wholly-owned subsidiary of Geneve and the Common Stock will cease to be traded on the NYSE. The Geneve Group members believe that structuring the transaction in such manner is preferable to other alternative transaction structures because it (1) will enable Geneve to directly acquire all of the Company’s outstanding Common Stock at the same time, (2) will allow the Company to cease to be an SEC reporting company, and (3) represents an opportunity for the Company’s stockholders (other than the Geneve Group) to immediately realize the value of their investment in the Company, especially given the historically limited trading volume of the Common Stock.
Position of the Geneve Group as to Fairness of the Merger
Under the SEC rules governing “going private” transactions, each Geneve Group member is required to express such member’s beliefs as to the fairness of the Merger to the Company’s “unaffiliated security holders” as defined under Rule 13e-3 of the Exchange Act. Each Geneve Group member is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Geneve Group members should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the Merger Proposal.

The Company’s stockholders (other than the Geneve Group or any affiliate of Geneve) were represented by the Special Committee, which reviewed, evaluated, considered and negotiated the Merger and the Merger Agreement, with the assistance of the Special Committee’s legal and financial advisors. None of the Geneve Group members participated in the deliberations of the Special Committee or the Board regarding, or received advice from the Company’s legal advisor or the Special Committee’s legal or financial advisors as to, the substantive or procedural fairness of the Merger to the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve). In addition, none of the Geneve Group members performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the Merger to the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve). The Geneve Group members believe, however, that the Merger is substantively and procedurally fair to the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve) based on the following factors, among others:
•
The Merger Consideration of $57.00 per share represents a premium of approximately 35.7% over the closing trading price of the Common Stock on August 27, 2021, the last trading day before the Initial Proposal, and a premium of approximately 15.9% over the closing trading price on November 9, 2021, the date of the announcement of the execution of the Merger Agreement.

•
The Merger Consideration of $57.00 per share reflects an increase of 14% from the Initial Proposal of $50.00 price per share offered by Geneve on August 29, 2021. During the period between August 29, 2021 and November 9, 2021, the Geneve Group and the Special Committee negotiated the terms of the Merger Agreement, including the Merger, and during those negotiations the Geneve Group increased its initial offer price of $50.00 per share to an offer price of $57.00 per share.

•
The Merger will provide consideration to the Company’s stockholders (other than the Geneve Group) entirely in cash, thus eliminating any uncertainty in valuing the Merger Consideration and allowing the Company’s stockholders to immediately realize a certain value for all of their shares of Common Stock, as a result of which the Company’s stockholders (other than the Geneve Group) will no longer be exposed to the various risks and uncertainties related to continued ownership of the Common Stock, and will have the ability to pursue, if they so choose, other investment alternatives. In addition, the Geneve Group members believe that the value to the Company’s stockholders (other than the Geneve Group) of the Company continuing as a publicly traded company would not be as favorable as the Merger Consideration, especially given the completion of the Pending Company Transactions.

•	The Special Committee consisted solely of directors who are independent and unaffiliated with the Geneve Group members.
•	The Special Committee retained and was advised by nationally recognized legal and financial advisors, each of which has extensive experience in transactions similar to the Merger.
•
The Special Committee was deliberative in its process to determine whether the Merger was in the best interests of the Company and the holders of the Common Stock (other than shares of Common Stock held by the Geneve Group) and to analyze, evaluate and negotiate the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger.

•
No director of the Company who is also a director or an officer of any of the Geneve Group members served on the Special Committee, nor has any such person participated in the negotiations of the Merger Agreement on behalf of the Company or in the Special Committee’s evaluation of the Merger Agreement and the Merger. In addition, each such director of the Company has recused himself or herself from the discussions of the Board on, and abstained from voting on the Board’s approval of, the Merger Agreement and the transactions contemplated thereby, including the Merger. For these reasons, the Geneve Group members believe that their interest in the Merger did not influence the decision of the Special Committee or the Board with respect to the Merger Agreement or the Merger.

•
The Special Committee unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, were fair to and in the best interests of the Company and its stockholders (other than the Geneve Group or any affiliate of Geneve), (ii) recommended to the Board that the Board adopt resolutions approving and declaring advisable the

Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended to the Board that the Board recommend that the holders of capital stock of the Company entitled to vote, vote for the adoption of the Merger Agreement.
•
The Board (other than Steven B. Lapin, Roy T.K. Thung and Teresa A. Herbert, who recused themselves from the vote of the Board), acting upon the unanimous recommendation of the Special Committee, unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement were fair to and in the best interests of the Company and the holders of the Common Stock (other than shares of Common Stock held by the Geneve Group), (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, and (iii) resolved to recommend that holders of capital stock of the Company entitled to vote, vote for the Merger Proposal.

•
Notwithstanding that the opinion of Perella Weinberg was provided solely for the information and assistance of the Special Committee and Geneve is not entitled to, nor did it, rely on such opinion, the Special Committee received an opinion from its financial advisor as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by holders of the Common Stock (other than Geneve and its affiliates) pursuant to the terms of the Merger Agreement, which opinion was based upon and subject to various assumptions made, procedures followed, factors considered and limitations on the review undertaken (as more fully described under “Special Factors — Opinion of the Special Committee’s Financial Advisor”).

•
Notwithstanding that the opinion of Perella Weinberg and the financial analyses performed by Perella Weinberg in connection with its opinion were provided solely for the information and assistance of the Special Committee and Geneve is not entitled to, nor did it, rely on such opinion or financial analyses, the Merger Consideration of $57.00 per share is (1) above the $48.96–$56.00 implied per share reference range for the Company in the base case using the Company’s forecasts and (2) at the high end of the $48.96–$57.62 implied per share reference range for the Company in the Illustrative Growth Case, in each case, indicated by Perella Weinberg’s sum-of-the-parts analysis as described in “Special Factors — Opinion of the Special Committee’s Financial Advisor—Summary of Material Financial Analyses—Sum-of-the-Parts Analysis”.

•	The Merger is conditioned upon, among other things, the majority of the minority stockholder approval being obtained.
•
The Merger Agreement permits the Board (acting on the recommendation of the Special Committee) or the Special Committee to withdraw or change its recommendation, in certain circumstances, with respect to the Merger Agreement and the transactions contemplated by the Merger Agreement, and to terminate the Merger Agreement in certain circumstances without paying Geneve a termination fee.

•
Stockholders who do not vote in favor of the Merger Agreement and who comply with certain procedural requirements will be entitled, upon completion of the Merger, to exercise statutory appraisal rights under Delaware law.

A primary benefit of the Merger to the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve) will be the right of such stockholders to receive the Merger Consideration as described above, representing a premium of approximately 35.7% over the closing trading price of the Common Stock on August 27, 2021, the last trading day before Geneve initially proposed to acquire the Company, and a premium of approximately 15.9% over the closing trading price of the Common Stock on November 9, 2021, the date of the announcement of the execution of the Merger Agreement. Additionally, such stockholders will avoid the risk of any possible decrease in the Company’s future earnings, growth or value.
The primary detriment of the Merger to such Company stockholders is that such Company stockholders will not participate in the future earnings, growth or value (if any) of the Company. Additionally, the receipt of cash in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable sale transaction for U.S. federal income tax purposes.
In connection with the Merger, the Geneve Group members will receive benefits and be subject to obligations that are different from, or in addition to, the benefits received by the Company’s other stockholders generally. The primary benefits of the Merger to the Geneve Group members include their interest in the Company’s potential future earnings and growth which, if they successfully execute their business strategies, could be substantial. Additionally, following the Merger, the Company will be a private company, and as such will be relieved of the burdens imposed on companies with publicly traded shares, including the requirements and restrictions on trading that the Company’s directors, officers and beneficial owners of more than 10% of the outstanding shares of Common Stock face as a result of the provisions of Section 16 of the Exchange Act. It is estimated that the Company will save approximately $1.8 million per year as a result of no longer being a public company.
The primary detriments of the Merger to the Geneve Group members include the fact that all of the risk of any possible decrease in the Company’s earnings, growth or value will be borne by the Geneve Group members. Additionally, the investment by the Geneve Group members in the Company will not be liquid, with no public trading market for the Common Stock.
The foregoing discussion of the factors considered and given weight by the Geneve Group members in connection with the fairness of the Merger is not intended to be exhaustive but includes all material factors considered by the Geneve Group members. For these reasons, the Geneve Group members believe that private ownership is in the best interest of the Company and that the Merger is in the best interests of the Company’s stockholders (other than the Geneve Group or any affiliate of Geneve).
Plans for the Company After the Merger
If the Merger is completed, the Common Stock will cease to be traded on the NYSE, the registration of the Common Stock under Section 12 of the Exchange Act will be terminated and the Company will no longer be required to file periodic reports with the SEC. After the Effective Time, Geneve anticipates that the Company will continue its current operations in substantially the same manner as they are currently being conducted, except that it will cease to be a publicly traded company and will instead be indirectly privately-owned by Geneve.
At the Effective Time, (1) the directors of Merger Sub as of immediately prior to the Effective Time will become the initial directors of the surviving corporation and (2) the officers of the Company immediately prior to the Effective Time will become the initial officers of the surviving corporation, in each case, until their earlier death, resignation, incapacity or removal, as the case may be.
Except as described in this Proxy Statement, Geneve has advised the Company that it does not have any current intentions, plans or proposals to cause the Company to engage in any of the following:
•	an extraordinary corporate transaction following consummation of the Merger involving the Company’s corporate structure, business or management, such as a merger, reorganization or liquidation;
•	the purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries, other than sales in the ordinary course of business; or
•	any other material changes to the Company’s corporate structure or business.
Nevertheless, following the consummation of the Merger, the management of the Company and/or the Board may initiate a review of the Company and its assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the Merger to enhance the business and operations of the Company and may cause the Company to engage in the types of transactions set forth above if the management of the Company and/or the Board decides that such transactions are in the best interest of the Company upon such review. The Geneve Group members expressly reserve the right to make any changes to the Company’s operations after the consummation of the Merger that they deem appropriate in light of such evaluation and review or in light of future developments.
Certain Effects of the Merger
If the Merger Agreement is approved by the required vote of the Company’s stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger, with all of the property, rights, privileges, powers and franchises of each of the Company and Merger Sub vesting in the surviving corporation, and all debts, liabilities and duties of each of the Company and Merger Sub becoming the debts, liabilities and duties of the surviving corporation.

At the Effective Time:
•	each outstanding share of Common Stock, other than the Excluded Shares, will be cancelled and converted into the right to receive the Merger Consideration;
•	each Geneve Group Share and Treasury Share will be cancelled without payment of any consideration thereof;
•
each Dissenting Share will be cancelled and converted into the right to receive payment of such amounts that are payable in accordance with Section 262 of the DGCL and will not have the right to receive the Merger Consideration, unless and until such stockholder loses, waives or withdraws its rights as a dissenting Company stockholder;

•	each share of common stock, par value $0.01 per share, of Merger Sub, will be converted into one share of common stock of the surviving corporation;
•
each outstanding Stock Option granted under the 2016 Plan, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the number of shares of Common Stock subject to the Stock Option immediately prior to the Effective Time and (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Stock Option, less any required withholding taxes;

•
each outstanding SAR granted under the 2016 Plan will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the number of shares of Common Stock linked to such SAR immediately prior to the Effective Time and (y) the excess, if any, of the Merger Consideration over the exercise price per share linked to such SAR, less any required withholding taxes; and

•
each outstanding RSU granted under the 2016 Plan, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the sum of (i) any accrued but unpaid cash in respect of dividend equivalent rights representing fractional shares of Common Stock with respect to such RSU plus (ii) the product of (x) the number of shares of Common Stock underlying such RSU immediately prior to the Effective Time (including any dividend equivalent units credited in respect of such RSU) and (y) the Merger Consideration, less any required withholding taxes.

Following the Effective Time, all equity in the surviving corporation will ultimately be owned by Geneve. If the Merger is completed, Geneve will be the sole beneficiary of the Company’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the Company following the Merger. Similarly, Geneve will also bear the risks of ongoing operations, including the risks of any decrease in the Company’s value after the Merger.
In connection with the Merger, certain members of the Company’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the Company’s stockholders generally, as described in more detail under “Special Factors – Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 41. Those incremental benefits are expected to include, among others, certain executive officers continuing as executive officers of the surviving corporation.
The shares of Common Stock are currently registered under the Exchange Act and are listed on the NYSE under the symbol “IHC.” If the Merger is completed, the Company will be a privately held corporation and the shares of Common Stock will no longer be publicly traded and will be delisted from the NYSE. In addition, registration of the Common Stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic reports with the SEC with respect to the Common Stock.
At the Effective Time, the current certificate of incorporation and bylaws of the Company will be amended and restated to read as set forth in Exhibits A and B, respectively, to the Merger Agreement, and, as so amended and restated, will be the certificate of incorporation and bylaws of the surviving corporation following the Merger until thereafter amended in accordance with their respective terms, the terms of the Merger Agreement and the DGCL.

The table below sets forth the direct and indirect interests in the Company’s net book value and net earnings of the Geneve Group members prior to and immediately after the Merger, based upon the net book value of the Company at September 30, 2021, and the net income of the Company for the nine-month period ended September 30, 2021.
	Ownership of the Company Prior to the Merger			Ownership of the Company After the Merger
	(in thousands except % ownership)
	% Ownership	Net book value at September 30, 2021	Net income for the nine months ended September 30, 2021	% Ownership	Net book value at September 30, 2021	Net income for the nine months ended September 30, 2021
Geneve Group members	62.30%	$351,822	$62,108	100%	$564,553	$99,451
Effects on the Company if the Merger is not Completed
If the holders of the Common Stock do not adopt the Merger Proposal or if the Merger is not completed for any other reason, the holders of the Common Stock will not receive any payment for their shares of Common Stock. Instead, the Company will remain a public company, the Common Stock will continue to be listed and traded on the NYSE, and the Company’s stockholders will continue to be subject to similar risks and opportunities as they currently are experiencing with respect to their ownership of Common Stock. If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of the Common Stock, including the risk that the market price of the Common Stock may decline to the extent that the current market price of the Common Stock reflects a market assumption that the Merger will be completed. If the Company’s stockholders do not adopt the Merger Proposal or if the Merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted, including as a result of the significant costs and expenses incurred by the Company in connection with the Merger.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendation of the Board that you vote in favor of the Merger Proposal, you should be aware that aside from their interests as stockholders of the Company, the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of other stockholders of the Company generally. The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making it recommendations to the Board, which was also aware of and took into account these interests, among other matters, when making its recommendation that the stockholders of the Company vote in favor of the Merger Proposal. See “Special Factors – Background of the Merger” beginning on page 13, and “Special Factors – Purpose and Reasons of the Company for the Merger; Recommendation of the Board and the Special Committee; Fairness of the Merger” beginning on page 17.
The Company’s stockholders should take these interests into account in deciding whether to vote “FOR” the Merger Proposal. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.
Compensation of the Special Committee
The Special Committee consists of two independent members of the Board, Ronald I. Simon and Allan C. Kirkman. Pursuant to written consent of the Board executed on September 14, 2021, the Board unanimously adopted resolutions providing that each member of the Special Committee would receive compensation of $50,000 and the Chairperson of the Special Committee, Ronald I. Simon, would receive an additional $9,000 for service as the Chairperson of the Special Committee. These fees are not dependent on the closing of the Merger or on the Special Committee’s or the Board’s approval of, or recommendations with respect to, the Merger.
In recommending and approving the compensation to be paid to members of the Special Committee, the Board considered, among other things, precedent compensation structures for special committees formed by other companies for purposes comparable to those for which the Special Committee was formed. The Board considered the nature and scope of the proposed transaction and the time expected to be required by the Special Committee members and the Chairperson of the Special Committee. The Board also considered the advantages and disadvantages of alternative arrangements, including retainers and payment per meeting, and determined that the fee structure chosen was consistent with the precedent for comparable transactions that it reviewed with counsel.
Indemnification of Directors and Officers; Directors’ and Officers’ Insurance
The restated certificate of incorporation of the surviving corporation (as amended, the “Restated Certificate of Incorporation”) contains certain provisions permitted under the DGCL relating to the liability of the Company’s directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving wrongful acts, including:
•	for any breach of the director’s duty of loyalty to the Company or the stockholders of the Company;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	any unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions as provided in Section 174 of the DGCL; or
•	for any transaction from which the director derives an improper personal benefit.
These provisions do not limit or eliminate the Company’s rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.
The Restated Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the surviving corporation’s directors will be eliminated or limited to the fullest extent permitted by the DGCL. We believe that these provisions are necessary to attract and retain qualified individuals to serve as directors and officers.
The bylaws of the Company (as amended, the “Restated Bylaws”) provide that the Company will indemnify the Company’s directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred for their service, provided that he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. The Restated Bylaws provide that the Company will advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding; provided that such advances will be repaid to the extent that it is ultimately determined that the director or officer is not entitled to be so indemnified. The Restated Bylaws, together with the Restated Certificate of Incorporation, also authorize the Company to indemnify, on a case-by-case basis, any employees or agents of the Company and permit the Company to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity.
Each director of the Company, and certain executive officers of the Company, are party to individual indemnification agreements which contain indemnification, exculpation and the advancement of expenses provisions that are in addition to what is provided in the Restated Bylaws and the Restated Certificate of Incorporation.
The Merger Agreement provides that Geneve and the surviving corporation will cause all rights of indemnification, advancement of expenses and exculpation existing in favor of any present or former director, officer or employee of the Company or any of its subsidiaries to survive the Merger and continue in full force and effect for at least six years after the Effective Time. In addition, for six years following the Effective Time, the Company and its subsidiaries will cause their respective organizational documents to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are no less favorable than the indemnification, exculpation and advancement of expenses provisions set forth in the respective organizational documents of the Company and its subsidiaries as of the date of the Merger Agreement.
Following the Effective Time, the Company and its subsidiaries will indemnify and hold harmless, to the fullest extent permitted by applicable law, any present or former director, officer or employee of the Company or its subsidiaries, respectively, against any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any threatened or actual action or proceeding arising out of such individual’s role as a director, officer or employee of the Company, including matters, acts or omissions occurring in connection with the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.
Additionally, for a period of six years after the Effective Time, the Company will maintain in effect the policies of directors’ and officers’ liability insurance currently maintained by the Company or policies of at least the same coverage and amounts containing terms and conditions no less favorable than the policies of directors’ and officers’ liability insurance currently maintained by the Company, provided that the Company is not obligated to expend on an annual basis an amount in excess of 300% of the last annual premium paid by the Company for such insurance before the date of the Merger Agreement. In lieu of such policies, the Company may purchase a “tail” directors’ and officers’ liability insurance policy, provided that such policy covers the matters currently covered by directors’ and officers’ liability insurance and such policy is maintained in effect for six years following the Effective Time.
Merger Proceeds in Respect of Company Equity-Based Awards
At the Effective Time, each Stock Option, SAR and RSU will be cancelled and converted into the right to receive cash payments based upon the Merger Consideration as described below. As of January 1, 2022, the Company’s directors and executive officers held 371,516 Stock Options, 27,500 SARs and 19,800 RSUs.
Stock Options: At the Effective Time, each outstanding Stock Option under the Company’s 2016 Plan, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Stock Option immediately prior to the Effective Time and (ii) the excess, if any, of (x) the Merger Consideration of $57.00 per share over (y) the exercise price per share of such Stock Option, less applicable taxes required to be withheld with respect to such payment.
SARs: At the Effective Time, each outstanding SAR granted under the Company’s 2016 Plan will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock linked to such SAR immediately prior to the Effective Time and (ii) the excess of (x) the Merger Consideration of $57.00 per share over (y) the exercise price per share linked to such SAR, less applicable taxes required to be withheld with respect to such payment.
RSUs: At the Effective Time, each outstanding RSU granted under the Company’s 2016 Plan, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the sum of (i) any accrued but unpaid cash in respect of dividend equivalent rights representing fractional shares of Common Stock with respect to such RSU plus (ii) the product of (x) the number of shares of Common Stock underlying such RSU immediately prior to the Effective Time (including any dividend equivalent units credited in respect of such RSU) and (y) the Merger Consideration of $57.00 per share, less applicable taxes required to be withheld with respect to such payment.

The following table shows, for each member of the Board and for each executive officer of the Company, as applicable: (1) the number of shares of Common Stock underlying outstanding RSU awards, (2) the number of Stock Options and SAR awards held by such member of the Board, and (3) the value of such awards. The values in the table below have been determined using the Merger Consideration of $57.00 per share of Common Stock, and are based on applicable holdings as of January 1, 2022 which date is the assumed date of the Effective Time solely for purposes of this compensation-related disclosure.
	RSUs		Stock Options and SARs
Name	Number of RSUs That Have Not Vested (#)	Value of RSUs That Have Not Vested ($)	Number of Securities Underlying Unexercised Stock Options and SARs (#)	Exercise Price of Unexercised Stock Options or SARs ($)	Value of Unexercised Stock Options or SARs ($)
Mr. Vincent J. Furfaro	—	$—	6,000	$22.20	$208,800
			13,000	$31.30	$334,100
			15,000	$35.60	$321,000

Mr. Larry R. Graber	—	$—	27,500	$27.65	$807,125
			11,000	$27.65	$322,850
			27,500	$37.38	$539,550

Ms. Teresa A. Herbert	—	$—	15,766	$37.38	$309,329

Mr. Allan C. Kirkman	4,950	$282,150	—	$—	$—

Mr. John L. Lahey	4,950	$282,150	—	$—	$—

Mr. Steven B. Lapin	—	$—	—	$—	$—

Ms. Colleen P. Maggi	—	$—	8,250	$37.38	$161,865

Mr. Ronald I. Simon	4,950	$282,150	—	$—	$—

Mr. James G. Tatum	4,950	$282,150	—	$—	$—

Mr. Roy T. K. Thung	—	$—	82,500	$27.65	$2,421,375
			176,000	$37.38	$3,453,120
			16,500	$27.65	$484,275
Outstanding Shares of Common Stock Held by Directors and Executive Officers
The members of the Board and the executive officers of the Company that own Common Stock will receive the same Merger Consideration of $57.00 per share of Common Stock, on the same terms and conditions as other holders of the Common Stock (other than the members of the Geneve Group).
The following table shows, for each member of the Board and for each executive officer of the Company, as applicable: (1) the number of shares of Common Stock held by such individual, and (2) the value of such Common Stock. The values in the table below have been determined using the Merger Consideration of $57.00 per share of Common Stock, and are based on applicable holdings as of January 1, 2022 which date is the assumed date of the Effective Time solely for purposes of this compensation-related disclosure.
Name of Owner	Number of Shares of Common Stock (#)	Value of Common Stock ($)
Mr. Vincent J. Furfaro	2,817	$160,569
Mr. Larry R. Graber	59,280	$3,378,960
Ms. Teresa A. Herbert	103,134	$5,878,638
Mr. Allan C. Kirkman	37,026	$2,110,482

Name of Owner	Number of Shares of Common Stock (#)	Value of Common Stock ($)
Mr. John L. Lahey	33,000	$1,881,000
Mr. Steven B. Lapin	122,162	$6,963,234
Ms. Colleen P. Maggi	2,030	$115,710
Mr. Ronald I. Simon	45,400	$2,587,800
Mr. James G. Tatum	49,026	$2,794,482
Mr. Roy T. K. Thung	164,763	$9,391,491
Employment Arrangements with Company Executive Officers
With Mr. Thung
The Company is party to the officer employment agreement with Mr. Roy T.K. Thung, the Company’s Chief Executive Officer and Chairman of the Board of Directors, dated as of May 11, 2011 (the “Thung Employment Agreement”). Under the Thung Employment Agreement, if Mr. Thung’s employment with the Company or its affiliates were to cease under certain circumstances, Mr. Thung would be entitled to receive a lump-sum severance payment amount equal to the product of (x) an amount equal to the result of dividing (i) the average aggregate cash compensation (excluding compensation from the Company) received during the preceding five completed calendar years (excluding any strategic and long-term incentive described below paid during such period) by (ii) twelve, and (y) a number of months equal to Mr. Thung’s aggregate number of years of service with the Company or its affiliates. The circumstances under which such severance would be paid are: (1) Mr. Thung’s employment with the Company being involuntarily terminated under circumstances that would not constitute “cause” (examples of “cause” being Mr. Thung’s refusal to perform his duties, material failure to follow the Company’s corporate policies, breach of the non-compete covenants in the Thung Employment Agreement or his conviction of a felony or commission of a crime involving financial or accounting fraud upon the Company, its corporate affiliates or their respective clients or policyholders); (2) such employment being voluntarily terminated under circumstances that would constitute “good reason” (examples of “good reason” being in connection with the Company’s material breach of its obligations under the Thung Employment Agreement, a change in Mr. Thung’s officer title, a diminution of responsibility, the Company’s non-renewal of the Thung Employment Agreement or a change of control of the Company or its ultimate parent); or (3) upon Mr. Thung’s permanent disability. In addition, under the Thung Employment Agreement, Mr. Thung is also entitled to strategic and long-term incentive payments. Mr. Thung is entitled to receive an incentive payment upon the disposition of a strategic asset of the Company equal to 3% of the amount by which the consideration received by the Company for such disposition exceeds the book value of such asset as of March 31, 2011. In addition, any termination of the Thung Employment Agreement other than for “cause” triggers an incentive payment to Mr. Thung in respect of the appreciation in the overall book value of the Company from March 31, 2011 until the date of such termination. The initial term of the Thung Employment Agreement is from the execution date until December 31, 2014, but, pursuant to its terms, it is automatically extended for successive two-year periods unless one hundred twenty days’ prior notice of non-renewal is given.
The Company is also party to a retirement benefits agreement with Mr. Thung, dated as of September 30, 1991, as amended by amendments dated as of December 20, 2002, June 17, 2005 and December 31, 2008, respectively, pursuant to which Mr. Thung is entitled to a lump-sum cash payment upon a “separation from service” from the Company of $1,659,557, increasing on a cumulative, compounding basis of 6% per annum from December 31, 2008. “Separation from service” is as defined under U.S. Treasury Regulations 1.409A-1(h)(1), and would generally include Mr. Thung’s death, retirement or any other termination of employment, including permanent disability.
With Ms. Herbert
The Company is party to the officer employment agreement with Ms. Teresa A. Herbert, the Company’s President, dated as of April 18, 2011 (the “Herbert Employment Agreement”). Under the Herbert Employment Agreement, if Ms. Herbert’s employment with the Company or its affiliate were to cease under certain circumstances, Ms. Herbert would be entitled to receive a severance amount equal to the average annual aggregate total compensation received by Ms. Herbert during the preceding five years, adjusted pro rata for the applicable severance period. The applicable severance period would be the longer of: (x) twelve months and

(y) a number of months equal to Ms. Herbert’s aggregate number of years of service with the Company or its affiliates, such number not to exceed twenty-four months. The circumstances under which such severance would be paid are (1) Ms. Herbert’s employment with the Company being involuntarily terminated under circumstances that would not constitute “cause” (examples of “cause” being Ms. Herbert’s refusal to perform her duties, material failure to follow the Company’s corporate policies, breach of the non-compete covenants in the Herbert Employment Agreement or her conviction of a felony or commission of a crime involving financial or accounting fraud upon the Company, its corporate affiliates or their respective clients or policyholders), or (2) such employment being voluntarily terminated under circumstances that would constitute “good reason” (examples of “good reason” being in connection with the Company’s material breach of its obligations under the Herbert Employment Agreement, a diminution of responsibility, the Company’s non-renewal of the Herbert Employment Agreement or certain change of control events). The initial term of the Herbert Employment Agreement was two years from the date it was entered into, but, pursuant to its terms, it is automatically extended for successive two-year periods unless one hundred twenty days’ prior notice of non-renewal is given.
With Mr. Furfaro
The Company is party to the amended and restated officer employment agreement with Standard Security Life (which subsequently assigned the agreement to its affiliate AMIC Holdings, Inc.) and Mr. Vincent J. Furfaro, the Company’s Senior Vice President – Strategic Corporate Development and Chief Information Security Officer, dated June 22, 2015, as amended on January 1, 2017 and March 24, 2020 (the “Furfaro Employment Agreement”). Under the Furfaro Employment Agreement, if Mr. Furfaro’s employment with AMIC Holdings, Inc. or its affiliate were to cease under certain circumstances, Mr. Furfaro would be entitled to receive a severance amount equal to average annual aggregate total compensation (with certain exclusions) received by Mr. Furfaro during the preceding five years, adjusted pro rata for the applicable severance period. The applicable severance period is the number of months equal to twelve plus Mr. Furfaro’s aggregate number of completed years of service with the Company and its affiliates, such number not to exceed twenty-four months. The circumstances under which such severance would be paid are (1) Mr. Furfaro’s employment with AMIC Holdings, Inc. being involuntarily terminated under circumstances that would not constitute “cause” (examples of “cause” being Mr. Furfaro’s refusal to perform his duties, material failure to follow AMIC Holdings, Inc.’s corporate policies, breach of the non-compete covenants in the Furfaro Employment Agreement or his conviction of a felony or commission of a crime involving financial or accounting fraud upon the Company, its corporate affiliates or their respective clients or policyholders), or (2) such employment being voluntarily terminated under circumstances that would constitute “good reason” (examples of “good reason” being in connection with AMIC Holdings, Inc.’s material breach of its obligations under the Furfaro Employment Agreement, a diminution in responsibilities, AMIC Holdings, Inc.’s non-renewal of the Furfaro Employment Agreement or the occurrence of certain change of control events). The initial term of the Furfaro Employment Agreement was two years from the date it was entered into, but, pursuant to its terms, it is automatically extended for successive two-year periods unless one hundred twenty days’ prior notice of non-renewal is given.
With Ms. Maggi
The Company is party to the officer employment agreement with Ms. Colleen P. Maggi, the Company’s Corporate Vice President and Chief Financial Officer, dated as of May 20, 2011 (the “Maggi Employment Agreement”). Under the Maggi Employment Agreement, if Ms. Maggi’s employment with the Company or its affiliate were to cease under certain circumstances, Ms. Maggi would be entitled to receive a severance amount equal to the average annual aggregate total compensation received by Ms. Maggi during the preceding five years, adjusted pro rata for the applicable severance period. The applicable severance period would be the longer of: (x) twelve months and (y) a number of months equal to Ms. Maggi’s aggregate number of years of service with the Company and its affiliates, such number not to exceed twenty-four months. The circumstances under which such severance would be paid are (1) Ms. Maggi’s employment with the Company being involuntarily terminated under circumstances that would not constitute “cause” (examples of “cause” being Ms. Maggi’s failure to perform her duties, material failure to follow the Company’s corporate policies, breach of the non-compete covenants in the Maggi Employment Agreement or her conviction of a felony or commission of a crime involving financial or accounting fraud upon the Company, its corporate affiliates or their respective clients or policyholders), or (2) such employment being voluntarily terminated under circumstances that would constitute “good reason” (examples of “good reason” being the Company’s material breach of its obligations under the Maggi Employment Agreement, a diminution in responsibility, non-renewal of the Maggi Employment

Agreement and certain change of control events). The initial term of the Maggi Employment Agreement was two years from the date it was entered into, but, pursuant to its terms, it is automatically extended for successive two-year periods unless one hundred twenty days’ prior notice of non-renewal is given.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that may become payable to each of the Company’s named executive officers in connection with the Merger. The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger was consummated on January 1, 2022, and that the employment of each of the named executive officers was immediately terminated other than for cause on such date. In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the actual values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.
Named Executive Officer	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Mr. Roy T.K. Thung	—	$6,358,770(1)	$13,509,142(2)	—	—	—	$19,867,912
Ms. Teresa A. Herbert	—	$309,329(3)	$1,225,224(4)	—	—	—	$1,534,553
Mr. David T. Kettig(5)	3,000,000(6)	$—	$—	—	—	—	$3,000,000
(1)
Potential payments to Mr. Roy T.K. Thung in cancellation of Stock Options and SARs consisting of $5,207,743 for Stock Options and SARs currently vested and $1,151,027 for Stock Options subject to accelerated vesting, as determined by using the Merger Consideration and based on applicable holdings as of January 1, 2022.

(2)
This amount represents cash payments to which Mr. Roy T.K. Thung may become entitled under his employment and related long term incentive and retirement agreements if his employment is terminated for good reason following a change of control.

(3)
Potential payments to Teresa A. Herbert in cancellation of Stock Options and SARs consisting of $309,329 for Stock Options subject to accelerated vesting, as determined by using the Merger Consideration and based on applicable holdings as of January 1, 2022.

(4)
This amount represents cash payments to which Teresa A. Herbert may become entitled under her employment and related agreements if her employment is terminated for good reason following a change of control.

(5)
Mr. David T. Kettig was a named executive officer at December 31, 2020 and, effective as of June 30, 2021, he resigned from his position as President, Chief Operating Officer and a director of the Company. Mr. David T. Kettig is not entitled to any compensation in connection with the Merger.

(6)
In June 2021, the Compensation Committee of the Board approved a bonus in the amount of $3 million payable to Mr. David T. Kettig, the Company’s President and Chief Operating Officer at that time, which was paid upon the consummation of the sale of Independence American Holdings Corp. (including its subsidiary Independence American Insurance Company) to Independence Pet.

Geneve Corporation Incentive Unit Arrangements
Geneve Corporation, a wholly-owned subsidiary of Geneve and the sole stockholder of Merger Sub, has established certain incentive compensation arrangements which, subject to customary terms, entitle each of Steven B. Lapin, Roy T.K. Thung, Teresa A. Herbert and Colleen P. Maggi to receive a bonus payment based on the increase (if any) in the stockholders’ equity of Geneve over a predetermined period. The stockholders’ equity of Geneve may increase or decrease depending on various factors, including the closing of the Merger and the amount of the Merger Consideration.
Intent to Vote in Favor of the Merger
Our directors and executive officers have informed us that, as of the date of this Proxy Statement, they intend to vote all of the shares of Common Stock owned directly by them in favor of the Merger Proposal. As of the Record Date, the Company’s directors and executive officers directly owned 618,638 shares in the aggregate, all of which are entitled to vote at the Special Meeting, or approximately 4.19% of the outstanding shares of Common Stock entitled to vote at the Special Meeting.

Support Agreements
In connection with the Merger, SIC Securities Corp., Argent Investors Management Corporation and SMH Associates Corp. (all indirect wholly-owned subsidiaries of Geneve) have entered into Support Agreements with the Company, pursuant to which such entities have agreed to vote (or cause to be voted) all shares of Common Stock over which they have voting power (representing, in the aggregate, approximately 62.0% of the Company’s total outstanding voting power as of December 31, 2021) in favor of the Merger Proposal. Under the Support Agreements, each of SIC Securities Corp., Argent Investors Management Corporation and SMH Associates Corp agreed not to transfer any of its shares of Common Stock, except to certain permitted transferees that agree to join the applicable Support Agreement. The obligations of SIC Securities Corp., Argent Investors Management Corporation and SMH Associates Corp. under the Support Agreements will automatically terminate upon the earlier of (1) the mutual agreement of the parties thereto to terminate the Support Agreements, (2) the termination of the Merger Agreement in accordance with its terms, (3) the Effective Time and (4) a Change of Recommendation.
The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Support Agreements, a copy of a form of which is attached as Appendix D to this Proxy Statement.
Dividends
The Merger Agreement provides that, except with respect to (1) dividends paid by any wholly-owned subsidiary of the Company to the Company, (2) a regular periodic cash dividend of $0.22 per share of Common Stock, which shall be declared in December 2021 and paid by the Company in the ordinary course consistent with past practice and (3) the “Final Dividend” (described below), neither the Company nor its subsidiaries will make, declare, set aside or pay any dividend or distribution, or make any other distributions in respect of, any of their respective capital stock without the prior written consent of Geneve. See “The Merger Agreement—Conduct of Business Pending the Merger” beginning on page 68.
Prior to the closing of the Merger, the Company will declare and pay a final dividend (the “Final Dividend”) in an amount equal to (x) $0.44 multiplied by (y) the number of days between (and including) (i) the payment date of the last regular dividend to be paid by the Company prior to the closing of the Merger and (ii) the date of the closing of the Merger, divided by (z) 365.
Accounting Treatment of the Merger
The Merger will be accounted for in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company does not believe the Merger will have a material impact on the accounting for the Company.

Material U.S. Federal Income Tax Consequences
The following discussion is a summary of material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of the shares of Common Stock. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of shares of Common Stock in light of their particular circumstances. This discussion is based on the Internal Revenue Code, the Treasury regulations promulgated under the Internal Revenue Code, judicial authority, published administrative positions of the Internal Revenue Service, which the Company refers to as the IRS, and other applicable authorities, all as in effect as of the date of this Proxy Statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation, nor does it address any aspects of the unearned income Medicare contribution tax. In addition, this discussion only applies to the shares of Common Stock that are held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code and does not address tax considerations applicable to any holder of the shares of Common Stock that may be subject to special treatment under U.S. federal income tax law, including:
•	a bank or other financial institution;
•	a tax-exempt organization;
•	a retirement plan or other tax-deferred account;
•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);
•	a person holding a direct or indirect interest in Geneve or Merger Sub;
•	an insurance company;
•	a mutual fund;
•	a regulated investment company or real estate investment trust;
•	a dealer or broker in commodities, stocks, securities or in currencies;
•	a dealer or trader in securities that elects mark-to-market treatment;
•	a controlled foreign corporation;
•	a passive foreign investment company;
•	a Company stockholder that owns, or has owned, actually or constructively, more than 5% of the shares of Common Stock;
•	a Company stockholder subject to the alternative minimum tax provisions of the Internal Revenue Code;
•	a Company stockholder that received the shares of Common Stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;
•	a person that has a functional currency other than the U.S. dollar;
•	a person that is required to report income no later than when such income is reported in an “applicable financial statement”;
•	a person that holds shares of Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•	a Company stockholder that is not exchanging its shares of Common Stock for cash pursuant to the Merger; and
•	certain former U.S. citizens or long-term residents.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. Any such partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), and any partners thereof, that hold the shares of Common Stock should consult their own tax advisors regarding the tax consequences of exchanging the shares of Common Stock pursuant to the terms of the Merger Agreement. In addition, holders of shares of Common Stock who are not U.S. Holders may be subject to different tax consequences than those described below and are urged to consult their tax advisors regarding their tax treatment under U.S. and non-U.S. tax laws.
The following summary is for general informational purposes only and is not a substitute for careful tax planning and advice. Holders of shares of Common Stock are urged to consult their own tax advisor with respect to the specific tax consequences to them of the Merger in light of their own particular circumstances, including U.S. federal estate, gift and other non-income tax consequences, and tax consequences under state, local and non-U.S. tax laws.
U.S. Holders
The following is a summary of the material U.S. federal income tax consequences of the Merger that will apply to U.S. Holders. For purposes of this discussion, the term “U.S. Holder” refers to a beneficial owner of the shares of Common Stock that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident in the United States;
•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

The exchange of the shares of Common Stock by a U.S. Holder for Merger Consideration pursuant to the terms of the Merger Agreement will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount of the Merger Consideration received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of Common Stock exchanged therefor. Gain or loss will generally be determined separately for each block of the shares of Common Stock (generally, the shares of Common Stock acquired at the same cost in a single transaction) held by such U.S. Holder. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Common Stock is more than one year at the time of the exchange. Long-term capital gains recognized by a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of Common Stock that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of the Merger Consideration pursuant to the terms of the Merger Agreement, unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Common Stock pursuant to the terms of the Merger Agreement, and certain other requirements are met; or

•
the Company is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of the consummation of the Merger or the period that the Non-U.S. Holder held the shares of Common Stock and, in the case where the shares of Common Stock are treated as regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of the shares of Common Stock at any time within the shorter of the five year period preceding the Merger or such Non-U.S. Holder’s holding period for the shares of Common Stock. There can be no assurance that the Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30%, or lower rate specified in an applicable income tax treaty, on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Gain described in the third bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, the Company may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of the Company’s “United States real property interests” equals or exceeds 50% of the sum of the fair market value of the Company’s worldwide real property interests plus the Company’s other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Non-U.S. Holders are urged to consult their tax advisors regarding the tax consequences to them if the Company is or has been a “United States real property holding corporation.”
Information Reporting and Backup Withholding Tax
Proceeds from the exchange of the shares of Common Stock for cash pursuant to the Merger generally will be subject to information reporting. In addition, backup withholding tax at the applicable rate (currently 24%) generally will apply unless the applicable U.S. Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. Holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided, that, the required information is timely furnished to the IRS. Each U.S. Holder should duly complete, sign and deliver to the paying agent an appropriate IRS Form W-9 to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.
A Non-U.S. Holder generally certifies its status as such by providing a properly completed and signed IRS Form W-8BEN or W-BEN-E. A Non-U.S. Holder that does not provide such form generally will be presumed to be a U.S. Holder, subject to backup withholding tax as described above.
Regulatory Approvals
In connection with the Merger, the Company is required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL at the closing of the Merger and complying with U.S. federal securities laws.
In addition, as a condition to the completion of the Merger:
•	the sale of Standard Security Life to Reliance Standard Life Insurance Company must have been consummated (which sale was consummated on January 3, 2022, effective as of January 1, 2022); and

•
the sale of Independence American Holdings Corp. (including its subsidiary Independence American Insurance Company) to Iguana Acquisition LLC, an affiliate of Independence Pet, must have been consummated (which sale was consummated on December 20, 2021).

Delisting and Deregistration of Common Stock
If the Merger is completed, the shares of the Common Stock will no longer be publicly traded and will be delisted from the NYSE. Additionally, the Common Stock will be deregistered under the Exchange Act, and the Company will no longer be required to file periodic reports with the SEC with respect to the Common Stock.
Effective Time of Merger
The Merger will become effective when the Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Delaware or at such other subsequent date or time as Geneve and the Company may agree and specify in the Certificate of Merger in accordance with the DGCL.
Payment of the Merger Consideration and Surrender of Stock Certificates
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes. This does not apply to the Excluded Shares.
Promptly after the Effective Time, Geneve will deposit or cause to be deposited in trust for the benefit of holders of the Common Stock (other than Excluded Shares), with a paying agent designated by Geneve, and reasonably acceptable to the Company (via the Special Committee), sufficient funds for payment of the Merger Consideration. The paying agent will deliver the Merger Consideration, as the case may be, according to the procedure summarized below.
As soon as reasonably practicable, but in no event more than three business days after the Effective Time, Geneve will, or will cause the surviving corporation to, cause the paying agent to send each holder of record of Common Stock whose shares of Common Stock were represented by share certificates or are book-entry account representing non-certificated shares of Common Stock, appropriate transmittal materials (including a customary letter of transmittal) and instructions for effecting the surrender of any certificates (or, in lieu thereof, an affidavit of loss and posting of a customary bond as indemnity against any claim that may be made with respect to such certificate) in exchange for the Merger Consideration. Each holder of record of Common Stock whose shares of Common Stock have been converted into the right to receive the Merger Consideration will be entitled to receive such Merger Consideration upon (1) surrender to the paying agent a duly completed letter of transmittal and any other documents reasonably required by the paying agent and (2) surrender of a certificate or certificates representing such shares of Common Stock (or, in lieu thereof, an affidavit of loss and posting of a customary bond as indemnity against any claim that may be made with respect to such certificate) or, in the case of book-entry shares of Common Stock, adherence to the procedures set forth in the letter of transmittal. After the Effective Time, until so surrendered, each certificate and book entry share representing shares of Common Stock will represent only the right to receive the Merger Consideration.
The Company will pay to each holder of Stock Options the cash amounts described in this Proxy Statement under “The Merger Agreement—Treatment of Company Equity Awards” through the Company’s payroll system or its applicable subsidiaries, less applicable withholding taxes and other deductions within two (2) business days following the Effective Time.
The paying agent will return to Geneve all funds in its possession one year after the Merger occurs, and the paying agent’s duties will terminate. After that time, if you have not received payment of the Merger Consideration, you may look only to Geneve and/or the Company for payment of the Merger Consideration, without interest, subject to applicable abandoned property, escheat and similar laws.
Fees and Expenses
All fees, expenses and costs incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including legal, accounting, investment banking and other fees, expenses and costs, will be paid by the party incurring such fees, expenses and costs, whether or not the Merger is consummated.

Estimated fees and expenses to be incurred by the Company and the Geneve Group Filing Persons in connection with the Merger Agreement and the transactions contemplated thereby, including the Merger, are as follows:
Description	Amount in thousands
Financial advisors fee and expenses	$4,000
Legal fees and expenses	$3,840
SEC filing fee	$31
Printing, proxy solicitation, filing fees and mailing costs	$150
Miscellaneous	$109
Total fees and expenses	$8,130

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This Proxy Statement, and the documents incorporated by reference in this Proxy Statement, include “forward-looking statements” that reflect the Company’s current views as to the expected completion and timing of the Merger and other information relating to the Merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this Proxy Statement, including under the headings, among others, “Summary Term Sheet,” “Questions and Answers About the Special Meeting and the Merger,” “Special Factors,” “Adjournment of the Special Meeting,” and “Important Information Regarding Independence Holding Company,” and in statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or other future events. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the actual results or developments the Company anticipates will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and the Company undertakes no obligation to update or revise any forward-looking statements made in this Proxy Statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters referred to or incorporated by reference in this Proxy Statement, the Company believes that the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:
•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;
•	the outcome of any legal proceedings that have been or may be instituted against the Company or others relating to the Merger Agreement and the transactions contemplated by the Merger Agreement;
•
the inability to complete the Merger because of the failure to obtain the Company stockholder approval or the majority of the minority stockholder approval and/or the failure to satisfy other conditions to consummation of the Merger;

•	the failure of the Merger to close for any other reason;
•	the risk that the pendency of the Merger disrupts current plans and operations and potential difficulties in employee retention as a result of the pendency of the Merger;
•	the effect of the announcement of the Merger on the Company’s business relationships, operating results and business generally;
•	the amount of the costs, fees, expenses and charges related to the Merger;
and other risks detailed in the Company’s filings with the SEC, including the Company’s most recent filings on Forms 10-Q and 10-K. See “Where Stockholders Can Find Additional Information” beginning on page 87. Many of the factors that will determine the Company’s future results are beyond the Company’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, you should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE PARTIES TO THE MERGER
Independence Holding Company
Independence Holding Company (referred to as the Company), through its subsidiaries, distributes Medicare, life, under age 65 health (including Affordable Care Act plans), and other insurance products direct to consumers, via agents and through affinity partnerships. The Company sells products nationally through multiple channels, including digital, call center and advisors, all of which utilize the Company’s CMS-approved Web Broker, INSXcloud.com. The Company provides information and quoting capabilities via its domain properties including healthinsurance.org; medicareresources.org; myhealthinsurance.com; and healthedeals.com.
Geneve Holdings, Inc.
Geneve Holdings, Inc., a Delaware corporation (referred to as Geneve), is a privately held diversified financial holding company. Through its direct and indirect wholly-owned subsidiaries, Geneve holds in the aggregate approximately 62.0% of the Company’s outstanding Common Stock as of December 31, 2021.
Geneve Acquisition Corp.
Geneve Acquisition Corp. (referred to as Merger Sub) is a newly formed Delaware corporation. Merger Sub is a wholly-owned subsidiary of Geneve and was formed solely for the purpose of engaging in the Merger and other related transactions. As of the date hereof, Steven B. Lapin is the sole director and Steven B. Lapin and H. William Smith are the sole officers of Merger Sub. Merger Sub has not engaged in any business other than in connection with the Merger and other related transactions.
Business and Background of Natural Persons Related to the Company
A biography for each of the Company’s current directors and executive officers is set forth below. Each of the Company’s directors and executive officers listed below is a United States citizen. None of the Company nor any of the Company’s directors or executive officers listed below has been (a) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting future activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.
Directors
Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications
Mr. Larry R. Graber 2000	72
From March 2012 to January 1, 2022, Chief Life and Annuity Actuary and Senior Vice President of the Company; for more than the five years prior thereto, Senior Vice President — Life and Annuities of the Company; for more than the past five years until July 2021, President of Madison National Life, a wholly-owned subsidiary of the Company; for more than the past five years until January 1, 2022, a director of Madison National Life; from July 2018 to December 20, 2021, a director of Independence American Insurance Company, a wholly-owned subsidiary of the Company; for more than the past five years and until October 2020, a director and President of Southern Life and Health Insurance Company, an insurance company with principal offices in Homewood, Alabama and until its sale in October 2020, a wholly-owned subsidiary of Geneve; for more than the past five years until January 1, 2022, a director of Standard Security Life, a wholly owned subsidiary of the Company.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications
Ms. Teresa A. Herbert 2016	60
Since June 2019, Independent Non-Executive Member of the Board of Directors of AVANGRID, Inc., a leading sustainable energy services company and diversified energy and utility company with principal offices in New Haven, Connecticut that is the successor-in-interest by merger to UIL Holdings Corporation; since July 2019, a member of the Audit and Compliance Committee of AVANGRID, Inc.; since July 1, 2021, President of the Company; for more than the past five years, Chief Financial Officer and Senior Vice President of the Company; for more than the past five years, Vice President – Finance and Treasurer of Geneve; for more than the five years prior to August 2016, Chief Financial Officer and Senior Vice President of American Independence Corp., formerly a public company traded on Nasdaq and a majority-owned subsidiary of the Company that was merged out of existence on August 31, 2016; from March 2011 to August 2016, a director of American Independence Corp.; from 2016 to January 1, 2022, a director of Standard Security Life, a wholly-owned subsidiary of the Company; from 2016 to December 20, 2021, a director of Independence American Insurance Company, a wholly-owned subsidiary of the Company; from June 30, 2021, a director of Independence Pet Holdings, Inc.

Mr. Allan C. Kirkman 1980	78
For more than the past five years, a member of each of the Audit Committee and the Compensation Committee of the Company and Chairman of the Compensation Committee of the Company; for more than the five years prior to his retirement in October 2005, Executive Vice President of Mellon Bank, N.A.

Mr. John L. Lahey 2006	75
For more than the past five years, a member of the Audit Committee and the Compensation Committee of the Company; since July 2018, President Emeritus and Professor of Logic and Philosophy at Quinnipiac University, a private university located in Hamden, Connecticut; from March 1987 to June 2018, President of Quinnipiac University; since 2010, a member of the Board of Trustees of Yale-New Haven Health Systems; between 1994 and December 2015, a director of the UIL Holdings Corporation, a publicly-held utility holding company with principal offices in New Haven, Connecticut; since July 2019, Chairman of the Nominating, Governance and Compensation Committee, and member of the Independent Directors’ Committee, of AVANGRID, Inc., a leading sustainable energy services company and diversified energy and utility company with principal offices in New Haven, Connecticut that is the successor-in-interest by merger to UIL Holdings Corporation; since December 2015, a director, Nominating, Governance and Compensation Committee member, and Executive Committee member of AVANGRID, Inc.; since 2004, a director of Alliance for Cancer Gene Therapy, the only national non-profit organization committed exclusively to cancer gene and cell therapy research; from June 2006 to January 2017, a director of Standard Security Life, a wholly-owned subsidiary of the Company.

Mr. Steven B. Lapin 1991	76
For more than the past five years, Vice Chairman of the Board of Directors of the Company; for more than the past five years, Chairman, Chief Executive Officer, President and a director of Geneve; for more than the past five years, Chairman, Chief Executive Officer, President and a director

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

of Geneve Corporation; for more than the five years prior to August 2016, a director of American Independence Corp., formerly a public company traded on Nasdaq and a majority-owned subsidiary of the Company that was merged out of existence on August 31, 2016; for more than the five years prior to November 2018, a director of Madison National Life, a wholly-owned subsidiary of the Company; for more than the five years prior to October 2018, a director of Standard Security Life, a wholly-owned subsidiary of the Company.

Mr. Ronald I. Simon 2016	83
Since November 2016, a director of the Company; since November 2017, a member of the Audit Committee of the Company; from January 2003 to August 2016, Chairman of the Compensation Committee of American Independence Corp., formerly a public company traded on Nasdaq and a majority-owned subsidiary of the Company that was merged out of existence on August 31, 2016; from January 2005 to August 2016, a member of the Audit Committee of American Independence Corp.; from 2011 to August 2016, Chairman of the Audit Committee of American Independence Corp.; from August 2007 through January 2021, a director and member of the Audit and Compensation Committees, and Chairman of the Corporate Governance Committee, of Ellington Financial, Inc., a REIT specializing in acquiring and managing mortgage-related assets; since January 2021, Chairman of the Board, chairman of the Audit Committee, and member of the Compensation and Corporate Governance Committees of Ellington Financial, Inc.; since May 2013, a director and member of the Audit and Compensation Committees, and Chairman of the Corporate Governance Committee, of Ellington Residential Mortgage REIT, a REIT which primarily invests in government guaranteed mortgages.

James G. Tatum, C.F.A. 2000	80
For more than the past five years, Chairman of the Audit Committee of the Company; for more than the past five years, member of the Compensation Committee of the Company; for more than the past five years, sole proprietor of J. Tatum Capital, LLC, a registered investment advisor, located in Birmingham, Alabama, managing funds primarily for individual and trust clients; for more than twenty-five years, a Chartered Financial Analyst; from March 2011 until August 2016, a director of American Independence Corp., formerly a public company traded on Nasdaq and a majority-owned subsidiary of the Company that was merged out of existence on August 31, 2016; from March 2011 until August 2016, a member of the Audit Committee of American Independence Corp.

Mr. Roy T.K. Thung 1990	77
Since September 2017, Chief Executive Officer and Chairman of the Board of the Company; since March 2011, Chief Executive Officer, President and Chairman of the Board of the Company; since January 2000, Chief Executive Officer of the Company; since July 1999, President of the Company; for more than the five years prior to July 1999, Executive Vice President and Chief Financial Officer of the Company; for more than the past five years, Executive Vice President and a director of Geneve Corporation; from July 2002 until August 2016, a director of American Independence Corp., formerly a public company traded on Nasdaq and a majority-owned subsidiary of the Company that was merged out of existence on August 31, 2016; from November 2002 until March 2012,

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Chief Executive Officer and President of American Independence Corp.; from March 2012 until August 2016, Chief Executive Officer of American Independence Corp.; for more than the five years prior to April 2016, Chief Executive Officer and Chairman of the Board of Standard Security Life, a wholly-owned subsidiary of the Company; for more than the five years prior to October 2018, director of Standard Security Life; for more than the five years prior to November 2018, Chairman of the Board of Madison National Life, a wholly-owned subsidiary of the Company.

Mr. Vincent Furfaro 2021	58
Since January 2019, Senior Vice President - Corporate Development and Chief Information Security Officer of the Company; since July 1, 2021, a director of the Company; from October 2018 to January 1, 2022, a director of Standard Security Life, a wholly-owned subsidiary of the Company; from December 2021 to January 1, 2022, Interim Chief Information Security Officer of Standard Security Life; from February 2018 to December 2018, Vice President - Strategic Corporate Development and Chief Information Security Officer of the Company; from 2015 to February 2018, Vice President –Information Technology of the Company; from February 2018 until July 2019, Chief Information Security Officer of Standard Security Life, Independence American Insurance Company and Madison National Life, each a wholly owned subsidiary of the Company; for more than five years until February 2018, Vice President - Information Technology of Standard Security Life, Independence American Insurance Company and Madison National Life; from June 30, 2021, a director of Independence Pet Holdings, Inc.

Executive Officers
Colleen P. Maggi (Age 57)
Since July 1 2021, Corporate Vice President and Chief Financial Officer of the Company; for more than the past five years, Controller and Vice President of the Company.
Business and Background of Persons Related to the Geneve Group Filing Persons
The name, citizenship, current principal occupation or employment and material occupations, telephone numbers, positions, offices or employment for the past five years of each director and executive officer of the Geneve Group Filing Persons are set forth below.
Name	Business Address and Telephone	Employment and Material Occupation
Barbara S. Netter	96 Cummings Point Road Stamford, CT 06902 (203) 358-8000	Over the past five years, Ms. Netter has been a senior vice president and director of each of Geneve and its wholly owned subsidiary, Geneve Corporation.

Steven B. Lapin	96 Cummings Point Road Stamford, CT 06902 (203) 358-8000
Over the past five years, Mr. Lapin has been the Vice Chairman of the Board of Directors of the Company, the Chairman, Chief Executive Officer, President and a director of Geneve, and the Chairman, Chief

Name	Business Address and Telephone	Employment and Material Occupation
Executive Officer, President and a director of Geneve Corporation.

Roy T.K. Thung	96 Cummings Point Road Stamford, CT 06902 (203) 358-8000	Over the past five years, Mr. Thung has been the Chairman of the Board and Chief Executive Officer of the Company, and a director and executive officer of Geneve and Geneve Corporation.
Each of the directors and executive officers listed above is a United States citizen. Geneve Corporation is a Delaware corporation and a direct wholly-owned subsidiary of Geneve. SIC Securities Corp. is a Delaware corporation and an indirect wholly-owned subsidiary of Geneve. Argent Investors Management Corporation is a New York corporation and an indirect wholly-owned subsidiary of Geneve. SMH Associates Corp. is a Delaware corporation and an indirect wholly-owned subsidiary of Geneve. The principal office of each of the foregoing entities is located at 96 Cummings Point Road, Stamford, Connecticut 06902. Each of the foregoing entities is a corporation engaged principally in holding investments.
None of the Geneve Group Filing Persons, and none of the natural persons related to the Geneve Group Filing Persons listed above, have (a) been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or (b) been party to any judicial or administrative proceeding during the last five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Company Transactions with the Geneve Group Filing Persons
Under the SEC rules governing “going-private” transactions, the Geneve Group Filing Persons may be deemed to be affiliates of the Company and, therefore, are required to provide certain information in respect of agreements, arrangements and understandings with respect to securities of the Company. The Geneve Group Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
The Company and Geneve operate under cost-sharing arrangements pursuant to which certain items are allocated between the two companies. During 2020, the Company paid Geneve (or accrued for payment thereto) approximately $416,000 under such arrangements, and paid or accrued an additional $338,000 for the first nine months of 2021. Such cost-sharing arrangements include Geneve providing the Company with the use of office space as the Company’s corporate headquarters for annual consideration of $156,000 in 2020. The foregoing arrangement is subject to the annual review and approval of the Audit Committee, and the Company’s management believes that the terms thereof are no less favorable than could be obtained by the Company from unrelated parties on an arm’s-length basis.

Merger Agreement
See “The Merger Agreement” on page 64.
Support Agreements
In connection with the Merger, SIC Securities Corp., Argent Investors Management Corporation and SMH Associates Corp. (all indirect subsidiaries of Geneve) have entered into Support Agreements with the Company, pursuant to which such entities have agreed to vote (or cause to be voted) all shares of Common Stock over which they have voting power (representing, in the aggregate, approximately 62.0% of the Company’s total outstanding voting power as of December 31, 2021) in favor of the Merger Proposal. Under the Support Agreements, each of SIC Securities Corp., Argent Investors Management Corporation and SMH Associates Corp. agreed not to transfer any of shares of Common Stock, except to certain permitted transferees that agree to join the applicable Support Agreement. The obligations of SIC Securities Corp., Argent Investors Management Corporation and SMH Associates Corp. under the Support Agreements will automatically terminate upon the earliest to occur of (1) the mutual agreement of the parties thereto to terminate the Support Agreements, (2) the termination of the Merger Agreement in accordance with its terms, (3) the Effective Time and (4) a Change of Recommendation.
The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Support Agreements, a copy of a form of which is attached as Appendix D to this Proxy Statement.

THE SPECIAL MEETING
Date, Time and Place
This Proxy Statement is being furnished to the stockholders of the Company as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on February 15, 2022, starting at 10:00 a.m., Eastern time, via live webcast on the Internet at www.virtualshareholdermeeting.com/IHC2022SM, or at any adjournment or postponement thereof.
The purpose of the Special Meeting is for the stockholders of the Company to consider and vote on the Merger Proposal. Both the affirmative vote of the majority of the shares of Common Stock outstanding at the close of business on the Record Date and the majority of the minority stockholder approval must be obtained for the Merger to occur. A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A. This Proxy Statement and the enclosed form of proxy and voting instruction card are first being mailed to the stockholders of the Company on or around January 10, 2022.
In addition, in accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the Compensation Proposal, the value of which is disclosed in the table in the section of this Proxy Statement entitled “Advisory Vote on Golden Parachute Compensation” beginning on page 76. The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, a stockholder may vote to approve the Compensation Proposal and vote against the Merger Proposal, or vice versa. Because the vote on the Compensation Proposal is advisory in nature only, it will not be binding on either the Company or Geneve. Accordingly, because the Company is contractually obligated to pay the compensation if the Merger is approved, the compensation will become payable if the Merger closes, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote. Further, the holders of the Common Stock will consider and vote on the Adjournment Proposal, from time to time, if necessary or appropriate (as determined in good faith by the Company), to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to obtain the Company stockholder approval or the majority of the minority stockholder approval.
Record Date and Quorum
The holders of record of Common Stock as of the close of business on January 3, 2022, the “Record Date” for the determination of stockholders entitled to notice of and to vote at the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. On the Record Date, 14,760,044 shares of Common Stock were issued and outstanding.
The presence at the Special Meeting via live webcast on the internet or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the Record Date will constitute a quorum, permitting the Company to conduct its business at the Special Meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares of Common Stock considered to be present at the Special Meeting. Broker non-votes, as described below under “The Special Meeting – Required Vote – Broker Non-Votes,” will not be considered to be present for purposes of determining whether a quorum exists.
Required Vote
The Merger cannot be completed unless the Merger Proposal is approved by the affirmative vote of the majority of the shares of Common Stock outstanding at the close of business on the Record Date. In addition, the Merger Agreement makes it a condition to the parties’ obligations to consummate the Merger that the majority of the minority stockholder approval is obtained. If you abstain from voting on, or fail to vote on the Merger Proposal (including the failure of a Company stockholder who holds their shares of Common Stock in “street name” through a bank, broker or other nominee to give voting instructions to such bank, broker or other nominee with respect to the Merger Proposal), the effect will be the same as a vote “AGAINST” the Merger Proposal.
The Compensation Proposal and the Adjournment Proposal require the affirmative vote of the majority of the shares of Common Stock present or represented by proxy at the Special Meeting and entitled to vote on the subject matter thereat.

Broker Non-Votes
In accordance with the rules of the NYSE, banks, brokers and other nominees who hold Common Stock in “street name” for their customers do not have discretionary authority to vote those shares of Common Stock with respect to the Merger Proposal, the Compensation Proposal or the Adjournment Proposal. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owners of those shares of Common Stock, they are not permitted to vote those shares of Common Stock with respect to any of the proposals to be presented at the Special Meeting. A “broker non-vote” occurs on an item when (1) a bank, broker or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares of Common Stock and (2) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Because all of the proposals currently expected to be voted on at the Special Meeting are non-routine matters under NYSE rules for which brokers do not have discretionary authority to vote, the Company does not expect there to be any broker non-votes at the Special Meeting.
Abstentions
Proxies received but marked as abstentions will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum is present. Such proxies will have the same effect as a vote “AGAINST” the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
Voting; Proxies; Revocation
Attendance
All holders of the Common Stock as of the close of business on January 3, 2022, the Record Date, including stockholders of record and beneficial owners of Common Stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the Special Meeting.
Voting
Stockholders of the Company of record will be able to vote via live webcast on the internet at the Special Meeting. If you are not a stockholder of record, but instead hold your shares of Common Stock in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote via live webcast on the internet at the Special Meeting.
Providing Voting Instructions by Proxy
To ensure that your shares of Common Stock are represented at the Special Meeting, the Company recommends that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting.
Record Holders
If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.
Submit a Proxy by Telephone or via the Internet. This Proxy Statement is accompanied by a proxy and voting instruction card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via live webcast on the Internet by visiting www.virtualshareholdermeeting.com/IHC2022SM as specified on the enclosed proxy and voting instruction card by the deadlines set forth on the card. Your shares of Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy and voting instruction card, as described below.
Submit a Proxy and Voting Instruction Card. If you complete, sign, date and return the enclosed proxy and voting instruction card by mail so that it is received before the Special Meeting, your shares of Common Stock will be voted in the manner directed by you on your proxy and voting instruction card.
If you sign, date and return your proxy and voting instruction card without indicating how you wish to vote, your proxy will be voted “FOR” the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy and voting instruction card, the effect will be that your shares of

Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting (unless you are a record holder as of the Record Date and attend the Special Meeting) and will have the same effect as a vote “AGAINST” the Merger Proposal, but will not affect the vote regarding the Compensation Proposal or the Adjournment Proposal.
“Street Name” shares of Common Stock
If your shares of Common Stock are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares of Common Stock by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.
Revocation of Proxies
Your proxy is revocable. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the Special Meeting by:
•
submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy and voting instruction card by mail to the Company;

•	attending the Special Meeting via live webcast on the Internet by visiting www.virtualshareholdermeeting.com/IHC2022SM and voting via the internet; or
•	giving written notice of revocation to the Secretary of the Company at 96 Cummings Point Road, Stamford, Connecticut 06902 or by giving notice of revocation at the Special Meeting.
Attending the Special Meeting without taking one of the actions described above will not revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy and voting instruction card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy and voting instruction card or written notice of revocation in sufficient time for it to be received by the Company before the day of the Special Meeting.
If you hold your shares of Common Stock in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by it in order to revoke your proxy or submit new voting instructions.
Adjournments and Postponements
The Special Meeting may be adjourned or postponed from time to time, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to obtain the Company stockholder approval or obtain the majority of the minority stockholder approval, although this is not currently expected. If there is present or represented by proxy at the Special Meeting, sufficient favorable voting power to approve the Merger Proposal, the Company does not anticipate that it will adjourn or postpone the Special Meeting. Any signed proxies received by the Company in which no voting instructions are provided on the Adjournment Proposal will be voted “FOR” the Adjournment Proposal, if the proposal is introduced.
Solicitation of Proxies
The Company will bear the cost of the solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company’s outstanding Common Stock. The Company may solicit proxies by mail, personal interview, email, telephone, or via the Internet. The Company has retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to assist it in the solicitation of proxies for the Special Meeting and will pay Innisfree a fee of $30,000 and a success fee of $15,000, plus reimbursement of out-of-pocket expenses. In addition, the Company has agreed to indemnify Innisfree against certain liabilities, including liabilities arising under the federal securities laws. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this Proxy Statement as Appendix A, and which the Company incorporates by reference into this Proxy Statement. The provisions of the Merger Agreement are extensive and not easily summarized. The Company encourages you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties to the Merger Agreement are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this Proxy Statement. In addition, you should read “Special Factors – Support Agreements” beginning on page 48, which summarizes the Support Agreements, as certain provisions of these agreements relate to certain provisions of the Merger Agreement.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about the Company contained in this Proxy Statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by the Company, Geneve and Merger Sub were qualified and subject to important limitations agreed to by the Company, Geneve and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that is different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the Merger Agreement to the other, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Proxy Statement, may have changed since the date of the Merger Agreement, November 9, 2021. Additional information about the Company may be found elsewhere in this Proxy Statement and in the Company’s other public filings with the SEC. See “Where Stockholders Can Find Additional Information” beginning on page 87.
Structure of the Merger
At the Effective Time, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease. The Company will be the surviving corporation in the Merger and will continue to be a Delaware corporation after the Merger. At the closing of the Merger, the certificate of incorporation and the bylaws of the Company, as amended and restated pursuant to the terms of the Merger Agreement, will be the certificate of incorporation and bylaws of the surviving corporation.
The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the surviving corporation and will serve until the earlier of their death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Restated Bylaws of the surviving corporation. The officers of the Company immediately prior to the Effective Time will be the initial officers of the surviving corporation and will serve until their successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Restated Bylaws of the surviving corporation.
When the Merger Becomes Effective
The closing of the Merger will take place no later than the third business day after the satisfaction or waiver of the conditions to closing provided for in the Merger Agreement (other than any condition that by its nature can only be satisfied by action taken at or immediately prior to the closing of the Merger, but subject to satisfaction of any such condition), at a place to be agreed by the Company and Geneve. The Merger will become effective at the Effective Time (which will be the date and time when the parties file the Certificate of Merger with the

Secretary of State of the State of Delaware, to be executed, acknowledged and filed in accordance with the relevant provisions of Delaware law, or at such later date or time as may be agreed by Geneve and the Company in writing and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL, and the Certificate of Merger is accepted by the Secretary of State of the State of Delaware).
Effect of the Merger on the Shares of Common Stock of the Company and Merger Sub
At the Effective Time:
•	each outstanding share of Common Stock, other than the Excluded Shares, will be cancelled and converted into the right to receive the Merger Consideration;
•	each Geneve Group Share and Treasury Share will be cancelled without payment of any consideration thereof;
•
each Dissenting Share will be cancelled and converted into the right to receive payment of such amounts that are payable in accordance with Section 262 of the DGCL and will not have the right to receive the Merger Consideration, unless and until such stockholder loses, waives or withdraws its rights as a dissenting Company stockholder; and

•	each share of common stock, par value $0.01 per share, of Merger Sub, will be converted into one share of common stock of the surviving corporation.
Treatment of Company Equity Awards
At the Effective Time:
Stock Options: At the Effective Time, each outstanding Stock Option under the Company’s 2016 Plan (whether vested or unvested) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Stock Option immediately prior to the Effective Time and (ii) the excess, if any, of (x) the Merger Consideration of $57.00 per share over (y) the exercise price per share of such Stock Option, less applicable taxes required to be withheld with respect to such payment.
SARs: At the Effective Time, each outstanding SAR granted under the Company’s 2016 Plan will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock linked to such SAR immediately prior to the Effective Time and (ii) the excess of (x) the Merger Consideration of $57.00 per share over (y) the exercise price per share linked to such SAR, less applicable taxes required to be withheld with respect to such payment.
RSUs: At the Effective Time, each outstanding RSU granted under the Company’s 2016 Plan, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the sum of (i) any accrued but unpaid cash in respect of dividend equivalent rights representing fractional shares of Common Stock with respect to such RSU plus (ii) the product of (x) the number of shares of Common Stock underlying such RSU immediately prior to the Effective Time (including any dividend equivalent units credited in respect of such RSU) and (y) the Merger Consideration, less applicable taxes required to be withheld with respect to such payment.
Payment for the Common Stock in the Merger
Promptly after the Effective Time, Geneve will deposit or cause to be deposited in trust for the benefit of holders of the Common Stock (other than Excluded Shares), with a paying agent designated by Geneve, and reasonably acceptable to the Company (via the Special Committee), sufficient funds for payment of the Merger Consideration. The paying agent will deliver the Merger Consideration according to the procedure summarized below.
As soon as reasonably practicable, but in no event more than three business days after the Effective Time, Geneve will, or will cause the surviving corporation to, cause the paying agent to send each holder of record of Common Stock whose shares of Common Stock were represented by share certificates or are book-entry account representing non-certificated shares of Common Stock, appropriate transmittal materials (including a customary letter of transmittal) and instructions for effecting the surrender of any certificates (or, in lieu thereof, an affidavit of loss and posting of a customary bond as indemnity against any claim that may be made with respect to such certificate) in exchange for the Merger Consideration. Each holder of record of Common Stock whose shares of Common Stock have been converted into the right to receive the Merger Consideration will be entitled to receive such Merger Consideration upon (1) surrender to the paying agent of a duly completed letter of transmittal and any other documents reasonably required by the paying agent and (2) surrender of a certificate or certificates representing such shares of Common Stock (or, in lieu thereof, an affidavit of loss and posting of a customary bond as indemnity against any claim that may be made with respect to such certificate) or, in the case of book-entry shares of Common Stock, adherence to the procedures set forth in the letter of transmittal. After the Effective Time, until so surrendered, each certificate and book entry share representing shares of Common Stock will represent only the right to receive the Merger Consideration.
Representations and Warranties
The Merger Agreement contains representations and warranties of the Company as to, among other things:
•	corporate organization, existence and good standing, including with respect to the Company’s subsidiaries;
•
the capitalization of the Company, including in particular the number of shares of Common Stock and restricted stock awards outstanding and the existence of any preemptive rights or rights of first refusal with respect to the Common Stock;

•	corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by it;
•	required regulatory filings and authorizations, consents or approvals of government entities and consents or approvals required of other third parties;
•
the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of, the contemplated transactions;

•	compliance with laws;
•	the accuracy of the Company’s and its subsidiaries’ filings with the SEC and of the financial statements included in the SEC filings;
•	the absence of certain undisclosed liabilities for the Company and its subsidiaries;
•	conduct of the Company’s business and the absence of a Material Adverse Effect (as defined below) since December 31, 2020;
•	material contracts of the Company and its subsidiaries;
•	the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries;
•	the Company’s use of all necessary action to ensure that anti-takeover provisions of applicable law will not apply to the Merger;
•	the absence of any fees or commissions owed to investment bankers, finders or brokers in connection with the Merger;
•	receipt of an opinion from the Special Committee’s financial advisor; and
•	the truth and accuracy of the Proxy Statement and Schedule 13E-3 to be filed with the SEC.
The Merger Agreement also contains representations and warranties of Geneve and Merger Sub as to, among other things:
•	corporate organization and good standing;
•	Geneve’s and Merger Sub’s share ownership and Merger Sub’s operations;
•	power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by it;

•	required regulatory filings and authorizations, consents or approvals of government entities and consents or approvals required of other third parties;
•	the availability of funds from Geneve and the Company to pay the Merger Consideration and related expenses;
•	solvency of the Company;
•	the absence of any fees or commissions owed to investment bankers, finders or brokers in connection with the Merger; and
•	the accuracy of the information provided by Geneve and Merger Sub to be included in this Proxy Statement and Schedule 13E-3.
Many of the representations and warranties in the Merger Agreement are qualified by knowledge or materiality qualifications or a “material adverse effect” clause. For purposes of the Merger Agreement, a “Material Adverse Effect,” means any event, occurrence, fact, condition, change, development, circumstance or effect or cause thereof (an “Effect”) that:
•	would prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the Outside Date; or
•
has had a material adverse effect on the business, condition (financial or otherwise, including cash condition), operations, assets or financial performance of the Company and its subsidiaries taken as a whole, other than any such Effect resulting from:

○	changes or conditions generally affecting the industries in which the Company and any of its subsidiaries operate;
○
general economic or political conditions, commodity pricing or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction in which the Company or any of its subsidiaries operate;

○
any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect);

○
consequences resulting from the execution, delivery, pendency or performance of the Merger Agreement or the public announcement or pendency of the contemplated transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with employees, labor unions, customers, suppliers, landlords or partners;

○
any change, in and of itself, in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect);

○	any change in, or actions taken reasonably and in good faith to comply with any change in, law applicable to the Company’s business or GAAP (or, in each case, authoritative interpretation thereof);
○
geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage (including cyberattacks) or terrorism, or any escalation or worsening of any such acts of hostilities, war, sabotage or terrorism threatened or underway through the date of the Merger Agreement;

○	any hurricane, tornado, flood, earthquake or other natural disaster;
○	any actions required to be taken or not taken by the Company or any of its subsidiaries pursuant to the Merger Agreement or with Geneve’s prior written consent;

○
any Effect described in any of the reports or other documents filed or furnished by the Company to the SEC pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) prior to November 9, 2021;

○	any breach of the Merger Agreement by Geneve or Merger Sub; or
○	any outbreak of a virus, infectious disease, epidemic, pandemic, other contagion or public health event, provided that any Effect resulting from any of the matters described in the first, second, seventh or eighth bullets may be taken into account in determining whether or not there has been, or is reasonably expected to be, a Material Adverse Effect if, but only if, such Effect has a disproportionate adverse effect (and solely to the extent of such disproportionate adverse effect) on the Company and its subsidiaries, taken as a whole, relative to others in the industries and geographical regions in which affected businesses of the Company and its subsidiaries operate in respect of the business conducted in such industries and applicable geographical regions.
Conduct of Business Pending the Merger
The Merger Agreement provides that, subject to certain exceptions or Geneve’s consent, during the period from the signing of the Merger Agreement to the Effective Time, the Company must, and will cause each of its subsidiaries to, ensure that the business and operations of the Company and each of its subsidiaries be conducted in the ordinary course of business and in accordance with past practice, and in compliance with all applicable laws and the requirements of the Company’s material contracts. In addition, subject to certain exceptions or Geneve’s written consent, the Company must not and shall cause each of its subsidiaries not to:
•	adopt or propose any change in its organizational documents;
•	merge or consolidate with any other person or acquire any assets or capital stock of any other person, other than acquisitions of assets in the ordinary course of business;
•
except as expressly required pursuant to any of the Pending Company Transactions, sell, lease, license, encumber, or otherwise surrender, relinquish or dispose of any materials assets, other than in the ordinary course of business;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
•	terminate, amend, modify or supplement, waive any right under, or transfer or assign any right or obligation under, any of the Pending Company Transactions;
•
except as set forth in the Merger Agreement, issue, deliver, sell, grant, encumber, or otherwise enter into any contract or understanding with respect to the voting of, (A) any shares of capital stock, company equity awards or other equity interests of the Company or of any of its subsidiaries (other than (1) such issuance of shares of capital stock by a wholly-owned subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company, (2) such issuance of shares of capital stock in respect of the exercise, vesting and settlement, as applicable, of company equity awards outstanding as of the date of the Merger Agreement in accordance with their terms and, as applicable, the terms of the 2016 Plan in effect on the date of the Merger Agreement or (3) such issuance of dividend equivalent units in connection with the Company’s declaration and payment of semi-annual dividends (or the issuance of shares of capital stock into which such units convert)) or (B) securities convertible into or exchangeable into or exercisable for any such shares of capital stock, or any options, warrants or other rights of any kind to acquire any such shares of capital stock or such convertible or exchangeable securities, in each case other than in respect of outstanding company equity awards;

•
make any loans, advances, guarantees or capital contributions to, or investments in, any person in excess of $5,000,000 in the aggregate, except (A) to or from the Company and any of its wholly-owned subsidiaries and (B) for loans or advances made to directors, officers and other employees of the Company and its subsidiaries (1) for business-related travel, other business-related expenses, in each case, in the ordinary course of business or (2) pursuant to the indemnification and advancement rights of such persons in effect as of the date of the Merger Agreement under any agreement between or among such person and the Company or any subsidiary thereof or the organizational documents of the Company or any subsidiary thereof;

•
declare, set aside, establish a record date for, accrue, make or pay any dividend or other distribution (whether payable in cash, stock, property or otherwise) in respect of, any capital stock of the Company or any of its subsidiaries or other equity or voting interests (including with respect to the Company, for the avoidance of doubt, shares of Common Stock), except for (A) dividends paid by any wholly-owned subsidiary to the Company or to any other wholly-owned subsidiary of the Company, (B) a regular dividend of $0.22 per share, which the Company shall declare in December 2021 and pay in the ordinary course consistent with past practice, and (C) a dividend in an amount equal to the Final Dividend Amount, which the Company shall declare not more than five business days prior to the date of the closing of the Merger and pay on or prior to the date of the closing of the Merger;

•
reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire (or offer to do any of the foregoing), directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (including, with respect to the Company, any shares of Common Stock) or other equity or voting interests or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities, including company equity awards, except pursuant to the forfeiture provisions of such company equity awards or the cashless exercise or tax withholding provisions of such company equity awards, in each case, if and only to the extent permitted by the terms of such company equity awards;

•
incur or assume any indebtedness for borrowed money with an aggregate principal amount in excess of $1,000,000, guarantee any such indebtedness for borrowed money of another person or enter into a “keep well” or similar agreement in respect of indebtedness for borrowed money (including the issuance of any debt securities, warrants or other rights to acquire any debt security);

•
enter into, terminate (other than expirations of any such material contract in accordance with its terms), materially amend, waive or assign any material right or claim under any Company Material Contract or any Contract that would have been required to be disclosed pursuant to the terms of the Merger Agreement (or any contract that would be a material contract if it were in effect as of the date of the Merger Agreement), other than in the ordinary course of business;

•	adopt or implement any stockholder rights plan, “poison pill,” anti-takeover plan or other similar agreement or plan;
•
write down any of its material assets except as required by GAAP or the Company’s accounting policies or with respect to normal obsolescence or make any changes with respect to accounting policies or procedures, except as required by changes in law or GAAP;

•
make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any material amended tax return, file any income or other material tax returns that have been prepared in a manner that is inconsistent with past practice, enter into any closing agreement with respect to any material amount of taxes, settle any claim or assessment in respect of a material amount of taxes, surrender any right to claim a refund of a material amount of taxes, agree to an extension or waiver of the statute of limitations (other than in the ordinary course of business) with respect to the assessment or determination of any material taxes or settle any material tax claim;

•
except as required by the terms of any Company Benefit Plan in effect as of the date of the Merger Agreement, (A) grant any equity or equity-based awards or increase the compensation or benefits provided to any current or former director, officer, employee or service provider of the Company and its subsidiaries other than base salary or wage (and corresponding bonus) increases for non-executive officer employees in the ordinary course of business, (B) grant or provide any change in control, severance, termination retention or similar payments or benefits to any current or former director, officer, employee or service provider of the Company and its subsidiaries (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any tax incurred by any such individual, including under Section 409A or 4999 of the Internal Revenue Code), (C) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits (including any equity or equity-based awards) to any current or former director, officer, employee or natural person service provider of the Company and its subsidiaries, (D) establish, adopt, enter into, terminate or amend any Company Benefit Plan or establish, adopt or enter into any plan, agreement, program, policy or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of the Merger Agreement, other than in connection with routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase benefits or result in a material increase in administrative costs, (E) hire or engage, or make an offer to hire or engage, any employee at the level of Vice President or above, or individual independent contractor whose annual fee arrangement exceeds $200,000 or (F) terminate the employment or engagement of any current employee at the level of Vice President or above, or individual independent contractor (excluding individual independent contractors arrangements for a limited period of time or that expire in accordance with their terms) whose annual fee arrangement exceeds $200,000 other than for cause;
•	enter into or acquire a new line of business or abandon or discontinue any existing line of business; or
•	agree, authorize or commit to do any of the foregoing.
Other Covenants and Agreements
Access and Information
During normal business hours throughout the period prior to the Effective Time, the Company must, and must cause its representatives to, provide Geneve and Geneve’s representatives reasonable access to the Company’s properties, books, records, tax returns, work papers, documents and such other information as Geneve reasonably requests. Prior to the Effective Time, the Company must provide to Geneve and Geneve’s representatives all information concerning the business, properties and personnel of the Company and its subsidiaries as Geneve reasonably requests, and provide copies of certain material notices sent to the Company or its subsidiaries.
No Solicitation
Pursuant to the terms of the Merger Agreement, except as described below, the Company and its subsidiaries have agreed not to, and to instruct their respective officers, directors, employees, agents and representatives, not to, directly or indirectly:
•
initiate, solicit, or knowingly encourage, knowingly facilitate or knowingly assist in the making of any Acquisition Proposal or any inquiry that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

•
engage in, continue, initiate or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or any inquiry that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

•
disclose or furnish any non-public information relating to the Company or its subsidiaries to any person in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, or result in, an Acquisition Proposal; or

•	recommend, approve, endorse or enter into any Alternative Acquisition Agreement.
An “Acquisition Proposal” is any proposal, offer or indication of interest (whether in writing or otherwise) relating to (a) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, asset purchase, extraordinary dividend, business combination or similar transaction involving the Company or any of its subsidiaries or (b) direct or indirect acquisition (whether by tender offer, share purchase, share exchange or other manner) by any person or group (as defined under Section 13 of the Exchange Act) that, in each case of (a) or (b), if consummated would result in any person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 20% or more (i) measured by voting power, of the shares of Common Stock and other equity and voting interests in the Company (or any class thereof) or (ii) of the revenue, net income or assets of the Company and its subsidiaries (taken as a whole), in each case, other than the Merger and the other transactions contemplated by the Merger Agreement and the Pending Company Transactions.
If, prior to the receipt of the Company stockholder approval and the majority of the minority stockholder approval, the Company receives a bona fide Acquisition Proposal and the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consulting with its legal advisor) that (i) based on the information then available and after consultation with its financial advisor, such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to, or result in a Superior Proposal and (ii) based on the information then available, including the terms and conditions of such Acquisition Proposal and those of the Merger Agreement, failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable law, then the Company may:
•
furnish information concerning the Company and access to its properties, books and records to the person who made such written Acquisition Proposal; provided, that the Company shall make available to Geneve any such information that was not previously made available to Geneve and that the Company enters into a customary confidentiality agreement with such person; and

•
engage in discussions or negotiations with such person regarding such unsolicited, bona fide written Acquisition Proposal if the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its legal advisor) that (i) such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to, or result in a Superior Proposal and (ii) that failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable law.

For purposes of this Proxy Statement, a “Superior Proposal” is a bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Proposal deemed to reference 75%) that the Board or any committee thereof (including the Special Committee) has determined in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal and the Merger Agreement, (a) to be reasonably likely to be consummated in accordance with its terms (without regard to whether the Geneve Group will vote in favor of such Acquisition Proposal) and (b) would result in a transaction more favorable to the stockholders of the Company (other than the Geneve Group) from a financial point of view than the transactions contemplated by the Merger Agreement (after taking into account any revisions to the terms of this Agreement committed to be agreed to by Geneve in writing).
The Company must promptly (and in any event within one business day) advise Geneve orally and in writing of any unsolicited Acquisition Proposal, keep Geneve promptly informed with respect to the status of such proposal or any modification or proposed modifications thereto and provide Geneve with copies of any written indication of interest or written material that constitutes an offer, including copies of any proposed transaction agreements providing for an Acquisition Proposal (including any material amendments, modifications or supplements thereof) as promptly as practicable (and in any event within one business day).
Except as described below, neither the Company, the Board nor any committee thereof is permitted to:
•
withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the Special Committee Recommendation or the Company Board Recommendation with respect to the Merger in any manner adverse to Geneve or Merger Sub;

•
following the date any Acquisition Proposal or any material modification thereto is first made public or sent or given to stockholders of the Company, fail to issue a press release publicly reaffirming the Special Committee Recommendation and the Company Board Recommendation within five business days (or, if earlier, prior to the Special Meeting) following Geneve’s written request to do so (which request may only be made once with respect to any such Acquisition Proposal, except that Geneve may make an additional request after any material change in the terms of such Acquisition Proposal);

•
following the commencement pursuant to Rule 14d-2 under the Exchange Act of any tender or exchange offer that constitutes an Acquisition Proposal, fail to recommend within ten business days after such commencement against acceptance of such tender or exchange offer and reaffirm the Special Committee Recommendation and the Company Board Recommendation;

•	fail to include the Special Committee Recommendation and the Company Board Recommendation in this Proxy Statement; or
•
approve or recommend, or propose publicly to approve or recommend any Acquisition Proposal or approve or recommend, or publicly declare advisable or publicly propose to enter into, or enter into, any Alternative Acquisition Agreement.

For purposes of this Proxy Statement, “Company Board Recommendation” means the Board’s recommendation that the holders of capital stock of the Company entitled to vote, vote for the adoption of the Merger Agreement.
For purposes of this Proxy Statement, “Special Committee Recommendation” means the Special Committee’s recommendation to the Board that the Board (i) adopt resolutions approving and declaring advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and (ii) recommend that the holders of capital stock of the Company entitled to vote, vote for the adoption of the Merger Agreement.
At any time prior to obtaining the required votes of the Company stockholders, the Board (acting on the recommendation of the Special Committee) or the Special Committee may:
•	effect a Change of Recommendation if:
○
a bona fide written Acquisition Proposal that did not result from a breach in any material respect of the Company’s non-solicitation obligations is received by the Company and is not withdrawn prior to the Change of Recommendation, and the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Acquisition Proposal constitutes a Superior Proposal; or

○
an Intervening Event has occurred and the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with outside legal counsel that failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law;

•
terminate the Merger Agreement to enter into an Alternative Acquisition Agreement (which has been authorized and approved by the Board) with respect to a bona fide written Acquisition Proposal that did not result from a breach in any material respect of the Company’s non-solicitation obligations and that the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Proposal.

For purposes of this Proxy Statement, an “Intervening Event” is any event or effect that materially affects the business, assets or operations of the Company and was not known to, or reasonably foreseeable by, the Special Committee as of the date of the Merger Agreement (or, if known or reasonably foreseeable as of the date of the Merger Agreement, the material consequences of which were not known to, or reasonably foreseeable by, the Special Committee as of the date of the Merger Agreement), which event or effect, or the material consequences thereof, becomes known to, or reasonably foreseeable by, the Board or the Special Committee prior to the time the Company stockholder approval and the majority of the minority stockholder approval are obtained.
A Change of Recommendation or action to terminate the Merger Agreement may not be made unless the Company gives Geneve four business days advance written notice setting forth the Company’s intention to take such action and either the material terms and conditions of the Superior Proposal or a reasonable description of the Intervening Event.
After giving such notice, and prior to effecting a Change of Recommendation or termination of the Merger Agreement, if requested by Geneve, the Company and its legal and financial advisors shall negotiate in good faith with Geneve and the Company will not effect a Change of Recommendation or termination of the Merger Agreement if a revised Geneve offer causes the Acquisition Proposal to no longer constitute a Superior Proposal or eliminates the right of the Board or Special Committee to terminate the Merger Agreement or effect a Change of Recommendation.
Nothing in the Merger Agreement will prohibit the Company or the Board (or any committee thereof) from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Board determines in good faith, after consultation with its outside legal counsel, that the failure of the Board to make such disclosure would be reasonably likely to violate U.S. federal or state securities laws or would be inconsistent with the directors’ exercise of their fiduciary obligations to the Company’s stockholders under applicable law; provided, however, that in no event may the Board effect a Change of Recommendation except in accordance with the provisions of the Merger Agreement described above.

Stockholder Approval
The Company will take all action necessary in accordance with Delaware law and its articles of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the mailing of this Proxy Statement for the purpose of obtaining the Company stockholder approval and the majority of the minority stockholder approval and, subject to certain limitations described in “The Merger Agreement – Other Covenants and Agreements – No Solicitation” beginning on page 70, use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement.
Indemnification; Directors’ and Officers’ Insurance
From and after the Effective Time, Geneve will, and will cause the surviving corporation to, indemnify and hold harmless, and provide advancement of expenses to, the present and former officers and directors of the Company and its subsidiaries (each of whom the Company refers to as an “indemnified party”) in respect of acts or omissions in their capacity as an officer or director of the Company or any of its subsidiaries or any of their respective predecessors or as an officer, director, employee, fiduciary or agent of another agent if the indemnified party was serving in such capacity at the request of the Company or any of its subsidiaries, to the fullest extent permitted by the DGCL or provided under the certificate of incorporation, bylaws and any indemnification agreements and any other governing documents of the Company and its subsidiaries in effect on the date of the Merger Agreement.
During the period from the Effective Time until six years from the Effective Time, Geneve or the surviving corporation will obtain and maintain directors’ and officers’ liability insurance with the same coverage, scope, amounts and terms of the current directors’ and officers’ liability insurance maintained by the Company as are in effect as of the date of the Merger Agreement (subject to a maximum aggregate premium of 300% of the cost of the current directors’ and officers’ liability insurance).
Transaction Litigation
The Company will give Geneve notice of, and the opportunity to participate in the defense or settlement of, any stockholder litigation against the Company or its directors relating to the Merger or any other transactions contemplated by the Merger Agreement, whether commenced prior to or after the execution and delivery of the Merger Agreement, and the Company will not settle any such litigation without Geneve’s prior written consent.
Other Covenants
The Merger Agreement contains additional agreements between the Company, Geneve and Merger Sub relating to, among other matters:
•	the filing of this Proxy Statement with the SEC (and cooperation in response to any comments from the SEC with respect to this Proxy Statement);
•	the coordination of press releases and other public announcements or filings relating to the Merger Agreement and the transactions contemplated thereunder;
•	antitakeover statues or regulations that become applicable to the Merger Agreement and the transactions contemplated thereunder;
•	certain matters relating to Section 16 of the Exchange Act; and
•	the de-listing of the Common Stock from NYSE and the deregistration under the Exchange Act.
Conditions to the Merger
The obligations of the Company, Geneve and Merger Sub to effect the Merger are subject to the fulfillment or waiver, at or before the Effective Time, of the following conditions:
•	that the Company stockholder approval has been obtained;
•	that the majority of the minority stockholder approval has been obtained;
•
that no law has been enacted or promulgated by any governmental entity of competent jurisdiction and no order, injunction or decree issued by a court of competent jurisdiction is in effect, in either case that renders illegal or prohibits the consummation of the transactions contemplated by the Merger Agreement;

•	that the sale of Standard Security Life to Reliance Standard Life Insurance Company has been consummated (which occurred on January 3, 2022, effective as of January 1, 2022); and
•	that the sale of Independence American Holdings Corp. (including its subsidiary Independence American Insurance Company) to Independence Pet has been consummated (which occurred on December 20, 2021).
The obligation of the Company to effect the Merger is subject to the fulfillment or waiver, at or before the Effective Time, of the following conditions:
•
the continued accuracy of the representations and warranties of Geneve and Merger Sub in the Merger Agreement, except where the failure of such representations and warranties to be true and accurate would not, individually or in the aggregate, prevent, materially impede or materially delay the consummation of the transactions contemplated by the Merger Agreement;

•
that each of Geneve and Merger Sub has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the date of the closing of the Merger; and

•	that Geneve shall have delivered a certificate confirming the accuracy of its representations and warranties and performance of its obligations.
The obligation of Geneve and Merger Sub to effect the Merger is subject to the fulfillment or waiver, at or before the Effective Time, of the following conditions:
•
the continued accuracy of the representations and warranties of the Company in the Merger Agreement, except where the failure of such representations and warranties to be true and accurate would not, individually or in the aggregate, have a Material Adverse Effect;

•	that the Company has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the date of the closing of the Merger; and
•	that the Company shall have delivered a certificate confirming the accuracy of its representations and warranties and performance of its obligations.
Termination
The Company (following approval by the Special Committee) and Geneve may terminate the Merger Agreement by mutual written consent at any time before the completion of the Merger, whether prior to or after receipt of the Company stockholder approval and the majority of the minority stockholder approval. In addition, either the Company (following approval by the Special Committee) or Geneve may terminate the Merger Agreement if:
•
the Merger has not been completed by the Outside Date, provided that this termination right is not available to a party during the pendency of any legal proceeding by a party for specific performance of the Merger Agreement, and the Outside Date will be automatically extended to (i) the tenth business day after the dismissal, settlement or entry of a final non-appealable order with respect to such legal proceeding or (ii) such other time period established by the court presiding over such legal proceeding; or

•	the Company stockholder approval and the majority of the minority stockholder approval were not obtained at the Special Meeting (or at any adjournment or postponement thereof).
The Company may terminate the Merger Agreement (following approval by the Special Committee) if:
•
prior to the time the Company stockholder approval and the majority of the minority stockholder approval are obtained, if the Board has authorized the Company to enter into an Alternative Acquisition Agreement; or

•
there is a breach of any representation, warranty, covenant or agreement on the part of Geneve or Merger Sub, such that the conditions to each party’s obligation to effect the Merger or the conditions to the obligation of the Company to effect the Merger would be incapable of fulfillment and the breach or failure is incapable of being cured, or is not cured, within 45 business days following written notice of the breach.

Geneve may terminate the Merger Agreement if:
•	prior to the time the Company stockholder approval and the majority of the minority stockholder approval are obtained, there has been a Change of Recommendation; or
•
there is a breach of any representation, warranty, covenant or agreement on the part of the Company, such that the conditions to each party’s obligation to effect the Merger or the conditions to the obligation of Geneve and Merger Sub to effect the Merger would be incapable of fulfillment and the breach or failure is incapable of being cured, or is not cured, within 45 business days following written notice of the breach.

Fees and Expenses
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger will be paid by the party incurring or required to incur them.
Amendments and Modification
The Merger Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company at any time prior to the Effective Time, by written agreement of the Company, Geneve and Merger Sub and by action of their respective boards of directors, with the Company acting solely through the Special Committee or a similar independent committee. However, following receipt of the Company stockholder approval and the majority of the minority stockholder approval, no amendment may be made to the Merger Agreement that by law requires further approval or authorization by the stockholders of the Company without such further approval or authorization.
Specific Performance
Under certain circumstances, the Company and Geneve are entitled to specific performance of the terms of the Merger Agreement, in addition to any other remedy at law or equity.
Governing Law
The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.
Special Committee Approval
No amendment or waiver of any provision of the Merger Agreement and no decision or determination will be made, or action taken, by or on behalf of the Company under or with respect to the Merger Agreement without first obtaining the approval of the Special Committee.

ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION
General
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 14a-21(c) under the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the “golden parachute compensation” (also known as the “Compensation Proposal”), that may be paid or become payable to its named executive officers in connection with the Merger, which has been quantified and discussed in more detail in “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger—Golden Parachute Compensation”.
Advisory Vote
As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 14a-21(c) under the Exchange Act, the Company is asking its stockholders to vote on the approval of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, as disclosed in the sections of this Proxy Statement entitled “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and “Advisory Vote on Golden Parachute Compensation” including the associated narrative discussion, is hereby APPROVED.”
The vote on the Compensation Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, you may vote to approve the Compensation Proposal and vote against the Merger Proposal, or vice versa. Because the vote on the Compensation Proposal is advisory in nature only, it will not be binding on either the Company or Geneve. Accordingly, approval of the Compensation Proposal is not a condition to the completion of the Merger. In addition, because the Company is contractually obligated to pay the compensation disclosed in the sections of this Proxy Statement entitled “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger”, the compensation will be payable, subject only to the conditions applicable thereto, if the Merger is approved and consummated and regardless of the outcome of the advisory vote.
Required Vote
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of votes cast by the holders of outstanding Common Stock present or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes are not considered votes cast for purposes of the Compensation Proposal and will have no effect on the approval of this proposal.
Recommendation
The Board recommends a vote “FOR” the Compensation Proposal.

ADJOURNMENT OF THE SPECIAL MEETING
Adjournment of the Special Meeting
In the event that the number of shares of Common Stock present and represented by proxy at the Special Meeting and voting “FOR” the Merger Proposal is insufficient to approve the Merger Proposal, the Company may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of the approval of the Merger Proposal (the “Adjournment Proposal”). In that event, the Company will ask its stockholders to vote only upon the Adjournment Proposal and not on the other proposals discussed in this Proxy Statement.
Required Vote
The approval of the Adjournment Proposal requires the affirmative vote of stockholders holding a majority of the votes cast by holders of the Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon.
Recommendation
The Board, based in part on the unanimous recommendation of the Special Committee, has unanimously approved and declared advisable the Merger Agreement and the transaction contemplated by the Merger Agreement, and recommends that you vote “FOR” the Merger Proposal and, if there are not sufficient votes to approve the Merger Proposal, recommends that you vote “FOR” the Adjournment Proposal.

IMPORTANT INFORMATION REGARDING INDEPENDENCE HOLDING COMPANY
Prior Public Offerings
During the past three years, the Company has not made any underwritten public offering of Common Stock for cash that was registered under the Securities Act or exempt from registration under Regulation A.
Book Value Per Share
Our net book value per share as of September 30, 2021 was approximately $38.47 (calculated based on 14,674,936 shares of Common Stock outstanding as of such date).
Market Price of the Common Stock
The Common Stock is traded on the NYSE under the symbol “IHC.”
The closing price of the Common Stock on December 31, 2021 was $56.68 and as of such date, the Company had approximately 1,221 holders of record of Common Stock. The number of record owners was determined from the Company’s stockholder records maintained by the Company’s transfer agent.
The following table sets forth, for the periods indicated, the high and low sales prices of the Common Stock as reported by the NYSE during such period.
	Market Price
Fiscal Year	High	Low
2022
First Quarter (through January 5, 2022)	$57.02	$56.68
2021
First Quarter	$44.15	$37.76
Second Quarter	$48.06	$39.80
Third Quarter	$50.02	$40.38
Fourth Quarter	$57.43	$48.31

2020
First Quarter	$43.60	$24.53
Second Quarter	$32.92	$22.15
Third Quarter	$40.77	$27.92
Fourth Quarter	$42.85	$37.51

2019
First Quarter	$40.67	$34.89
Second Quarter	$38.88	$33.75
Third Quarter	$39.40	$35.76
Fourth Quarter	$42.45	$37.26
Dividends
The Company declared cash dividends of $.22 per share on the Common Stock on both June 11, 2021 and December 2, 2021 for a total annual dividend of $.44 per share.
The Company declared cash dividends of $.22 per share on the Common Stock on both March 16, 2020 and December 11, 2020, for a total annual dividend of $.44 per share.
The Company declared cash dividends of $.20 per share on the Common Stock on both March 18, 2019 and December 10, 2019, for a total annual dividend of $.40 per share.

Issuer Purchases of Equity Securities
Share Repurchase Program
The Company has a program, initiated in 1991, under which it repurchases shares of Common Stock. In August 2016, the Board increased the number of shares of Common Stock that can be repurchased to 3,000,000 shares of Common Stock. As of December 31, 2021, 1,526,393 shares of Common Stock were still authorized to be repurchased.
Share repurchases during the fourth quarter of 2019 through January 5, 2022 are summarized as follows:
	Number of Shares Purchased	Range of Prices Paid	Average Price
2022:
First Quarter (through January 5, 2022)	—	—	$—
2021:
Fourth Quarter	—	—	$—
Third Quarter	—	—	$—
Second Quarter	9,000	$42.38 - $42.38	$ 42.38
First Quarter	3,598	$38.48 - $39.03	$ 38.88
2020:
Fourth Quarter	12,511	$37.75 - $39.03	$ 38.37
Third Quarter	72,477	$28.21 - $38.96	$ 33.83
Second Quarter (1)	113,397	$22.60 - $32.70	$ 27.60
First Quarter	46,102	$25.08 - $37.90	$ 31.93
2019:
Fourth Quarter	3,537	$37.58 - $38.03	$ 37.81
(1)	Includes 36,377 shares of Common Stock repurchased at $27.00 per share through a tender offer.
On November 12, 2021, Ronald I. Simon, Allan C. Kirkman, James G. Tatum and John L. Lahey (directors of the Company who have been determined to be independent for SEC and NYSE purposes) were each granted 2,475 RSUs. No consideration was paid for these RSUs. Each of the independent directors is granted 2,475 RSUs every year as partial compensation for his service on the Board. The transaction was effected by the execution by each director and the Company of a Restricted Stock Unit Award Agreement.
Security Ownership of Management and Certain Beneficial Owners
Security Ownership of Management
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, the Company believes that all persons named in the table have sole voting and investment power with respect to shares of Common Stock beneficially owned by them. All share ownership figures include shares of Common Stock issuable upon exercise of Stock Options exercisable within sixty days of the date above, which are deemed outstanding and beneficially owned by such person for purposes of computing its percentage ownership, but not for purposes of computing the percentage ownership of any other person.
At the close of business on December 31, 2021, the Company’s directors, the named executive officers and the directors and executive officers as a group beneficially owned and had sole voting and dispositive power (except as otherwise indicated) of the Common Stock as set forth in the following table:
Name of Beneficial Owner	Number of Shares	Percent of Class
Mr. Vincent J. Furfaro	36,817(1)	*
Mr. Larry R. Graber	114,280(2)	*
Ms. Teresa A. Herbert	118,900(3)	*
Mr. David T. Kettig	—(4)	*
Mr. Allan C. Kirkman	37,026	*

Name of Beneficial Owner	Number of Shares	Percent of Class
Mr. John L. Lahey	33,000	*
Mr. Steven B. Lapin	122,162(5)	*
Mr. Ronald I. Simon	45,400(6)	*
Mr. James G. Tatum	49,026	*
Mr. Roy T. K. Thung	423,263(7)	2.8%
All directors, nominees for director and executive officers as a group (11 persons)	990,154	6.5%
*	Represents less than 1% of the outstanding Common Stock.
(1)	Includes 34,000 shares of Common Stock underlying Stock Options exercisable within sixty (60) days from the date above.
(2)	Includes 55,000 shares of Common Stock underlying Stock Options exercisable within sixty (60) days from the date above.
(3)
Includes 15,766 shares of Common Stock underlying Stock Options exercisable within sixty (60) days from the date above. Excludes the 9,145,226 shares of Common Stock held by Geneve Holdings, Inc., of which the named individual is an officer.

(4)
David T. Kettig was a named executive officer at December 31, 2020 and, effective as of June 30, 2021, he resigned from his position as President, Chief Operating Officer and a director of the Company.

(5)	Excludes the 9,145,226 shares of Common Stock held by Geneve Holdings, Inc., of which the named individual is an officer and director.
(6)
Includes 35,400 shares of Common Stock held by the Simon Family Trust and 2,000 shares of Common Stock held in Mr. Simon’s wife’s IRA account, of which shares of Common Stock Mr. Simon disclaims beneficial ownership.

(7)
Includes 258,500 shares of Common Stock underlying Stock Options exercisable within sixty (60) days from the date above. Excludes the 9,145,226 shares of Common Stock held by Geneve Holdings, Inc., of which the named individual is an officer.

Security Ownership of Certain Beneficial Owners
The following table sets forth certain information concerning the number of shares of Common Stock that is beneficially owned by certain persons known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, based on 14,760,044 issued and outstanding shares of Common Stock as of December 31, 2021.
Name	Number of Shares	Percent of Class
Geneve Holdings, Inc.(1)	9,145,226	62.0%
(1)
According to information disclosed in Amendment No. 38 to Schedule 13D dated November 9, 2021 of Geneve, a privately held diversified financial holding company. Geneve is a member of a group consisting of itself and certain of its affiliates that together hold the shares of Common Stock. The address of Geneve is 96 Cummings Point Road, Stamford, Connecticut 06902.

Transactions Between the Company and the Geneve Group Members
The Company and Geneve, the Company’s controlling stockholder, operate under cost-sharing arrangements pursuant to which certain items are allocated between the two companies. During 2020, the Company paid Geneve (or accrued for payment thereto) approximately $416,000 under such arrangements, and paid or accrued an additional $338,000 for the first nine months of 2021. Such cost-sharing arrangements include Geneve providing the Company with the use of office space as the Company’s corporate headquarters for annual consideration of $156,000 in 2020. The foregoing arrangement is subject to the annual review and approval of the Audit Committee, and the Company’s management believes that the terms thereof are no less favorable than could be obtained by the Company from unrelated parties on an arm’s-length basis.
Other than in connection with the Merger Agreement and the Support Agreements, the Geneve Group Filing Persons have not purchased any shares of Common Stock during the past two years.
RIGHTS OF APPRAISAL
This section summarizes certain material provisions of Delaware law pertaining to appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262 of the DGCL (which the Company refers to as Section 262), the full text of which appears in Appendix C to this Proxy Statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that Company stockholders exercise their appraisal rights under Section 262.

Under Section 262, holders of record of Common Stock who have neither voted in favor of, nor consented in writing to, the approval of the Merger Proposal, who continuously hold such shares of Common Stock from the date of making a demand for appraisal through the Effective Time and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery (the “Court”) and to receive payment in cash of the fair value of such shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Court, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of Common Stock as determined by the Court may be more or less than, or the same as, the Merger Consideration of $57.00 per share of Common Stock that you are otherwise entitled to receive under the terms of the Merger Agreement. Strict compliance with the statutory procedures in Section 262 is required.
Section 262 requires that, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation must, not less than twenty days before the special meeting, notify each company stockholder who was a company stockholder on the record date set by the board of directors for notice of such meeting (or if no such record date is set, on the close of business on the day next preceding the day on which notice is given), with respect to such shares of common stock for which appraisal rights are available, that appraisal rights will be available. A copy of Section 262 must be included with such notice. This Proxy Statement constitutes the Company’s notice to the stockholders of the Company that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. A copy of Section 262 is attached to this document as Appendix C.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH STOCKHOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND APPENDIX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF COMMON STOCK, THE COMPANY BELIEVES THAT, IF A COMPANY STOCKHOLDER CONSIDERS EXERCISING SUCH APPRAISAL RIGHTS, SUCH COMPANY STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.
If you elect to exercise your appraisal rights, you must deliver to the Company a written demand for appraisal of your shares of Common Stock before the vote is taken to approve the Merger Proposal. That demand must be executed by or on behalf of the holder of record of Common Stock and will be sufficient if it reasonably informs the Company of the identity of the holder of record of the Common Stock and the intention of such Company stockholder to demand appraisal of his, her or its shares of Common Stock. Holders of the Common Stock who desire to exercise their appraisal rights must not vote or submit a proxy in favor of the Merger Proposal, nor consent thereto in writing. Voting against or failing to vote for approval of the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote regarding approval of the Merger Proposal.
A holder of record of Common Stock wishing to exercise appraisal rights must hold of record the shares of Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of Common Stock of record through the Effective Time. If you fail to comply with these conditions and the Merger is completed, you will be entitled to receive payment for your shares of Common Stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Common Stock. A proxy card that is submitted and does not contain voting instructions and a proxy submitted by telephone or through the Internet that does not contain voting instructions, will, unless revoked, be voted in favor of the approval of the Merger Proposal, and it will constitute a waiver of the Company stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a Company stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against adoption of the Merger Agreement or abstain from voting. However, neither voting against the adoption of the Merger Agreement, nor abstaining from voting or failing to vote, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. All demands for appraisal should be sent or delivered to:
Independence Holding Company
96 Cummings Point Road
Stamford, Connecticut 06902
Attn: Teresa A. Herbert, President
A demand for appraisal in respect of shares of Common Stock should be executed by or on behalf of the holder of record of such shares of Common Stock, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s name and state that the person intends thereby to demand appraisal of the holder’s shares of Common Stock in connection with the Merger. The demand for appraisal cannot be made by the beneficial owner if he, she or it does not also hold the shares of Common Stock of record. The beneficial holder must, in such cases, have the record owner, such as a bank, broker or other nominee, submit the required demand for appraisal in respect of those shares of Common Stock. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.
If shares of Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, a demand for appraisal must be executed by or for such record holder. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a Company stockholder of record; however, the agent must identify the record holder or owners and expressly disclose the fact that, in executing the demand, such agent is acting as agent for the record holder. If a Company stockholder holds shares of Common Stock through a broker who in turn holds shares of Common Stock through a central securities depository nominee such as Cede & Co. (the nominee for The Depository Trust Company), a demand for appraisal of such shares of Common Stock must be made by or on behalf of the depository nominee and must identify the depository nominee as a record holder. A record holder, such as a broker, who holds shares of Common Stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock in the name of the record holder.
Within ten days after the Effective Time, the surviving corporation in the Merger must give notice of the date that the Merger has become effective to each of the stockholders of the Company who did not vote in favor of or consent to the adoption of the Merger Agreement and otherwise complied with Section 262. At any time within 60 days after the Effective Time, any Company stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party shall have the right to withdraw such Company stockholder’s demand for appraisal and accept the Merger Consideration for that Company stockholder’s shares of Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within sixty days after the Effective Time, no appraisal proceeding in the Court will be dismissed as to any Company stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Court does not approve the dismissal of an appraisal proceeding, the Company stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration offered pursuant to the terms of the Merger Agreement.
Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any Company stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition with the Court demanding a determination of the fair value of the shares of Common Stock held by all such Company stockholders. Upon the filing of such a petition by a Company stockholder, service of a copy of such petition shall be made upon the surviving corporation. Geneve has no present intent to cause the Company to file such a petition and has no obligation to cause such a petition to be filed, and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the Company stockholders who have complied with the requirements of Section 262 to initiate all necessary action to perfect their appraisal rights, and the failure of a Company stockholder to file such a petition within the period specified could nullify the Company stockholder’s previous written demand for appraisal. In addition, within 120 days after the Effective Time, any Company stockholder who has properly filed a written demand for appraisal, who has complied with the requirements for exercise of appraisal rights under Section 262, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of shares of Common Stock not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares of Common Stock. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demand for appraisal under Section 262, whichever is later. A person who is the beneficial owner of shares of Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request to receive from the surviving corporation such statement.
If a petition for appraisal is duly filed and a copy of the petition is served upon the surviving corporation, then the surviving corporation will be obligated, within 20 days after such service, to file in the Delaware Register in Chancery a duly verified list containing the names and addresses of all Company stockholders who have demanded payment for their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached by the surviving corporation. After notice to Company stockholders who have demanded appraisal, if such notice is ordered by the Court, the Court is empowered to conduct a hearing upon the petition and to determine those Company stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Court may require Company stockholders who have demanded appraisal of their shares of Common Stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any Company stockholder fails to comply with that direction, the Court may dismiss the proceedings as to that Company stockholder.
After the Court determines the holders of the Common Stock entitled to appraisal of their shares of Common Stock, the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Court so determines, to Company stockholders entitled to receive the same, upon surrender by those Company stockholders of the certificates representing their shares of Common Stock or, in the case of holders of uncertificated shares, forthwith. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment.
You should be aware that an investment banking opinion as to fairness from a financial point of view of the consideration payable in a sales transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court and Company stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the Company does not anticipate offering more than the Merger Consideration to any Company stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share is less than the Merger Consideration.
In determining the “fair value” of the shares of Common Stock, a Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or that could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”
Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. Each Company stockholder seeking appraisal is responsible for his, her or its attorneys’ and expert witness expenses, although, upon the application of a Company stockholder, the Court may order all or a portion of the expenses incurred by any Company stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal.
Any Company stockholder who duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote shares of Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Common Stock, other than with respect to payment of dividends or distributions payable to holders of record of Common Stock as of a date prior to the Effective Time. However, if no petition for appraisal is filed within 120 days after the Effective Time, or if the Company stockholder otherwise fails to perfect his, her or its appraisal rights, successfully withdraws his, her or its demand for appraisal or loses his, her or its right to appraisal, then the right of that Company stockholder to appraisal will cease and that Company stockholder’s shares of Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration without interest, pursuant to the terms of the Merger Agreement. As indicated above, in certain circumstances, a Company stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the Merger Consideration offered pursuant to the terms of the Merger Agreement.
DELISTING AND DEREGISTRATION OF COMMON STOCK
If the Merger is completed, the Company’s shares of Common Stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, the Company would no longer file periodic reports with the SEC on account of the shares of Common Stock.
SUBMISSION OF STOCKHOLDER PROPOSALS
If the Merger is completed, the Company will not hold an annual meeting of stockholders in 2021 prior to its completion. If the Merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meetings of stockholders, and the Company will hold a 2022 annual meeting of stockholders, in which case the Company will provide notice of or otherwise publicly disclose the date on which such 2022 annual meeting will be held. If the 2022 annual meeting of stockholders is held prior to the completion of the Merger, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2022 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and the Company’s bylaws as described below.
Any proposal that a stockholder may desire to have included in the Company’s proxy materials for presentation at the 2022 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its executive offices at 96 Cummings Point Road, Stamford, Connecticut 06902, Attention: Secretary, within a reasonable time before the Company begins to print and send its proxy materials for the 2022 annual meeting. A stockholder must notify the Company (i) not earlier than ninety days prior to the date of the 2022 annual meeting and (ii) not later than the later of (a) the close of business on the seventieth day prior to date of the 2022 annual meeting or (b) the tenth day following the day that the Company publicly announces the date of the 2022 annual meeting, of a proposal for the 2022 annual meeting of stockholders which the stockholder intends to present other than by inclusion in the Company’s proxy materials. Any such proposal received after such times will be considered untimely for purposes of the 2022 annual meeting of stockholders, and proxies delivered for the 2022 annual meeting of stockholders will confer discretionary authority to vote on any such matters. If the proposed Merger is not approved, the Company plans to convene a 2022 annual meeting, and will publicly announce the date of such meeting in a Current Report on Form 8-K when the Board of Directors of the Company determines such date.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as a broker, bank or other agent) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Company’s proxy materials, including this Proxy Statement and other proxy materials, unless the affected stockholder has provided the Company with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.
The Company and some brokers, banks or other agents may be householding the Company’s proxy materials, including this Proxy Statement. A single set of this Proxy Statement and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Registered stockholders may revoke their consent at any time by contacting the Company’s transfer agent Broadridge Corporate Issuer Solutions, toll-free at 1-866-540-7095. Holders through banks or brokers or other agents must notify such agents.
Upon written or oral request, the Company will promptly deliver a separate copy of this Proxy Statement and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of this Proxy Statement and other proxy materials, you may send a written request to the Company at its executive offices at 96 Cummings Point Road, Stamford, Connecticut 06902, Attention: Secretary. In addition, if you are receiving multiple copies of this Proxy Statement and other proxy material, you can request householding by contacting the Company’s Secretary in the same manner.

WHERE STOCKHOLDERS CAN FIND ADDITIONAL INFORMATION
The Company files certain reports and information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains the Company’s reports, proxy statements and other information at www.sec.gov.
Because the Merger is a “going private” transaction, the Company and the Geneve Group Filing Persons have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as part of it, is available for inspection as set forth above. The reports, opinions or appraisals referenced in this Proxy Statement and filed as exhibits to the Schedule 13E-3 will also be made available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested holder of Common Stock or any representative who has been so designated in writing.
The information contained in this Proxy Statement speaks only as of the date indicated on the cover of this Proxy Statement unless the information specifically indicates that another date applies. The information that the Company later files with the SEC may update and supersede the information in this Proxy Statement.
The SEC allows the Company to “incorporate by reference” information into this Proxy Statement. This means that the Company can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Proxy Statement. This Proxy Statement and the information that the Company later files with the SEC may update and supersede the information incorporated by reference. Similarly, the information that the Company later files with the SEC may update and supersede the information in this Proxy Statement.
The following documents filed with the SEC are incorporated by reference in this Proxy Statement:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 16, 2021, as amended by Amendment No. 1 to Form 10-K filed on April 30, 2021.
•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed on May 7, 2021, August 9, 2021, and November 9, 2021 respectively.
•
Current Reports on Form 8-K filed with the SEC on April 15, 2021, May 19, 2021, July 1, 2021, July 15, 2021, August 30, 2021, November 9, 2021, December 20, 2021 (as amended on December 21, 2021), and January 3, 2022.

We also incorporate by reference each document the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K filed under Items 2.02 and 7.01) after the date of this Proxy Statement and before the Special Meeting.
Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of any of the documents incorporated by reference in this Proxy Statement. Requests for such copies should be directed to Independence Holding Company, 96 Cummings Point Road, Stamford, CT 06902, Attention: Loan Nisser, Telephone: (646) 509-2107, and should be made at least five business days before the date of the Special Meeting. If you wish to receive a copy of any documents incorporated by reference in this Proxy Statement, the Company will mail you these documents without charge excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into this Proxy Statement).
These documents are also available at the investor relations section of the Company’s website, located at http://ir.ihcgroup.com. The information provided on the Company’s website is not part of this Proxy Statement, and therefore is not incorporated by reference herein.

Questions
If you have questions about the Special Meeting or the Merger after reading this Proxy Statement, or if you would like additional copies of this Proxy Statement or the proxy card, you should contact Independence Holding Company, 96 Cummings Point Road, Stamford, CT 06902, Attention: Loan Nisser, Telephone: (646) 509-2107. You may also contact the Company’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 687-1866
Brokers, banks and other nominees may call collect: (212) 750-5833
* * *
The Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this Proxy Statement should not create an implication that there has been no change in the affairs of the Company since the date of this Proxy Statement or that the information herein is correct as of any later date.
NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.
This Proxy Statement is dated January 6, 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders will not create any implication to the contrary.
No other matters are intended to be brought before the Special Meeting by the Company, and the Company does not know of any matters to be brought before the Special Meeting by others. If, however, any other matters properly come before the Special Meeting, the persons named in this Proxy Statement will vote the shares represented thereby in accordance with the judgment of management on any such matter.

Appendix A
Execution Copy
AGREEMENT AND PLAN OF MERGER

by and among

INDEPENDENCE HOLDING COMPANY,

GENEVE HOLDINGS, INC.,

and

GENEVE ACQUISITION CORP.

Dated as of November 9, 2021

A-i

A-ii

10.10	Severability	A-40
10.11	Counterparts; Effectiveness	A-40
10.12	Special Committee	A-40
Exhibits
A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 9, 2021, is entered into by and among Independence Holding Company, a Delaware corporation (the “Company”), Geneve Holdings, Inc., a Delaware corporation (“Parent”), and Geneve Acquisition Corp., a Delaware corporation and a Wholly Owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”). Capitalized terms used in this Agreement have the meanings ascribed to them in Article 1.
RECITALS
WHEREAS, Parent, directly and indirectly through its Wholly Owned Subsidiaries, exercises voting power over shares of the Company’s common stock, par value $1.00 per share (“Shares”), representing approximately 62.3% of the voting power of the Company;
WHEREAS, the Parties intend to effect the acquisition of the Company by Parent through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to which each Eligible Share shall be converted into the right to receive $57.00 in cash, without interest (such amount, the “Per Share Merger Consideration”), upon the terms and subject to the conditions set forth herein;
WHEREAS, the board of directors of the Company (the “Company Board”) has established a special committee consisting solely of independent and disinterested directors of the Company (the “Special Committee”), the purpose of which is, among other things, to review, evaluate, consider and negotiate the Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”) and make a recommendation to the Company Board with respect thereto;
WHEREAS, the Special Committee has unanimously (i) determined that the terms of this Agreement and the Transactions are fair to and in the best interests of the Company and the holders of the Shares (other than the Parent Group Shares), (ii) recommended to the Company Board that the Company Board adopt resolutions approving and declaring advisable this Agreement and the Transactions and (iii) recommended to the Company Board that the Company Board recommend that the holders of capital stock of the Company entitled to vote, vote for the adoption of this Agreement (such recommendation, the “Special Committee Recommendation”);
WHEREAS, the Company Board, based on the Special Committee Recommendation, has (i) determined that the terms of this Agreement and the Transactions are fair to and in the best interests of the Company and the holders of Shares (other than the Parent Group Shares), (ii) approved and declared advisable this Agreement and the Transactions and (iii) recommended that the holders of capital stock of the Company entitled to vote, vote for the adoption of this Agreement (such recommendation, the “Company Board Recommendation”);
WHEREAS, the board of directors of Merger Sub has unanimously (i) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement by Merger Sub and the consummation of the Transactions and (iii) recommended that this Agreement be adopted by Geneve Corporation, as the sole stockholder of Merger Sub;
WHEREAS, the board of directors of Parent has (i) determined that it is in the best interests of Parent and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Transactions and (ii) approved the execution, delivery and performance of this Agreement by Parent and the consummation of the Transactions;
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, each of Argent Investors Management Corporation, SIC Securities Corp. and SMH Associates Corp. (the “Principal Stockholders”) is entering into a voting agreement with Parent and the Company pursuant to which, among other things, each Principal Stockholder has agreed, on the terms and subject to the conditions set forth therein, to vote or cause to be voted all Shares beneficially owned by such Principal Stockholder for the adoption of this Agreement; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS; INTERPRETATION AND CONSTRUCTION
1.1 Definitions
For the purposes of this Agreement, except as otherwise specifically provided herein, the following terms have meanings set forth in this Section 1.1:
“2016 Plan” means the Independence Holding Company 2016 Stock Incentive Plan, as amended.
“Acquisition Proposal” means any proposal, offer or indication of interest (whether in writing or otherwise) relating to (a) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, asset purchase, extraordinary dividend, business combination or similar transaction involving the Company or any of its Subsidiaries or (b) direct or indirect acquisition (whether by tender offer, share purchase, share exchange or other manner) by any Person or group (as defined under Section 13 of the Exchange Act) that, in each case of (a) or (b), if consummated would result in any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 20% or more (i) measured by voting power, of the Shares and other equity and voting interests in the Company (or any class thereof) or (ii) of the revenue, net income or assets of the Company and its Subsidiaries (taken as a whole), in each case, other than the Transactions and the Pending Sale Transactions.
“Affiliate” means, with respect to any Person, any other Person who is an “affiliate” of such Person within the meaning of Rule 405 promulgated under the Securities Act.
“Alternative Acquisition Agreement” means any Contract, letter of intent, memorandum of understanding, agreement in principle, term sheet, acquisition agreement, merger agreement, arrangement agreement, option agreement, joint venture agreement, partnership agreement, share purchase agreement, asset purchase agreement, share exchange agreement or other similar agreement (other than a Permitted Confidentiality Agreement) from any Person (other than Parent and its Subsidiaries) providing for an Acquisition Proposal or requiring the Company (or that would require the Company) to terminate this Agreement or to abandon or fail to consummate the Merger; provided, that none of the Pending Sale Transaction SPAs shall be deemed to be an Alternative Acquisition Agreement.
“Applicable Date” means January 1, 2020.
“Audit Committee” means the audit committee of the Company Board.
“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and general equity principles.
“Book-Entry Share” means each book-entry account representing any non-certificated Eligible Shares.
“Business Day” means any day other than (a) a Saturday or Sunday, (b) a day on which banks in New York, New York, are, or the Secretary of State of the State of Delaware is, closed for general transactions or (c) any day on which the principal office of the SEC in Washington D.C. and EDGAR are not open to accept filings.
“Certificate” means each certificate representing any of the Eligible Shares.
“Certificate of Merger” means a certificate of merger with respect to the Merger executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL.
“Change of Recommendation” means any of the actions set forth in clauses (A) through (E) of Section 7.2(d)(i).
“Chosen Courts” means (a) (i) the Court of Chancery of the State of Delaware, (ii) if and only if such court finds it lacks subject matter jurisdiction, the U.S. District Court for the District of Delaware or (iii) if and

only if the foregoing courts find they lack subject matter jurisdiction, then any Delaware state court sitting in New Castle County and (b) any appellate court of any such courts.
“Code” means the Internal Revenue Code of 1986.
“Company Benefit Plan” means (a) each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), and (b) each other employment agreement, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, insurance, vacation, incentive, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plans, benefit programs, benefit agreements, benefit Contracts, benefit policies or benefit arrangements (whether or not in writing), other than any plan to which the Company or any Subsidiary contributes (or has an obligation to contribute) pursuant to applicable Law and that is sponsored or maintained by a Governmental Entity, in each case, (i) which is sponsored, maintained or contributed to for the benefit of or relating to any current or former director, officer or employee of the Company or any its Subsidiaries or (ii) with respect to which the Company, any of its Subsidiaries or any of their Company ERISA Affiliates has or may have any liability.
“Company Bylaws” means the Bylaws of the Company (as last amended on November 6, 2013).
“Company Charter” means the Restated Certificate of Incorporation of the Company (as last amended on June 18, 2012).
“Company Disclosure Letter” means the confidential disclosure letter delivered to Parent and Merger Sub by the Company prior to or concurrently with the execution and delivery of this Agreement.
“Company Equity Awards” means, collectively, Company Options, Company SARs, and Company RSUs.
“Company ERISA Affiliate” means any trade or business (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code.
“Company Material Contract” means any Filed Contract or Disclosed Contract.
“Company Option” means any option to purchase Shares granted under the 2016 Plan.
“Company Reports” means the reports, forms, statements, certifications and documents publicly filed with or furnished by the Company to the SEC pursuant to the Exchange Act or the Securities Act since the Applicable Date, including publicly filed or furnished notes, exhibits, financial statements and schedules thereto and all other information incorporated therein by reference and any amendments and supplements thereto.
“Company RSU” means a restricted stock unit granted pursuant to the 2016 Plan that vests solely on the basis of time and pursuant to which the holder has a right to receive Shares or cash following the vesting or lapse of restrictions applicable to such restricted stock unit.
“Company SAR” means a share appreciation right granted pursuant to the 2016 Plan that vests on the basis of time and the achievement of performance and pursuant to which the holder has a right to receive Shares or cash following the vesting or lapse of restrictions applicable to such share appreciation right.
“Company Stockholder Approvals” means both the Requisite Company Vote and the Majority of the Minority Approval.
“Company Stockholders Meeting” means the meeting of stockholders of the Company to be held to vote on the adoption of this Agreement, including any postponement or adjournment thereof.
“Confidentiality Agreement” means the Confidentiality Agreement between Parent and the Company, dated as of September 28, 2021.
“Contract” means any legally binding contract, subcontract, agreement, lease, license, sublicense, note, bond, loan, mortgage, indenture, commitment or other instrument or obligation (whether written or oral), other than a Company Benefit Plan.
“COVID-19” means SARS-CoV-2 or COVID-19.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, restrictions, guidelines, responses or recommendations of or promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 and any evolutions or mutations thereof or related or associated epidemic, plague, pandemic or outbreak of illness or public health event.
“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system operated and maintained by the SEC.
“Effective Time” means the date and time when the Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Delaware or at such later date and time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL.
“Eligible Shares” means the Shares issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares.
“Encumbrance” means any pledge, lien, charge, mortgage, security interest, hypothecation, adverse right or claim or other encumbrance of any kind, excluding, in all cases, restrictions imposed by applicable securities Laws and non-exclusive licenses of intellectual property rights.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Shares” means, collectively, the Parent Group Shares, the Treasury Shares and the Dissenting Shares.
“Final Dividend Amount” means an amount equal to (a) $0.44 multiplied by (b) the number of days between (and including) (i) the payment date of the last regular dividend paid by the Company prior to the Closing and (ii) the Closing Date divided by (c) 365.
“GAAP” means the United States generally accepted accounting principles.
“Governmental Authorization” means any permit, license, certification, approval, consent, registration, qualification, clearance, exemption or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity.
“Governmental Entity” means any federal, national, state, provincial or local, whether domestic or foreign, government, any department or agency thereof or any court of competent jurisdiction, administrative agency or commission or other governmental, regulatory or licensing authority, bureau, board, judicial or arbitral body, department, political subdivision, tribunal or instrumentality.
“IAHC Sale” means the sale by the Company to Iguana Acquisition LLC, an affiliate of Iguana Capital, Inc., of Independence American Holdings Corp., which includes Independence American Insurance Company, pursuant to the IAHC Sale SPA.
“IAHC Sale SPA” means the Stock Purchase Agreement, dated as of May 17, 2021, by and among the Company, AMIC Holdings, Inc., Madison Investors Corp., Iguana Acquisition LLC and JAB Holdings B.V.
“ICC” means Independence Capital Corp.
“Intervening Event” means any event, occurrence, fact, condition, change, development, circumstance or effect or cause thereof (“Effect”) that materially affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole, and that (a) was not known to, or reasonably foreseeable by, the Special Committee as of the date of this Agreement (or, if known or reasonably foreseeable as of the date of this Agreement, the material consequences of which were not known to, or reasonably foreseeable by, the Special Committee as of the date of this Agreement), which Effect, or the material consequences thereof, becomes known to, or reasonably foreseeable by, the Company Board or the Special Committee prior to the time the Company Stockholder Approvals are obtained and (b) does not involve or relate to (i) an Acquisition Proposal, (ii) any changes in the market price or trading volume of the Company, (iii) any changes in the Company’s credit ratings or (iv) the Company or Parent meeting, failing to meet or exceeding published or unpublished revenue or market consensus earnings projections, in each case in and of itself; provided, that the underlying causes of any of the changes referred to in the foregoing clause (ii), (iii) and (iv) may be considered and taken into account for determining whether an Intervening Event has occurred to the extent not otherwise excluded from this definition.
“Joint Employee” means any officer or employee of Parent or any of its Affiliates (other than the Company and its Subsidiaries) who is also an officer or employee of the Company or any of its Subsidiaries.
“Knowledge” means, with respect to the Company, the actual knowledge of the individuals set forth in Section 1.1 of the Company Disclosure Letter.
“Law” means any U.S. or non-U.S. federal, state, provincial, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, standard, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity or any Order.
“Madison Sale” means the sale by the Company, through ICC, to Horace Mann Educators Corporation of Madison National Life Insurance Company, Inc., pursuant to the Madison Sale SPA.
“Madison Sale SPA” means the Stock Purchase Agreement, dated as of July 14, 2021, by and among the Company, ICC and Horace Mann Educators Corporation.
“Majority of the Minority Approval” means the adoption of this Agreement by the affirmative vote of holders of a majority of the outstanding Shares other than (a) the Parent Group Shares and (b) Shares beneficially owned by any Affiliate of Parent.
“Material Adverse Effect” means any Effect that (a) has had a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (b) would prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the Outside Date; provided, that in the case of clause (a), no Effect arising out of or resulting from any of the following shall be deemed either alone or in combination to constitute, or shall be considered in determining whether there has occurred, a Material Adverse Effect: (i) changes or conditions generally affecting the industries in which the Company and any of its Subsidiaries operate, (ii) general economic or political conditions, commodity pricing or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction in which the Company or any of its Subsidiaries operate, (iii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect, to the extent permitted by this definition), (iv) consequences resulting from the execution, delivery, pendency or performance of this Agreement or the public announcement or pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, customers, suppliers, landlords or partners, (v) any change, in and of itself, in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect, to the extent permitted by this definition), (vi) any change in, or actions taken reasonably and in good faith to comply with any change in, Law applicable to the Company’s business or GAAP (or, in each case, authoritative interpretation thereof), (vii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage (including cyberattacks) or terrorism, or any escalation or worsening of any such acts of hostilities, war, sabotage or terrorism threatened or underway through the date of this Agreement, (viii) any hurricane, tornado, flood, earthquake or other natural disaster, (ix) any actions required to be taken or not taken by the Company or any of its Subsidiaries pursuant to this Agreement or with Parent’s prior written consent, (x) any Effect described in any of the Company Reports filed prior to the date of this Agreement, (xi) any breach of this Agreement by Parent or Merger Sub or (xii) any outbreak of a virus, infectious disease, epidemic, pandemic, other contagion or public health event, except, in the case of clauses (i), (ii), (vii) and (viii) to the extent (and only to the extent) such Effect has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to others in the industries and geographical regions in which affected businesses of the Company and its Subsidiaries operate in respect of the business conducted in such industries and applicable geographical regions.

“NYSE” means the New York Stock Exchange.
“Order” means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, stipulation, ruling, determination, decision or verdict, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by any Governmental Entity.
“Organizational Documents” means with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating, stockholders or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person; and (b) all bylaws and voting agreements to which such Person is a party relating to the organization or governance of such Person.
“Parent Group Shares” means the Shares held by Parent and its Wholly Owned Subsidiaries immediately prior to the Effective Time.
“Pending Sale Transaction” means any of the IAHC Sale, the SSL Sale or the Madison Sale, and “Pending Sale Transactions” means, collectively, the IAHC Sale, the SSL Sale and the Madison Sale.
“Pending Sale Transaction SPAs” means, collectively, the IAHC Sale SPA, the SSL Sale SPA and the Madison Sale SPA.
“Person” means any natural person, corporation (including not-for-profit), partnership (limited or general), group (as defined under Section 13 of the Exchange Act), limited liability company, company, joint venture, estate, trust, association, organization, Governmental Entity or other legal entity of any kind or nature and any permitted successors or assigns of such person.
“Proceeding” means any action, claim, demand, litigation, suit, hearing, arbitration or other similar proceeding, whether civil, criminal, regulatory or administrative, whether in equity or at law, in contract, in tort or otherwise commenced, brought, conducted or heard by or before a Governmental Entity.
“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorneys-in-fact, accountant or other authorized advisor or agent of such person, in each case acting in their capacity as such.
“Requisite Company Vote” means the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter at the Company Stockholders Meeting.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Solvent” means, when used with respect to any Person, that, as of the date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors and (ii) the amount that will be required to pay the probable liabilities of such Person as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (c) such Person will be able to pay its liabilities as they mature.
“SSL Sale” means the sale by the Company, through ICC, to Reliance Standard Life Insurance Company of Standard Security Life Insurance Company of New York, pursuant to the SSL Sale SPA.
“SSL Sale SPA” means the Stock Purchase Agreement, dated as of April 14, 2021, by and among the Company, ICC and Reliance Standard Life Insurance Company.
“Subsidiary” means, with respect to any Person, any other Person (other than a natural person) of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries; provided, that for purposes of this Agreement neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary of Parent.
“Superior Proposal” means a bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Proposal deemed to reference 75%) that the Company Board or any committee thereof (including the Special Committee) has determined in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal and this Agreement, (a) to be reasonably likely to be consummated in accordance with its terms (without regard to whether the Parent Group Shares will be voted in favor of such Acquisition Proposal) and (b) would result in a transaction more favorable to the stockholders of the Company (other than Parent and its Affiliates) from a financial point of view than the Transactions (after taking into account any revisions to the terms of this Agreement committed to be agreed to by Parent in writing pursuant to Section 7.2(d)(ii)).
“Tail Period” means the six years from and after the Effective Time.
“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar takeover or anti-takeover statute or any similar Law.
“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, information returns and other documents and attachments thereto) relating to Taxes or the administration of any Laws relating to Taxes, including any amendment thereof, filed or supplied or required to be filed or supplied to any Taxing Authority.
“Taxes” means (a) federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, profits, license, occupation, windfall profits, premium, alternative or add-on minimum, registration, inventory, franchise, transfer, net income, gross receipts, capital gains, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, social security, unemployment, disability, use, real property, personal property, withholding, excise, estimated taxes, production, value added, ad valorem, occupancy and other taxes, duties or assessments in the nature of a tax, and (b) all interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (a).
“Taxing Authority” means any Governmental Entity having competent jurisdiction over the assessment, determination, collection or imposition of any Tax.
“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value added, registration and other similar Taxes and all conveyance fees, recording fees and other similar charges.
“Wholly Owned Subsidiary” means, with respect to any Person, any other Person of which all of the equity or ownership interests of such other Person are directly or indirectly owned or controlled by such first Person.
1.2 Certain Defined Terms
The following terms are defined elsewhere in this Agreement, as indicated below:
Term	Section
Agreement	Preamble
Cap	7.8
Clearance Date	7.3
Closing	2.2
Closing Date	2.2
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Recitals
Company Option Consideration	4.3
Company RSU Consideration	4.3
Company SAR Consideration	4.3
DGCL	Recitals

Term	Section
Disclosed Contract	5.10
Dissenting Shares	4.1
Filed Contract	5.10
Indemnification Expenses	7.8
Indemnified Person	7.8
Initial Notice	7.2
Merger	Recitals
Merger Sub	Preamble
Outside Date	9.2
Parent	Preamble
Party	Preamble
Paying Agent	4.2
Payment Fund	4.2
Per Share Merger Consideration	Recitals
Permitted Confidentiality Agreement	7.2
Principal Stockholders	Recitals
Proxy Statement	7.3
Record Date	7.3
Reference Date	5.2
Schedule 13E-3	7.3
Shares	Recitals
Special Committee	Recitals
Special Committee Recommendation	Recitals
Surviving Corporation	2.1
Transaction Litigation	7.11
Transactions	Recitals
Treasury Shares	4.1
1.3 Interpretation and Construction
(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.
(b) All Preamble, Recital, Article, Section, Subsection, Company Disclosure Letter and Exhibit references used in this Agreement are to the preamble, recitals, articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified herein and are hereby incorporated in and part of this Agreement as if set forth in full herein.
(c) Unless the context expressly otherwise requires, for purposes of this Agreement: (i) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb); (ii) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (iii) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (iv) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation” whether or not they are in fact followed by those words or words of similar import; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; (vii) all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP; (viii) the words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (ix) all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires; (x) references to any Person or Governmental Entity include any successor to such Person or Governmental Entity, as applicable; (xi) references in this Agreement to the “United States” or abbreviations thereof mean the United States of America and its territories and possessions and (xii) the term “dollars” and the symbol “$” mean United States Dollars and all amounts in this Agreement shall be paid in United States Dollars.
(d) Except as otherwise specifically provided herein, to the extent this Agreement refers to information or documents having been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties, such obligation shall be deemed satisfied if (i) such one or more Parties or Representatives thereof made such information or document available in any virtual datarooms established by or on behalf of the Company in connection with the Transactions or otherwise delivered or provided such information or document to such other Party or Parties or its or their Representatives prior to the execution of this Agreement or (ii) such information or document is publicly available prior to the date of this Agreement on EDGAR to the extent not subject to any redactions or omissions.
(e) Except as otherwise specifically provided herein, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a number of days shall refer to calendar days unless Business Days are specified.
(f) Except as otherwise specifically provided herein, (i) all references to any statute or regulation in this Agreement include the rules and regulations promulgated thereunder, and unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith and (ii) all references to any Law in this Agreement shall be a reference to such Law as amended, modified, supplemented, re-enacted, consolidated or replaced as of the date of this Agreement.
(g) Except as otherwise specifically provided herein, (i) all references in this Agreement to any Contract, Organizational Document, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached or incorporated thereto and (ii) all references to this Agreement mean this Agreement as amended, supplemented or otherwise modified from time to time in accordance with Section 10.4.
(h) Inclusion of any matter or information in a Company Disclosure Letter shall not be deemed to be an acknowledgement, agreement or admission that any such item or information (or any non-disclosed item or information of comparable or greater significance) is required to be disclosed under this Agreement, constitutes a violation of Law or a breach of Contract, is “material” or that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect. Any capitalized term used in the Company Disclosure Letter, but not otherwise defined therein, shall have the meaning as defined in this Agreement.
(i) The Parties agree and acknowledge that they have been represented by counsel during, and have participated jointly in, the negotiation, drafting and execution of this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and the Parties irrevocably waive the application of any Law, holding or rule of construction favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
ARTICLE 2
THE MERGER; CLOSING; EFFECTIVE TIME
2.1 The Merger
Upon the terms and subject to conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a Wholly Owned Subsidiary of Parent.

2.2 Closing
The closing of the Merger (the “Closing”) shall be effected by the electronic exchange of signatures by electronic transmission or, if such exchange is not practicable, at a Closing to be held at the offices of Davies Ward Phillips & Vineberg LLP, 900 Third Avenue, 24th Floor, New York, New York 10022 at 12:00 PM (Eastern Time) on the day no later than the third Business Day following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article 8 (other than those conditions that by their nature can only be satisfied by action taken at or immediately prior to the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of those conditions) or at such other date, time and place (or by means of remote communication) as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
2.3 Effective Time
Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, (a) the Company shall cause the Certificate of Merger to be duly executed and properly filed with the Secretary of State of the State of Delaware as provided under the DGCL and (b) the Parties shall make all other filings, recordings or publications required to be made by the Parties under the DGCL in connection with the Merger. The Merger shall become effective at the Effective Time.
2.4 Effects of the Merger
The effects of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
ARTICLE 3
CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS
OF THE SURVIVING CORPORATION
3.1 The Certificate of Incorporation of the Surviving Corporation
At the Effective Time, by virtue of the Merger, the Company Charter shall be amended and restated in its entirety to read as set forth in Exhibit A attached hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 7.8(b), thereafter duly amended, restated or amended and restated as provided therein or by applicable Law.
3.2 The Bylaws of the Surviving Corporation
At the Effective Time, the Company Bylaws shall be amended and restated in their entirety to read as set forth in Exhibit B attached hereto and, as so amended, shall be the bylaws of the Surviving Corporation until, subject to Section 7.8(b), thereafter duly amended, restated or amended and restated as provided therein or by applicable Law.
3.3 Directors of the Surviving Corporation
Subject to applicable Law, the Parties shall take all actions necessary so that the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation, incapacity or removal, as the case may be.
3.4 Officers of the Surviving Corporation
Except as otherwise determined by Parent prior to the Effective Time, the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation, incapacity or removal, as the case may be.

ARTICLE 4
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
4.1 Effect of the Merger on Capital Stock
At the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or holders of any capital stock of the Company:
(a) Merger Consideration. Subject to Section 4.2(g), each Eligible Share shall be automatically converted into the right to receive the Per Share Merger Consideration and shall be automatically cancelled and shall cease to exist, and each holder of Eligible Shares represented by a Certificate or Book-Entry Share shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration in accordance with the terms of this Agreement.
(b) Treatment of Treasury Shares. Each Share that is owned or held in treasury immediately prior to the Effective Time by the Company or any Wholly Owned Subsidiary of the Company shall be automatically cancelled without payment of any consideration therefor and shall cease to exist (collectively, the “Treasury Shares”).
(c) Treatment of Parent Group Shares. Each Parent Group Share shall be automatically cancelled without payment of any consideration therefor and shall cease to exist.
(d) Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such share of common stock of Merger Sub shall thereafter represent ownership of a share of common stock of the Surviving Corporation.
(e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time (other than Treasury Shares) and held by a holder of record who did not vote in favor of the adoption of this Agreement and is entitled to demand and validly demands appraisal of such Shares pursuant to, and complies in all respects with, Section 262 of the DGCL (any such shares meeting the requirements of this sentence, the “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration, but instead, at the Effective Time, shall be converted into the right to receive payment of such amounts that are payable in accordance with Section 262 of the DGCL (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares to the extent afforded by Section 262 of the DGCL); provided, that if any such holder fails to perfect or otherwise waives, withdraws or loses the right to payment of the fair value of such Dissenting Shares under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Per Share Merger Consideration in accordance with the terms of this Agreement. The Company shall give prompt written notice to Parent of any demands received by the Company for the appraisal of any Shares (or written threats thereof), of any withdrawals (purported or otherwise) of such demands and of any other documents or instruments served pursuant to the DGCL and received by the Company relating to Section 262 of the DGCL and any alleged dissenters’ rights. Parent shall have the right to participate in and direct all negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment or demand with respect to, or settle or compromise or offer to settle or compromise, any such payment or demand, or agree to do any of the foregoing.
4.2 Exchange of Certificates and Delivery of Merger Consideration
(a) Deposit of Merger Consideration and Paying Agent.
(i) Prior to the Effective Time, Parent shall designate and enter into an agreement with a bank or trust company reasonably acceptable to the Company (acting via the Special Committee) to act as payment agent (the “Paying Agent”) for the payment to the holders of Eligible Shares of the aggregate Per Share Merger Consideration in accordance with the terms of this Agreement.

(ii) Promptly after the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of the aggregate Per Share Merger Consideration payable in respect of the Eligible Shares pursuant to this Section 4.2(a) (such cash, the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to fund payments pursuant to this Section 4.2(a) except as expressly provided for in this Agreement.
(b) Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the Paying Agent shall invest the Payment Fund as directed by Parent (after the Effective Time, on behalf of the Surviving Corporation); provided, that (i) no such investment shall relieve Parent or the Paying Agent from making (or causing to be made) the payments required by this Article 4, and following any losses below the level required to make prompt cash payments of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly provide (or cause to be provided) additional funds to the Paying Agent for the benefit of the holders of Eligible Shares in the amount required so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments, (ii) such investments shall be in short-term obligations of the United States of America with maturities of no more than 90 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-l or P-l or better by Moody’s Investors Service, Inc. or Standard & Poor’s, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be the sole exclusive property of Parent (or such other Person caused by Parent to deposit the Payment Fund, as the case may be) and paid to Parent (or such other Person caused by Parent to deposit the Payment Fund, as the case may be) on its request (after the Effective Time, on behalf of the Surviving Corporation).
(c) Procedures for Surrender.
(i) As soon as reasonably practicable, but in no event more than three Business Days, after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, cause the Paying Agent to mail or otherwise provide each holder of record of Eligible Shares that are (A) represented by Certificates or (B) Book-Entry Shares notice advising such holders of the effectiveness of the Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal, which shall be in customary form and agreed to by Parent and the Company prior to the Closing) specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Shares shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(f)) or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request), as applicable, such materials to be in such form and have such other provisions as Parent and the Company may reasonably agree and (2) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(f)) or such Book-Entry Shares to the Paying Agent in exchange for the portion of the aggregate Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 4.1(a).
(ii) Upon surrender to the Paying Agent of Eligible Shares that (A) are represented by Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(f)), together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent in accordance with the terms of the materials and instructions provided by the Paying Agent or (B) are Book-Entry Shares, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request), in each case of the foregoing clauses (A) and (B) of this Section 4.2(c)(ii), pursuant to such materials and instructions as contemplated by Section 4.2(c)(i), the holder of the Eligible Shares represented by such Certificate or such Book-Entry Share shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Payment Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g), as applicable) equal to the product obtained by multiplying (1) the number of Eligible Shares represented by such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(f)) or such Book-Entry Shares by (2) the Per Share Merger Consideration.
(iii) For the avoidance of doubt, no profit, interest or income will be paid or accrued for the benefit of any holder of Eligible Shares on any amount payable upon the surrender of any Eligible Shares.
(iv) In the event of a transfer of ownership of any Eligible Shares represented by a Certificate that is not registered in the stock transfer books or ledger of the Company or if the consideration payable is to be paid in a name other than that in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, a check for any cash to be exchanged upon due surrender of any such Certificate or Certificates may be issued to such a transferee if the Certificate or Certificates is or are properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Parent and the Paying Agent. Payment of the applicable portion of the aggregate Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company.
(d) Transfers. All Per Share Merger Consideration paid upon the surrender of a Certificate or Book-Entry Share in accordance with the terms of this Article 4 shall be deemed to have been paid in full satisfaction of all rights pertaining to such Eligible Shares formerly represented by such Certificates or Book-Entry Shares. From and after the Effective Time, the stock transfer books or ledger of the Company shall be closed and there shall be no further transfers on the stock transfer books or ledger of the Surviving Corporation of the Shares outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share formerly representing any Eligible Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer or any other reason, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article 4.
(e) Termination of Payment Fund.
(i) Any portion of the Payment Fund (including the proceeds of any investments thereof (if any)) that remains unclaimed by the holders of Eligible Shares for 12 months from and after the Closing Date shall be delivered to Parent (or such other Person caused by Parent to deposit the Payment Fund, as the case may be) or the Surviving Corporation, as determined by Parent. Any holder of Eligible Shares who has not theretofore received the Per Share Merger Consideration with respect to each such share shall thereafter look only to the Surviving Corporation and Parent for such payments (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) in respect thereof (without any interest thereon).
(ii) Notwithstanding anything to the contrary set forth in this Article 4, none of the Surviving Corporation, Parent or any other Person shall be liable to any Person for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. If any Certificates or Book-Entry Shares shall not have been surrendered prior to the time that is immediately prior to the date on which any Per Share Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any Per Share Merger Consideration payable in accordance with this Article 4 shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in a form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent or the Paying Agent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such lost, stolen or destroyed Certificate, the Paying Agent shall, in exchange for such Certificate, issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to the product obtained by multiplying (i) the number of Eligible Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Merger Consideration.
(g) Withholding Rights. Each of Parent, the Company, the Surviving Corporation and the Paying Agent (and any of their Affiliates) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable Law. To the extent that amounts are so withheld, such withheld amounts (i) shall be timely remitted to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
4.3 Treatment of Equity Awards
(a) Company Options. At the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the per-share exercise price for such Company Option multiplied by (ii) the total number of Shares underlying such Company Option (such product, the “Company Option Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the applicable Company Option Consideration (if any), less any required withholding Taxes, to each holder of a Company Option through the payroll of the Surviving Corporation within two (2) Business Days following the Effective Time.
(b) Company SARs. At the Effective Time, each Company SAR that is outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the per-share exercise price linked to such Company SAR multiplied by (ii) the total number of Shares linked to such Company SAR immediately prior to the Effective Time (such product, the “Company SAR Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the applicable Company SAR Consideration (if any), less any required withholding Taxes, to each holder of a Company SAR through the payroll of the Surviving Corporation within two (2) Business Days following the Effective Time; provided, that to the extent payment within such time or on such date would trigger a Tax or penalty under Section 409A of the Code, such payments shall be made on the earliest date that payment would not trigger such Tax or penalty.
(c) Company RSUs. At the Effective Time, each Company RSU, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the sum of (i) any accrued but unpaid cash in respect of dividend equivalent rights representing fractional Shares with respect to such Company RSU plus (ii) the product of (A) the total number of Shares underlying such Company RSU (including for the avoidance of doubt any dividend equivalent units credited in respect of Company RSUs) multiplied by (B) the Per Share Merger Consideration (such sum, the “Company RSU Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the applicable Company RSU Consideration (if any), less any required withholding Taxes, to each holder of a Company RSU within two (2) Business Days following the Effective Time; provided, that to the extent payment within such time or on such date would trigger a Tax or penalty under Section 409A of the Code, such payments shall be made on the earliest date that payment would not trigger such Tax or penalty.
(d) Company Actions. Prior to the Closing Date, the Company Board or a committee thereof shall have adopted resolutions to approve the treatment of the Company Equity Awards in accordance with this Section 4.3.
4.4 Adjustments to Prevent Dilution
Notwithstanding anything to the contrary set forth in this Agreement, if, from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article 9, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the Per Share Merger Consideration shall be equitably adjusted to provide the holders of Shares as well as Parent and Merger Sub the same economic effect as contemplated by this Agreement prior to such event, and such items, so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration; provided, that nothing in this Section 4.4 shall be construed to permit the Company or any other Person to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.
4.5 Necessary Further Actions
If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest, perfect or confirm of record or otherwise in the Surviving Corporation its full right, title or interest in, and possession to all assets, property, rights, privileges, powers and franchises of each of the Company and Merger Sub, then the directors and officers of the Surviving Corporation shall be fully authorized in the name and behalf of the Company or otherwise to take all such lawful actions as may be necessary or desirable to accomplish such purpose or acts or to carry out this Agreement.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth (i) in the Company Reports publicly filed at least two (2) Business Days prior to the date of this Agreement (including any exhibits or schedules to the Company Reports and any documents incorporated by reference therein but excluding any disclosures set forth under the captions “Risk Factors” and “Forward-Looking Statements” to the extent they are cautionary, predictive or forward-looking in nature) or (ii) in the Company Disclosure Letter (it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement and the Company Disclosure Letter to the extent that the relevance thereof is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Merger Sub as follows:
5.1 Organization, Good Standing and Qualification
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as currently conducted. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite entity power to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiaries has the full power and authority required to own, lease and operate the properties and assets it purports to own, lease and operate, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has made available to Parent copies of the Company’s Organizational Documents, each as amended, restated or amended and restated prior to the date of this Agreement, and each as made available to Parent is in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any provision of its respective Organizational Documents, except, in the case of the Subsidiaries of the Company, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
5.2 Capital Structure
(a) The authorized capital stock of the Company consists of (i) 23,000,000 Shares, 14,674,936 of which were issued and outstanding as of the close of business on November 9, 2021 (the “Reference Date”), and (ii) 100,000 shares of preferred stock of the Company, par value $1.00 per share, none of which were outstanding as of the date of this Agreement. All of the outstanding Shares have been, and all of the Shares reserved for issuance with respect to the 2016 Plan, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and non-assessable. The Company has a number of Shares reserved for issuance equal to at least the number of Shares issuable with respect to outstanding Company Equity Awards. Each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries is duly authorized, validly issued and, where such concepts are applicable, fully paid and non-assessable and owned by the Company or by a Wholly Owned Subsidiary of the Company, free and clear of any Encumbrance. At the close of business on the Reference Date, there were outstanding (A) Company Options to purchase an aggregate of 659,080 Shares, (B) Company SARs linked to an aggregate of 53,900 Shares and (C) Company RSUs (including for the avoidance of doubt any dividend equivalent units credited in respect of Company RSUs) with respect to an aggregate of 19,800 Shares. Except for the capital stock of, or other equity or voting interests in, the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock of, or other equity or voting interests in any Person (or any security or other right, Contract or commitment convertible into or exercisable or exchangeable for, any capital stock of, or other equity or voting interest in any Person).
(b) Except as set forth in Section 5.2(a) or as required by the terms of any Company Benefit Plan, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, conversion rights, exchangeable rights, stock appreciation rights, redemption rights, repurchase rights or other similar rights that obligate the Company or any of its Subsidiaries to issue, transfer, exchange, register, redeem, acquire or sell any shares of capital stock, equity or voting interest or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for any securities of the Company or any of its Subsidiaries.
5.3 Corporate Authority and Approval
(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other Transactions and to comply with the provisions of this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approvals. The execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other Transactions and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the consummation by the Company of the Merger and the other Transactions or the performance by the Company of its obligations hereunder, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approvals. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Company Stockholder Approvals are the only approvals of the Shares or any class or series of securities of the Company necessary to approve or adopt this Agreement and the Transactions.
(b) The Special Committee, at a meeting duly called and held at which a quorum was present, has unanimously (i) determined that the terms of this Agreement and the Transactions are fair to and in the best interests of the Company and the holders of the Shares (other than the Parent Group Shares), (ii) recommended to the Company Board that the Company Board adopt resolutions approving and declaring advisable this Agreement and the Transactions and (iii) authorized the Special Committee Recommendation.
(c) The Company Board, at a meeting duly called and held at which a quorum was present and based on the Special Committee Recommendation, has (i) determined that the terms of this Agreement and the Transactions are fair to and in the best interests of the Company and the holders of Shares (other than the Parent Group Shares), (ii) approved and declared advisable this Agreement and the Transactions and (iii) authorized the Company Board Recommendation.
5.4 Governmental Filings; No Violations
(a) Other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business and (ii) the filings, notices, reports, consents, registrations, approvals, permits and authorizations required to be made (A) under the Exchange Act, (including the Proxy Statement and the Schedule 13E-3), the Securities Act and any state securities, takeover and “blue sky” Laws and (B) as may be required under the rules and regulations of the NYSE, no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by the Company with, nor are any required to be made or obtained by the Company with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other Transactions, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Transactions do not and will not: (i) assuming the Company Stockholder Approvals are obtained, constitute or result in a conflict, breach or violation of, or a default under, the Organizational Documents of the Company or any of its Subsidiaries, (ii) require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation under, any provision of any Contract binding upon the Company or any of its Subsidiaries or (iii) assuming (solely with respect to performance of this Agreement and the consummation of the Transactions) the Company Stockholder Approvals are obtained, conflict with or violate any Law to which the Company, any of its Subsidiaries is subject, except, in the case of clauses (ii) or (iii) of this Section 5.4(b), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to the Pending Sale Transactions or the Pending Sale Transaction SPAs.
5.5 Compliance with Laws
The Company and its Subsidiaries are and, since the Applicable Date, have been, in compliance with all Governmental Authorizations and Laws applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or any of their business or operations, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries have all Governmental Authorizations necessary to conduct their respective businesses as presently conducted and to own, operate and lease their properties and assets, except where the failure to have any such Governmental Authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the Applicable Date, the Company has not received any written notice from any Governmental Entity regarding (a) any actual or possible violation of any Law or Governmental Authorization, or any failure to comply in any respect with any term or requirement of any Governmental Authorization that have not been cured as of the date of this Agreement or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, in each case of clause (a) or clause (b), other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.6 Company Reports
Since the Applicable Date, the Company has filed with or furnished to the SEC, as applicable, on a timely basis, all reports, forms, statements, certifications and documents required to be publicly filed with or furnished by the Company to the SEC pursuant to the Exchange Act or the Securities Act. Each of the Company Reports filed or furnished since the Applicable Date, at the time of its filing with or being furnished to the SEC (or (a) in the case of any registration statement or proxy statement, on the applicable date of effectiveness or the date of the relevant meetings, respectively, and (b) if amended or supplemented, on the date of such amendment or supplement), complied, or if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable, including the rules and regulations promulgated thereunder. As of their respective dates or, if amended or supplemented, as of the date of such amendment or supplement (and, in the case of any registration statement or proxy statement, on the applicable date of effectiveness or the date of the relevant meeting, respectively), the Company Reports filed or furnished since the Applicable Date have not, and will not (as applicable), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. No executive officer of the

Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any of the Company Reports.
5.7 Disclosure Controls and Procedures and Internal Control over Financial Reporting
(a) The Company (with respect to itself and its consolidated Subsidiaries) has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in Rule 13a-15 and 15d-15 under the Exchange Act) as required by Rule 13a-15 or 15d-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer, its principal financial officer or those individuals responsible for the preparation of the consolidated financial statements of the Company included in the Company Reports to allow timely decisions regarding required disclosure and to make the certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.
(b) The Company (with respect to itself and its consolidated Subsidiaries) has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.
(c) Since the Applicable Date, the Company has disclosed, based on the most recent evaluation of its disclosure controls and procedures and internal control over financial reporting by its executive officer and its chief financial officer, to the Company’s auditors and the Audit Committee, (i) any “significant deficiencies” in the design or operation of its internal controls over financial reporting that are reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and Audit Committee any “material weaknesses” in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has no “significant deficiencies” or “material weaknesses” in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.
(d) Since the Applicable Date, no material complaints, allegations, assertions, claims or notifications from any source regarding the Company’s accounting, internal accounting controls or auditing practices, procedures or methods have been reported in writing to the Audit Committee by the Company’s head of internal audit.
(e) To the Knowledge of the Company, as of the date of this Agreement, none of the Company Reports is the subject of ongoing SEC review or outstanding SEC comment.
(f) To the Knowledge of the Company, there are no pending SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case, regarding any accounting practices of the Company. To the Knowledge of the Company, at no time since the Applicable Date has there been any internal investigation of the Company or any of its Subsidiaries regarding revenue recognition or other accounting or auditing issues discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel or similar legal officer, the Company Board or any committee thereof.
5.8 Financial Statements; No Undisclosed Liabilities
(a) The consolidated financial statements (including the related notes) included in or incorporated by reference into the Company Reports filed since the Applicable Date (i) was or will be prepared in all material respects in accordance with GAAP consistently applied during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) and (ii) fairly presents or will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and the consolidated results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments), except in each case as may be noted therein or in the notes thereto and in the case of Company Reports filed after the date of this Agreement, as has not had and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.
(b) Except for obligations and liabilities (i) reflected or reserved against in the Company’s most recent audited financial statements included in or incorporated by reference into the Company Reports, (ii) incurred in the ordinary course of business since the date of such consolidated balance sheet, (iii) permitted or contemplated in connection with the preparation, negotiation and consummation of the Transactions or (iv) incurred pursuant to Contracts binding on the Company or any of its Subsidiaries or pursuant to which their respective properties and assets are bound (other than those resulting from a breach of such Contract), there are no obligations or liabilities of the Company or any of its Subsidiaries of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
5.9 Absence of Certain Changes
(a) Since December 31, 2020, except in connection with (i) the execution and delivery of this Agreement and the consummation of the Transactions or (ii) any modifications, suspensions or alterations of operations resulting from, or determined by the Company to be advisable and reasonably necessary in response to, COVID-19 and COVID-19 Measures, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business.
(b) Since December 31, 2020, there has not been any event, change, development, circumstance, fact or effect materially adverse to the financial condition, assets, liabilities (contingent or otherwise), business operations or results of operations of the Company and its Subsidiaries (taken as a whole) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.
5.10 Company Material Contracts
(a) Neither the Company nor any of its Subsidiaries is a party to any Contract required to have been filed with the SEC by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Contract”) that has not been so filed.
(b) Section 5.10(b) of the Company Disclosure Letter sets forth a true and complete list of each of the following Contracts (other than any Filed Contracts) in effect as of the date of this Agreement and to which the Company or any of its Subsidiaries is a party or is otherwise bound (any Contract so disclosed or required to be so disclosed, a “Disclosed Contract”):
(i) any Contract (other than between the Company and a Wholly Owned Subsidiary of the Company or solely among Wholly Owned Subsidiaries of the Company) relating to indebtedness for borrowed money (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $1,000,000;
(ii) any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture entity material to the Company and its Subsidiaries taken as a whole, except for any such Contract solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries;
(iii) any Contract relating to the acquisition or disposition of any business or any assets that constitute a business or business unit or division of any Person (whether by merger, sale of stock, sale of assets or otherwise) (A) that was entered into after the Applicable Date or that otherwise contains outstanding obligations on the part of the Company or any of its Subsidiaries with respect to indemnification (other than for customary fundamental matters, including in respect of representations and warranties and covenants that survive indefinitely or for periods equal to a statute of limitations and obligations to indemnify directors and officers or other individuals performing similar functions pursuant to acquisition agreements) or material restrictions on the Company’s or a Subsidiary’s business activities or (B) pursuant to which the Company or any of its Subsidiaries reasonably expects to be required to pay any earn-out, deferred or other contingent payments with a value in excess of $1,000,000;

(iv) any Contract that contains a put, call, right of first refusal, right of first offer or similar right or obligation pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, all or any substantial part of any material assets, rights or properties of the Company or any of its Subsidiaries;
(v) any Contract that (A) materially restricts the ability of the Company or any of its Subsidiaries or, at or after the Effective Time, Parent of any of its controlled Affiliates from (1) engaging in any business or competing in any business with any Person, (2) operating its business in any manner or location, in each case, other than with respect to soliciting or hiring employees or (3) acquiring assets or securities of another (whether through a standstill or otherwise), or (B) would require the disposition of any material assets or line of business of the Company or its Subsidiaries or acquisition of any material assets or line of business of any Person or, at or after the Effective Time, Parent or any of its controlled Affiliates;
(vi) any Contract that restricts the ability of the Company or any of its Subsidiaries to declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or any combination thereof) in respect of, any of its capital stock, other equity or voting interests;
(vii) any voting agreement, voting trust, stockholder agreement or registration rights agreement to which the Company or any of its Wholly Owned Subsidiaries is a party;
(viii) any Contract containing a mortgage, pledge, security agreement, deed of trust or similar Encumbrance on any property or assets material to the Company and its Subsidiaries (taken as a whole);
(ix) any Contract providing for any settlement of any Proceeding that (A) imposes material future limitations on the operation of the Company and its Subsidiaries or (B) involves payments after December 31, 2020 in excess of $1,000,000; and
(x) any Contract entered into with any director, officer or other Affiliate of the Company or any of its Subsidiaries, or any entity in which any such Person has a direct or indirect material interest, other than a Company Benefit Plan, that is required to be disclosed under Item 404 of Regulation S-K under the Securities Act.
(c) A true and complete copy of each Company Material Contract (including all material amendments or waivers thereto) has been made available to Parent or its Representatives. Except for expirations in the ordinary course of business and in accordance with the terms of such Company Material Contract, each Company Material Contract is valid and binding on the Company and/or one or more of its Subsidiaries, as the case may be, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no breach or event of default under any such Company Material Contracts by the Company or any of its Subsidiaries or, as of the date of this Agreement, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Company, as of the date of this Agreement and since the Applicable Date, neither the Company nor any of its Subsidiaries has received any written indication or notice from the counterparty to any Company Material Contract regarding an intent to terminate or cancel any Company Material Contract (whether as a result of a change of control or otherwise).
5.11 Tax Matters
(a) Except as would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them with the appropriate Taxing Authority and all such filed Tax Returns are correct and complete, (ii) have paid all Taxes that are due (except for Taxes that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP), (iii) have withheld, collected and paid all Taxes required to have been withheld, collected and paid in connection with amounts paid or owing to or from any employee, stockholder, creditor, independent contractor or third party (each as determined for Tax purposes) (except for Taxes that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP), (iv) have complied in all respects with all information reporting (and related withholding) and record retention requirements and (v) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(b) Except as would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect, the income Tax Returns of the Company and each of its Subsidiaries for all years up to and including June 20, 2017 have either (i) been examined by any Taxing Authorities of the relevant jurisdiction or (ii) are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.
(c) Except as would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect, no deficiency with respect to Taxes has been asserted in writing or assessed by any Taxing Authority against the Company or any of its Subsidiaries and there are no pending or, to the Knowledge of the Company, threatened in writing Proceedings regarding any Taxes of the Company and its Subsidiaries or, in respect of Taxes or Tax matters, the assets of the Company and its Subsidiaries.
(d) To the Knowledge of the Company, no claim has been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that the Company or such Subsidiary is or may be subject to Tax in that jurisdiction.
5.12 Takeover Statutes; No Rights Plan
(a) The Company Board has taken all action necessary to render inapplicable to this Agreement and the Transactions all potentially applicable Takeover Statutes (including Section 203 of the DGCL) and any similar provisions in the Company Charter or the Company Bylaws.
(b) There is no stockholder rights plan, “poison pill,” antitakeover plan or other similar agreement or plan in effect to which the Company is a party or is otherwise bound.
5.13 Brokers and Finders
Neither the Company nor any of its Subsidiaries, nor any of the Company’s directors or employees (including any officers) acting on behalf of the Company, has engaged any broker, finder or investment bank, or incurred any liability for any brokerage fees, reimbursement of expenses, commissions or finders’ fees, in each case in connection with the Transactions, except that the Special Committee has engaged Perella Weinberg Partners LP as its financial advisor.
5.14 Opinion of Financial Advisor
The Special Committee has received an opinion of Perella Weinberg Partners LP, its financial advisor, to the effect that, as of the date of such opinion and subject to the factors, assumptions and limitations set forth therein, the Per Share Merger Consideration to be received by the holders of Shares (other than Parent and its Affiliates) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders.
5.15 No Other Representations or Warranties
Except for the express written representations and warranties made by the Company in this Article 5 and in any certificate to be delivered by the Company pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Affiliates or with respect to any other information provided to Parent or any of its Affiliates or its and their respective Representatives by or on behalf of the Company or any of its Subsidiaries in connection with the Transactions.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub each hereby represents and warrants to the Company that:
6.1 Organization, Good Standing and Qualification
Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions.
6.2 Capitalization of Merger Sub
The authorized capital stock of Merger Sub consists of one-thousand (1,000) shares of common stock, par value $0.01 per share, of which one-hundred (100) shares were outstanding as of the date of this Agreement and Geneve Corporation, a direct Wholly Owned Subsidiary of Parent, holds sole record and beneficial ownership over all such shares. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and are validly issued, fully paid and non-assessable and owned by Geneve Corporation. Merger Sub has not conducted any business and has no assets, liabilities or obligations of any nature, in each case other than those incident to its formation and pursuant to this Agreement and the Transactions.
6.3 Corporate Authority and Approval
Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other Transactions and to comply with the provisions of this Agreement, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by Geneve Corporation, as the sole stockholder of Merger Sub (which such adoption shall occur immediately following the execution of this Agreement). The execution and delivery of this Agreement by each of Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger and the other Transactions and the performance by each of Parent and Merger Sub of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement, the consummation by Parent and Merger Sub of the Merger and the other Transactions or the performance by Parent and Merger Sub of their respective obligations hereunder, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by Geneve Corporation, as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, as applicable, and, assuming the due execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.
6.4 Governmental Filings; No Violations
(a) Other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business and (ii) the filings, notices, reports, consents, registrations, approvals, permits and authorizations required to be made (A) under the Exchange Act, the Securities Act and any state securities, takeover and “blue sky” Laws and (B) as may be required under the rules and regulations of the NYSE, no filings, notices, reports, consents, registrations, approvals, permits, orders, declarations, licenses or authorizations are required to be made by Parent or Merger Sub with, nor are any required to be made or obtained by Parent or Merger Sub with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Transactions, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Transactions will not: (i) constitute or result in a conflict, breach or violation of, or a default under, the Organizational Documents of Parent or any of its Subsidiaries, (ii) require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any Contract binding upon Parent, Merger Sub or any of their Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting Parent, Merger Sub or any of their Subsidiaries or (iii) conflict with or violate any Law to which Parent, any of its Subsidiaries or any of their respective properties, assets, business or operations is subject, except, in the case of clauses (ii) or (iii) of this Section 6.4(b), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions.
6.5 Available Funds
At the Closing, subject to the satisfaction of the condition to Closing set forth in Section 8.1(c), Parent, the Company, the Surviving Corporation and their respective Wholly Owned Subsidiaries, together, will have, (a) sufficient cash on hand and/or undrawn amounts immediately available under existing lines of credit or other sources of funds to enable Parent and Merger Sub to consummate the Transactions and to pay any fees, expenses or other amounts payable by Parent or Merger Sub under or in connection with this Agreement or the Transactions and (b) the financial resources and capabilities to fully perform all of Parent’s and Merger Sub’s obligations under this Agreement. Subject to the satisfaction of the condition to Closing set forth in Section 8.1(c), in no event shall the receipt or availability of any funds or financing by or to Parent, Merger Sub or any of their respective Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.
6.6 Solvency
After giving effect to the payment of all amounts required to be paid in connection with the consummation of the Transactions, payment of all related fees and expenses and consummation of the Transactions and satisfaction of the conditions set forth in Article 8, each of Parent and the Surviving Corporation will be Solvent as of and immediately following the Effective Time. Neither Parent nor Merger Sub is entering into this Agreement or the Transactions with the intent to hinder, delay or defraud either present or future creditors.
6.7 Brokers and Finders
Neither Parent nor any of its directors or employees (including any officers) has employed any broker, finder or investment bank or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transactions, and there are no arrangements made by and on behalf of Parent or any of its Subsidiaries with any broker, finder or investment bank in connection with this Agreement and the Transactions for which the Company or any of its Subsidiaries could have any liability.
6.8 No Other Representations or Warranties; No Reliance
(a) Except for the express written representations and warranties made by Parent and Merger Sub in this Article 6 and in any certificate delivered by Parent or Merger Sub pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Affiliates or with respect to any other information provided to the Company or any of its Affiliates or its and their respective Representatives by or on behalf of Parent or any of its Subsidiaries in connection with the Transactions.
(b) Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties set forth in Article 5 and in any certificate delivered by the Company pursuant to this Agreement, neither the Company nor any other Person makes or has made any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or any of its Affiliates or its and their respective Representatives by or on behalf of the Company or any of this Subsidiaries in connection with the Transactions. Each of Parent and Merger Sub, on its own behalf and on behalf of its Affiliates (other than the Company and its Subsidiaries) and its and their respective Representatives, disclaims reliance on any representations or warranties or other information provided to them by the Company or any of its Subsidiaries or its or their respective Representatives or any other Person except for the representations and warranties expressly set forth in Article 5 and in any certificate delivered by the Company pursuant to this Agreement. Without limiting the generality of the foregoing, each of Parent and Merger Sub, on its own behalf and on behalf of its Affiliates (other than the Company and its Subsidiaries) and its and their respective Representatives, acknowledges and agrees that none of the Company, any of its Subsidiaries or any other Person shall have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub or any of their respective Representatives, or Parent’s or Merger Sub’s (or such Representatives’) use of, or the accuracy or completeness of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the Merger.
ARTICLE 7
COVENANTS
7.1 Conduct of the Company
(a) From and after the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article 9, except as (i) consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) required or expressly contemplated by this Agreement, (iii) is required by a Governmental Entity or under applicable Law or to comply with a Company Material Contract, (iv) taken reasonably and in good faith in response to COVID-19 or COVID-19 Measures, (v) required or expressly contemplated by any of the Pending Sale Transaction SPAs and any agreements entered into in connection therewith or (vi) set forth in Section 7.1 of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (A) conduct its business in all material respects in the ordinary course of business, (B) preserve its and its Subsidiaries’ business organizations substantially intact, (C) maintain its and its Subsidiaries’ existing relations and goodwill with Governmental Entities, suppliers, distributors, consultants, licensors, licensees, creditors, lessors, employees and others having significant business dealings with them and (D) keep available the services of its and its Subsidiaries’ officers and key employees; provided, that no action or omission by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 7.1(b) shall be a breach of this Section 7.1(a).
(b) From and after the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article 9, except as (u) consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (v) required or expressly contemplated by this Agreement, (w) required by a Governmental Entity or under applicable Law or to comply with a Company Material Contract, (x) taken reasonably and in good faith in response to COVID-19 or COVID-19 Measures, (y) required or expressly contemplated by any of the Pending Sale Transaction SPAs and any agreements entered into in connection therewith or (z) set forth in Section 7.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries, to:
(i) adopt or propose any change in its Organizational Documents;
(ii) merge or consolidate with any other Person or acquire any assets or capital stock of any other Person, other than acquisitions of assets in the ordinary course of business;
(iii) except as expressly required pursuant to any of the Pending Sale Transaction SPAs, sell, lease, license, encumber, or otherwise surrender, relinquish or dispose of any materials assets, other than in the ordinary course of business;
(iv) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
(v) terminate, amend, modify or supplement, waive any right under, or transfer or assign any right or obligation under, any of the Pending Sale Transaction SPAs;
(vi) except as set forth in Section 7.1(b)(xv), issue, deliver, sell, grant, encumber, or otherwise enter into any Contract or understanding with respect to the voting of, (A) any shares of capital stock,

Company Equity Awards or other equity interests of the Company or of any of its Subsidiaries (other than (1) such issuance of shares of capital stock by a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company, (2) such issuance of shares of capital stock in respect of the exercise, vesting and settlement, as applicable, of Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the terms of the 2016 Plan in effect on the date of this Agreement) or (3) such issuance of dividend equivalent units in connection with the Company’s declaration and payment of semi-annual dividends (or the issuance of shares of capital stock into which such units convert) or (B) securities convertible into or exchangeable into or exercisable for any such shares of capital stock, or any options, warrants or other rights of any kind to acquire any such shares of capital stock or such convertible or exchangeable securities, in each case other than in respect of outstanding Company Equity Awards;
(vii) make any loans, advances, guarantees or capital contributions to, or investments in, any Person in excess of $5,000,000 in the aggregate, except (A) to or from the Company and any of its Wholly Owned Subsidiaries and (B) for loans or advances made to directors, officers and other employees of the Company and its Subsidiaries (1) for business-related travel, other business-related expenses, in each case, in the ordinary course of business or (2) pursuant to the indemnification and advancement rights of such Persons in effect as of the date of this Agreement under any agreement between or among such Person and the Company or any Subsidiary thereof or the Organizational Documents of the Company or any Subsidiary thereof;
(viii) declare, set aside, establish a record date for, accrue, make or pay any dividend or other distribution (whether payable in cash, stock, property or otherwise) in respect of, any capital stock of the Company or any of its Subsidiaries or other equity or voting interests (including with respect to the Company, for the avoidance of doubt, Shares), except for (A) dividends paid by any Wholly Owned Subsidiary to the Company or to any other Wholly Owned Subsidiary of the Company, (B) a regular dividend of $0.22 per share, which the Company shall declare in December 2021 and pay in the ordinary course consistent with past practice, and (C) a dividend in an amount equal to the Final Dividend Amount, which the Company shall declare not more than five Business Days prior to the Closing Date and pay on or prior to the Closing Date;
(ix) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire (or offer to do any of the foregoing), directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (including, with respect to the Company, any Shares) or other equity or voting interests or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities, including Company Equity Awards, except pursuant to the forfeiture provisions of such Company Equity Awards or the cashless exercise or tax withholding provisions of such Company Equity Awards, in each case, if and only to the extent permitted by the terms of such Company Equity Awards;
(x) incur or assume any indebtedness for borrowed money with an aggregate principal amount in excess of $1,000,000, guarantee any such indebtedness for borrowed money of another Person or enter into a “keep well” or similar agreement in respect of indebtedness for borrowed money (including the issuance of any debt securities, warrants or other rights to acquire any debt security);
(xi) enter into, terminate (other than expirations of any such Company Material Contract in accordance with its terms), materially amend, waive or assign any material right or claim under any Company Material Contract or any Contract that would have been required to be disclosed pursuant to Section 5.10(a) or 5.10(b) (or any Contract that would be a Company Material Contract if it were in effect as of the date of this Agreement), other than in the ordinary course of business;
(xii) adopt or implement any stockholder rights plan, “poison pill,” anti-takeover plan or other similar agreement or plan;
(xiii) write down any of its material assets except as required by GAAP or the Company’s accounting policies or with respect to normal obsolescence or make any changes with respect to accounting policies or procedures, except as required by changes in Law or GAAP;

(xiv) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, file any income or other material Tax Returns that have been prepared in a manner that is inconsistent with past practice, enter into any closing agreement with respect to any material amount of Taxes, settle any claim or assessment in respect of a material amount of Taxes, surrender any right to claim a refund of a material amount of Taxes, agree to an extension or waiver of the statute of limitations (other than in the ordinary course of business) with respect to the assessment or determination of any material Taxes or settle any material Tax claim;
(xv) except as required by the terms of any Company Benefit Plan in effect as of the date of this Agreement, (A) grant any equity or equity-based awards or increase the compensation or benefits provided to any current or former director, officer, employee or service provider of the Company and its Subsidiaries other than base salary or wage (and corresponding bonus) increases for non-executive officer employees in the ordinary course of business, (B) grant or provide any change in control, severance, termination retention or similar payments or benefits to any current or former director, officer, employee or service provider of the Company and its Subsidiaries (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code), (C) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits (including any equity or equity-based awards) to any current or former director, officer, employee or natural person service provider of the Company and its Subsidiaries, (D) establish, adopt, enter into, terminate or amend any Company Benefit Plan or establish, adopt or enter into any plan, agreement, program, policy or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, other than in connection with routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase benefits or result in a material increase in administrative costs, (E) hire or engage, or make an offer to hire or engage, any employee at the level of Vice President or above, or individual independent contractor whose annual fee arrangement exceeds $200,000 or (F) terminate the employment or engagement of any current employee at the level of Vice President or above, or individual independent contractor (excluding individual independent contractors arrangements for a limited period of time or that expire in accordance with their terms) whose annual fee arrangement exceeds $200,000 other than for cause;
(xvi) enter into or acquire a new line of business or abandon or discontinue any existing line of business; or
(xvii) agree, authorize or commit to do any of the foregoing.
(c) Except as (i) consented to in writing by the Special Committee (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) required or expressly contemplated by this Agreement, (iii) is required by a Governmental Entity or under applicable Law, (iv) taken reasonably and in good faith in response to COVID-19 or COVID-19 Measures, or (v) required or expressly contemplated by any of the Pending Sale Transaction SPAs and any agreements entered into in connection therewith, Parent shall not take any action or fail to take any action, and shall not permit any of its Affiliates (including the Company and its Subsidiaries) to take any action or fail to take any action, where the taking of such action or failure to take such action would be reasonably likely to (i) result in any of the conditions set forth in Article 8 not being satisfied or (ii) prevent, materially delay or materially impair the ability of the Parties to consummate the Transactions. Notwithstanding anything to the contrary set forth in this Agreement, (A) any breach by the Company or any of its Subsidiaries of their obligations under this Agreement resulting from any action or inaction by any Joint Employee (other than any action taken or inaction not taken at the express direction of the Special Committee) shall not constitute a breach of this Agreement for purposes of Article 8 or a breach of the condition precedent set forth in Section 8.2(b) and (B) no action taken or inaction not taken by the Special Committee, or by any officer or employee of the Company or any of its Subsidiaries at the express direction of the Special Committee, shall constitute an action or inaction taken (or not taken) by Parent.

7.2 Acquisition Proposals; Change of Recommendation
(a) No Solicitation. During the period commencing on the date of this Agreement and ending on the earlier of the Effective Time and the termination of this Agreement in accordance with Article 9, except as permitted by this Section 7.2, the Company shall, and shall cause its Subsidiaries and the Company’s directors, executive officers, or controlled Affiliates to, and shall instruct its other Representatives to, immediately cease any discussions or negotiations with any Person conducted heretofore with respect to an Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, terminate access to any physical or electronic data-room relating to the Company for any such Acquisition Proposal and request the prompt return or destruction of any confidential information provided to any third party in connection with an Acquisition Proposal made in the 12 months prior to the date of this Agreement (other than in respect of Parent). Without prejudice to the foregoing sentences, during the period commencing on the date of this Agreement and ending on the earlier of the Effective Time and the termination of this Agreement in accordance with Article 9, except as permitted by this Section 7.2, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, executive officers or controlled Affiliates, and shall instruct its other Representatives not to, directly or indirectly:
(i) initiate, solicit, or knowingly encourage, knowingly facilitate or knowingly assist in the making of any Acquisition Proposal or any inquiry that would reasonably be expected to lead to, or result in, an Acquisition Proposal;
(ii) engage in, continue, initiate or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or any inquiry that would reasonably be expected to lead to, or result in, an Acquisition Proposal;
(iii) disclose or furnish any non-public information relating to the Company or its Subsidiaries to any Person in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, or result in, an Acquisition Proposal; or
(iv) recommend, approve, endorse or enter into any Alternative Acquisition Agreement.
(b) Exceptions. Notwithstanding anything to the contrary set forth in this Agreement, but, for the avoidance of doubt, subject to the provisions of Section 7.2(c), prior to the time the Company Stockholder Approvals are obtained, in response to a bona fide written Acquisition Proposal that is made after the date of this Agreement (and in any event only if the Company did not violate this Section 7.2 in any material respect with respect to such Person), the Special Committee may, and the Company (acting upon the recommendation of the Special Committee) may:
(i) provide any information and data concerning the Company and its Subsidiaries and access to the Company and its Subsidiaries’ properties, books and records in response to a request from the Person who made such Acquisition Proposal; provided, that substantially concurrently (but in any event within 24 hours after the provision of such information or data), the Company shall make available to Parent any such information or data concerning the Company or its Subsidiaries that the Company provides to any such Person that was not previously made available to Parent and that, prior to furnishing any such information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with confidentiality terms that are at least as restrictive to the other party as the terms in the Confidentiality Agreement are on Parent (such confidentiality agreement, a “Permitted Confidentiality Agreement”); and
(ii) engage or otherwise participate in any discussions or negotiations with any such Person regarding such unsolicited, bona fide written Acquisition Proposal, in each case of clause (i) and this clause (ii) of this Section 7.2(b), if, and only if, prior to taking any action described in clause (i) or this clause (ii) of this Section 7.2(b), the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its legal advisor) that (A) based on the information then available and after consultation with its financial advisor, such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to, or result in a Superior Proposal and (B) based on the information then available, including the terms and conditions of such Acquisition Proposal and those of this Agreement, failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable Law.

(c) Notice of Acquisition Proposals. The Company shall promptly (but, in any event, no later than the close of business on the first Business Day after receipt) give notice to Parent if (i) the Company receives an Acquisition Proposal or any inquiry that would reasonably be expected to lead to, or result in, an Acquisition Proposal or (ii) any non-public information or data concerning the Company or its Subsidiaries is requested from the Company or its Subsidiaries in connection with any Acquisition Proposal, setting forth in such notice a summary of the material terms and conditions with respect to any such Acquisition Proposal or any such inquiry or request, as applicable, and thereafter shall (A) keep Parent reasonably informed, on a reasonably current basis of the status and material terms and conditions of any such Acquisition Proposals or inquiry or request (including any material amendments, modifications or supplements thereof) and (B) provide Parent with copies of any written indication of interest or written material that constitutes an offer, including copies of any proposed transaction agreements providing for an Acquisition Proposal (including any material amendments, modifications or supplements thereof) as promptly as practicable (and in any event no later than the close of business on the first Business Day after receipt).
(d) No Change of Recommendation.
(i) Except as permitted by Section 7.2(d)(ii) or 7.2(e), the Company Board, including any committee thereof (including the Special Committee), shall not:
(A) withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the Special Committee Recommendation or the Company Board Recommendation with respect to the Merger in any manner adverse to Parent or Merger Sub;
(B) following the date any Acquisition Proposal or any material modification thereto is first made public or sent or given to stockholders of the Company, fail to issue a press release publicly reaffirming the Special Committee Recommendation and the Company Board Recommendation within five Business Days (or, if earlier, prior to the Company Stockholders Meeting) following Parent’s written request to do so (which request may only be made once with respect to any such Acquisition Proposal, except that Parent may make an additional request after any material change in the terms of such Acquisition Proposal);
(C) following the commencement pursuant to Rule 14d-2 under the Exchange Act of any tender or exchange offer that constitutes an Acquisition Proposal, fail to recommend within ten Business Days after such commencement against acceptance of such tender or exchange offer and reaffirm the Special Committee Recommendation and the Company Board Recommendation;
(D) fail to include the Special Committee Recommendation and the Company Board Recommendation in the Proxy Statement;
(E) approve or recommend, or propose publicly to approve or recommend any Acquisition Proposal or approve or recommend, or publicly declare advisable or publicly propose to enter into, or enter into, any Alternative Acquisition Agreement.
(ii) Notwithstanding anything to the contrary set forth in this Section 7.2, at any time prior to the time the Company Stockholder Approvals are obtained, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may (A) effect a Change of Recommendation if (1) a bona fide written Acquisition Proposal that did not result from a breach in any material respect of the Company’s obligations set forth in this Section 7.2 is received by the Company after the date of this Agreement and is not withdrawn prior to the Change of Recommendation, and the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Acquisition Proposal constitutes a Superior Proposal or (2) an Intervening Event has occurred and the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with outside legal counsel that failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law or (B) terminate this Agreement pursuant to Section 9.3(a) to enter into an Alternative Acquisition Agreement (which has been authorized and approved by the Company Board) with respect to a bona fide written Acquisition Proposal that did not result from a breach in any material respect of the Company’s obligations set forth in this Section 7.2 and that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Proposal; provided, that a Change of Recommendation or action to terminate this Agreement pursuant to Section 9.3(a) may not be made unless and until the Company has given Parent written notice of such action four Business Days in advance (an “Initial Notice”), setting forth in writing that the Company Board or the Special Committee, as applicable, intends to consider whether to take such action, the reasons with respect thereto and (I) in the case of a Superior Proposal, the material terms and conditions of such Superior Proposal and (II) in the case of an Intervening Event, a reasonable description of such Intervening Event (it being agreed that, in each case, the delivery of such notice by the Company shall not constitute a Change of Recommendation). After giving such Initial Notice and prior to effecting such Change of Recommendation or terminating this Agreement pursuant to Section 9.3(a), if requested by Parent in good faith, the Company shall, and shall instruct its legal and financial advisors to, negotiate in good faith with Parent and its Representatives (to the extent Parent wishes to negotiate) to make such revisions to the terms of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal or that the failure of the Company Board or the Special Committee, as applicable, to effect a Change of Recommendation would no longer reasonably be likely to be inconsistent with its fiduciary duties, as applicable. At the end of the four Business Day period, prior to effecting a Change of Recommendation or terminating this Agreement pursuant to Section 9.3(a), the Company Board or the Special Committee, as applicable, shall take into account any commitments to change the terms of this Agreement proposed by Parent in writing, and shall determine in good faith (after consultation with outside legal counsel) that (A) in the case of a Superior Proposal, the Superior Proposal continues to constitute a Superior Proposal, and (B) in the case of an Intervening Event, the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law, in each case, if such changes offered in writing were to be given effect. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 7.2(d) except that the obligation to give advance written notice with respect thereto as set forth in this Section 7.2(d)(ii) shall be reduced to three Business Days.
(e) Certain Permitted Disclosure. Nothing set forth in this Agreement shall prohibit the Company from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, (ii) taking and disclosing to the stockholders of the Company any position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or (iii) making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, that if any such disclosure or communication has the substantive effect of withdrawing, qualifying or modifying the Special Committee Recommendation or the Company Board Recommendation in a manner adverse to Parent, such disclosure or communication shall constitute a Change of Recommendation unless the Company expressly reaffirms the Special Committee Recommendation and the Company Board Recommendation in such disclosure or communication.
7.3 Proxy Statement and Schedule 13E-3
(a) Filing of Proxy Statement and Schedule 13E-3. As promptly as practicable following the date of this Agreement, (i) the Company shall prepare and file with the SEC a proxy statement relating to the Company Stockholder Meeting (as amended or supplemented, the “Proxy Statement”) in preliminary form and (ii) the Company and Parent shall jointly prepare and file a Rule 13E-3 transaction statement on Schedule 13E-3 relating to the adoption of this Agreement by the Company’s stockholders (the “Schedule 13E-3”). Except as permitted by Section 7.2, the Proxy Statement shall include the Special Committee Recommendation and the Company Board Recommendation. Parent shall cooperate with the Company in the preparation of the Proxy Statement upon reasonable request of the Company and furnish all information concerning Parent as reasonably requested by the Company.

(b) Information Provided in Proxy Statement.
(i) The Company and Parent shall use reasonable best efforts to ensure that the Proxy Statement and the Schedule 13E-3 comply in all material respects with the provisions of the Exchange Act. Each of the Company and Parent shall use reasonable best efforts to ensure that none of the information supplied by it, any of its controlled Affiliates or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the date of mailing to stockholders of the Company or at the time of the Company Stockholders Meeting (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that (A) the Company assumes no responsibility with respect to information supplied by or on behalf of Parent, its controlled Affiliates (other than the Company and its Subsidiaries) or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 and (B) Parent and Merger Sub assume no responsibility with respect to information supplied by or on behalf of the Company, its controlled Affiliates or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.
(ii) If at any time prior to the Company Stockholders Meeting, any information relating to the Company or Parent, any of their respective Affiliates or their respective directors, officers or Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that the Proxy Statement or the Schedule 13E-3, as applicable, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification the Company shall (A) prepare (with the assistance of Parent) an amendment or supplement to the Proxy Statement or the Schedule 13E-3and (B) cause the Proxy Statement or the Schedule 13E-3, as applicable, as so amended or supplemented to be filed with the SEC as promptly as reasonably practicably thereafter and to be disseminated to its stockholders, in each case, as and to the extent required by applicable Law.
(c) Clearance of Proxy Statement and Schedule 13E-3. Notwithstanding anything to the contrary in this Section 7.3, prior to filing, furnishing or delivering such documents with the applicable Governmental Entity and disseminating the Proxy Statement and the Schedule 13E-3 (including any amendment or supplement thereto) to the stockholders of the Company or responding to comments of the SEC or its staff with respect thereto, the Company shall (A) provide Parent and its outside legal counsel with a reasonable opportunity to review and comment on drafts of such documents or communications related to the Company Stockholders Meeting and (B) consider in good faith for inclusion in the Proxy Statement or the Schedule 13E-3, as applicable (and any amendment or supplement thereto) and such other documents and communications related to the Company Stockholders Meeting (including with respect to any comment letters from the SEC) all comments reasonably proposed by Parent and its outside legal counsel and the Company agrees that all information relating to Parent, its Affiliates and their respective Representatives included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably. The Company shall promptly notify Parent of the receipt of all comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional material information and shall promptly provide to Parent copies of all written correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement or the Schedule 13E-3 from the SEC. Except in connection with a Change of Recommendation, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. The Company shall use its reasonable best efforts to cause the Proxy Statement and the Schedule 13E-3 to be mailed to stockholders of the Company as of the record date established for the

Company Stockholders Meeting (the “Record Date”) as promptly as practicable after the date on which the SEC confirms orally or in writing, that it has no further comments on the Proxy Statement or the Schedule 13E-3, or that it does not intend to review the Proxy Statement or the Schedule 13E-3 (the “Clearance Date”).
7.4 Company Stockholders Meeting
(a) The Company shall take all action necessary, in accordance with applicable Law and its Organizational Documents, to establish a Record Date for, duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as reasonably practicable after the Clearance Date for purposes of securing the Company Stockholder Approvals. The Company shall not change the Record Date without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). The Company shall not postpone, recess or adjourn such meeting except (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement or the Schedule 13E-3 is provided to the Company’s stockholders within a reasonable amount of time in advance of the Company Stockholders Meeting, (ii) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the definitive Proxy Statement), there are insufficient Shares represented (either in person or by proxy) in order to establish a quorum or to obtain the Company Stockholder Approvals, (iii) to comply with applicable Law or (iv) with the prior consent of Parent; provided, that in the case of clause (ii), in no event shall the Company postpone or adjourn the Company Stockholders Meeting, by more than ten Business Days in connection with any one postponement, recess or adjournment. The Company shall, at the instruction of Parent, postpone or adjourn the Company Stockholders Meeting if there are not sufficient votes in person or by proxy to secure the Company Stockholder Approvals to allow reasonable time (but in no event more than ten Business Days) for the solicitation of proxies for the purpose of obtaining the Company Stockholder Approvals. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 7.4(a) shall not be affected by commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or any event constituting or that could constitute an Intervening Event.
(b) Subject to the Company Board’s and the Special Committee’s fiduciary obligations under applicable Law, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approvals, including the solicitation of proxies therefor.
(c) Parent covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement in accordance with Article 9, at the Company Stockholders Meeting, any adjournment thereof or any other meeting of the stockholders of the Company in connection with the Merger, Parent shall vote, and cause to be voted, any Shares then owned beneficially or of record by it or any of its Affiliates, as of the Record Date, in favor of the adoption of this Agreement and the approval of the Merger and the approval of any actions required in furtherance thereof and against any proposal that could, or could reasonably be expected to prevent, delay or impair consummation of the Merger.
7.5 Information and Access
The Company shall (and shall cause its Subsidiaries to), upon reasonable prior notice from Parent and subject to applicable Law, afford Parent and its Representatives reasonable access, during normal business hours, to its employees, agents, properties, offices and other facilities, Contracts, books and records and accounts and work papers of the Company’s and its Subsidiaries’ independent accountants and auditors, and the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all other information and documents concerning or regarding its businesses, properties and assets and personnel as may reasonably be requested by Parent; provided, that neither the Company nor any of its Subsidiaries shall be required to provide such access or furnish such information and documents to the extent the Company reasonably determines (upon the advice of outside legal counsel) that such access or furnishing of information could result in (A) a violation of any applicable Law or Contract or (B) waiver of the protection of any attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections); provided, further, that the Company shall use its commercially reasonable best efforts (x) to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege (or such other protection) or (y) to develop an alternative to providing such information so as to address such matters that are reasonably acceptable to Parent and the Company.

7.6 Stock Exchange Delisting; Exchange Act Deregistration
Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of Shares from the NYSE and the deregistration of the Shares and other securities of the Company under the Exchange Act as promptly as practicable after the Effective Time.
7.7 Publicity
The initial press release with respect to the Transactions shall be substantially in the form attached hereto as Exhibit C. Thereafter, neither the Company nor Parent shall, without the consent of the other Party, issue or cause the publication of any press release or otherwise make any public statements, disclosures or communications with respect to the Transactions except (a) as may be required by any applicable Law or Proceeding or by obligations pursuant to any listing agreement with or rules of any national securities exchange, national securities quotation system, interdealer quotation service or the NYSE or (b) with respect to any Change of Recommendation made in accordance with this Agreement or Parent’s response thereto; provided, the foregoing shall not apply to any public statements, disclosures or communications, so long as such statements, disclosures or communications are substantially similar in tone and substance with previous public statements, disclosures or communications jointly made by the Company and Parent or to the extent that they have been reviewed and previously approved by both the Company and Parent and would not otherwise require the other party to make additional public disclosure.
7.8 Indemnification; Directors’ and Officers’ Insurance
(a) Without limiting any additional rights that any director, officer, trustee, employee, agent or fiduciary may have under any employment or indemnification agreement or under the Company Charter and Company Bylaws, or in the Organizational Documents of any Subsidiary of the Company, from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to: (i) indemnify and hold harmless each person who is now, or has been or becomes at any time prior to the Effective Time, an officer or director of the Company or any Subsidiary of the Company and also with respect to any such Person, in such Person’s capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other benefit plan or enterprise (regardless of whether such other entity or enterprise is affiliated with the Company) serving at the request of or on behalf of the Company or any Subsidiary of the Company and together with such Person’s heirs, executors or administrators (each, an “Indemnified Person”) to the fullest extent authorized or permitted by, and subject to the conditions and procedures set forth in, applicable Law in connection with any Proceeding and any losses, claims, damages, liabilities, costs, Indemnification Expenses, Orders, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within ten days after any request for advancement, advance to each Indemnified Person, any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Proceeding in advance of the final disposition of such Proceeding, including payment on behalf of or advancement to such Indemnified Person of any Indemnification Expenses incurred by such Indemnified Person in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security; provided, that the payment of any Indemnification Expenses incurred by an Indemnified Person in advance of the final disposition of a Proceeding shall be made only on delivery to the Surviving Corporation of an undertaking by or on behalf of such Indemnified Person to repay all amounts so paid in advance if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified. The indemnification and advancement obligations of the Surviving Corporation pursuant to this Section 7.8(a) extend to acts or omissions occurring at or before the Effective Time and any Proceeding relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any Proceeding relating thereto), and all rights to indemnification and advancement conferred hereunder continue as to any Indemnified Person who has ceased to be a director or officer of the Company or any Subsidiary of the Company after the date of this Agreement and inure to the benefit of such person’s heirs, executors and personal and legal representatives. “Indemnification Expenses” means all reasonable and documented attorneys’ fees and expenses and all other reasonable and documented out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding for which indemnification is required to be provided pursuant to this Section 7.8(a), including any Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Person. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any Order in any actual or threatened Proceeding in respect of which indemnification has been sought by any Indemnified Person hereunder unless such settlement, compromise or Order includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding without admission or finding of wrongdoing, or such Indemnified Person otherwise consents thereto.
(b) Without limiting the foregoing, all rights to indemnification, advancement of expenses and exculpation now existing in favor of any Indemnified Person as provided in the Company Charter and Company Bylaws, or in the Organizational Documents of any Subsidiary of the Company, in effect as of the date of this Agreement, shall, with respect to matters occurring at or prior to the Effective Time, survive the Merger and continue in full force and effect from and after the Effective Time. During the Tail Period, the Organizational Documents of the Surviving Corporation and the Organizational Documents of its Subsidiaries shall, with respect to matters occurring at or prior to the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of the Indemnified Persons than are set forth in the Company Charter and Company Bylaws or in the Organizational Documents of its Subsidiaries in effect as of the date of this Agreement, and such provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would materially adversely affect the rights thereunder, as of the Effective Time, of any Indemnified Person, with respect to matters occurring at or prior to the Effective Time. Notwithstanding anything to the contrary in this Section 7.8(b), from and after the consummation of any Pending Sale Transaction the provisions of this Section 7.8(b) shall not apply to any Organizational Documents of any Subsidiary of the Company that is sold pursuant to such Pending Sale Transaction.
(c) During the Tail Period, Parent or the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) obtain and maintain directors’ and officers’ liability insurance for the Indemnified Persons with respect to matters occurring at or prior to the Effective Time on terms with respect to coverage and amount no less favorable than those of the directors’ and officers’ liability insurance policy obtained by the Company in effect on the date of this Agreement; provided, that in no event shall Parent and the Surviving Corporation be obligated to expend in order to obtain or maintain insurance coverage pursuant to this Section 7.8(c) any amount per annum in excess of 300% of the last annual premium paid by the Company for such insurance before the date of this Agreement (the “Cap”); provided, that if equivalent coverage can be obtained only by paying an annual premium in excess of the Cap, Parent or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap. Prior to the Effective Time, the Company may purchase a six-year “tail” prepaid policy or policies on the Company’s current directors’ and officers’ liability insurance; provided, that the Company shall use commercially reasonable efforts to obtain a stand-alone directors’ and officers’ insurance “tail” policy, if available; provided, further, that the Company shall work diligently to obtain such “tail” policy at reasonable cost. In the event that such a “tail” policy is purchased prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and Parent and the Surviving Corporation shall have no obligations under the first sentence of this Section 7.8(c) so long as such “tail” policy is in full force and effect.
(d) During the Tail Period, without the prior written consent of the Indemnified Person, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Person as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Person and the Company or any of its Subsidiaries, in

each case, as in effect on the date of this Agreement, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner (whether by merger, consolidation, division, operation of law or otherwise) that would adversely affect any right thereunder of any such Indemnified Person.
(e) If Parent or the Surviving Corporation or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person or consummate any division transaction, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 7.8.
7.9 Takeover Statutes
If any Takeover Statute is or may become applicable to the Transactions, each of the Parties and the Company Board shall, to the extent permitted by applicable Law, use reasonable best efforts to grant such approvals and take such actions as are reasonably necessary so that such Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, as the case may be, and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.
7.10 Section 16 Matters
The Company and Parent, shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause any dispositions of equity securities of the Company (including deemed dispositions or cancellations and any derivative securities with respect to any equity securities of the Company) in connection with the Transactions by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
7.11 Transaction Litigation
If any stockholder litigation related to this Agreement or the Transactions is brought, or, to the Knowledge of the Company, threatened, in a writing delivered to the Company, against the Company or any members of the Company Board from and following the date of this Agreement and prior to the Effective Time (such litigation, “Transaction Litigation”), the Company shall (i) promptly notify Parent of such Transaction Litigation, (ii) give Parent the opportunity to participate in the Company’s defense and/or settlement of any Transaction Litigation, (iii) timely consult with Parent with respect to the defense and/or settlement of any Transaction Litigation and (iv) consider in good faith Parent’s advice and recommendations with respect to such Transaction Litigation. The Company shall not agree to settle or offer to settle any Transaction Litigation without the prior written consent of Parent.
7.12 Written Consent
Immediately following the execution of this Agreement, Parent shall cause Geneve Corporation, as the sole stockholder of Merger Sub, to execute and deliver, in accordance with applicable Law and the Organizational Documents of Merger Sub, a written consent adopting this Agreement.

ARTICLE 8
CONDITIONS TO CLOSING
8.1 Conditions to Each Party’s Obligation to Effect the Merger
The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Company Stockholder Approvals. The Company Stockholder Approvals shall have been obtained.
(b) No Order. No Law shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction and no Order issued by a court of competent jurisdiction shall be in effect, in either case, that renders illegal or prohibits the consummation of the Transactions.
(c) Consummation of Certain Pending Sale Transactions. Both the IAHC Sale and the SSL Sale shall have been consummated.
8.2 Conditions to Obligations of Parent and Merger Sub
The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction, at or prior to the Effective Time, of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by Parent):
(a) Representations and Warranties. The representations and warranties set forth in Article 5 shall have been true and correct in all respects as of the date of this Agreement and shall have been true and correct as of the Closing Date as though made on and as of such date and time (except, in each case, to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not constitute a Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Company Closing Certificate. Parent and Merger Sub shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying that the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied.
8.3 Conditions to Obligations of the Company
The obligation of the Company to consummate the Merger is further subject to the satisfaction, at or prior to the Effective Time, of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by the Company):
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article 6 shall have been true and correct in all respects as of the date of this Agreement and shall have been true and correct as of the Closing Date as though made on and as of such date and time (except, in each case, to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, prevent, materially impede or materially delay the consummation of the Transactions.
(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Parent and Merger Sub Closing Certificate. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent certifying that the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied.

ARTICLE 9
TERMINATION
9.1 Termination by Mutual Written Consent
This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approvals have been obtained, by mutual written consent of the Company (following approval by the Special Committee) and Parent.
9.2 Termination by Either Parent or the Company
This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, by either the Company (following approval by the Special Committee) or Parent if:
(a) the Merger shall not have been consummated on or before April 30, 2022 (the “Outside Date”); provided, that this Section 9.2(a) shall not be available to the Company or Parent during the pendency of any Proceeding by a Party for specific performance of this Agreement as provided by Section 10.6 and the Outside Date shall be automatically extended to (i) the tenth Business Day after the dismissal, settlement or entry of a final non-appealable Order with respect to such Proceeding or (ii) such other time period established by the court presiding over such Proceeding; or
(b) any of the Company Stockholder Approvals shall not have been obtained at the Company Stockholders Meeting (or at any adjournment or postponement thereof) held in accordance with this Agreement.
9.3 Termination by the Company
This Agreement may be terminated and the Transactions may be abandoned by the Company (following approval by the Special Committee) if:
(a) prior to the time the Company Stockholder Approvals are obtained, the Company Board shall have authorized the Company to enter into an Alternative Acquisition Agreement in compliance with the terms of this Agreement; or
(b) if Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 8.1 or 8.3 and (ii) cannot be cured by the Outside Date or, if curable, is not cured within 45 Business Days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 9.3(b) and the basis for such termination; provided, that the Company shall not have a right to terminate this Agreement pursuant to this Section 9.3(b) if the Company is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement.
9.4 Termination by Parent
This Agreement may be terminated and the Transactions may be abandoned by Parent if:
(a) prior to the time the Company Stockholder Approvals are obtained, there shall have been a Change of Recommendation; or
(b) if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 8.1 or 8.2 and (ii) cannot be cured by the Outside Date or, if curable, is not cured within 45 Business Days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 9.4(b) and the basis for such termination; provided, that Parent shall not have a right to terminate this Agreement pursuant to this Section 9.4(b) if Parent or Merger Sub is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement.
9.5 Effect of Termination and Abandonment
Upon the termination of this Agreement pursuant to and in accordance with this Article 9, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any Party or its

Representatives, other than the respective obligations of Parent and the Company pursuant to the last sentence of Section 7.5, this Section 9.5 and Article 10; provided, that no such termination shall relieve any Party for liability for such Party’s fraud or willful and material breach prior to such termination of any covenant or agreement contained in this Agreement.
ARTICLE 10
MISCELLANEOUS
10.1 Survival
None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for covenants and agreements of the Parties that by their terms contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.
10.2 Notices
All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) personally delivered or by an internationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 10.2 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 10.2. Such communications must be sent to the respective Parties at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 10.2.
If to the Company:

Independence Holding Company
96 Cummings Point Road
Stamford, CT 06902
Attention: Teresa A. Herbert
Email: therbert@ihc-geneve.com

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:	Jeffrey D. Marell
Email:	jmarell@paulweiss.com

and

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:	Ilan Katz, Esq. and Brian Lee, Esq.
Email:	ilan.katz@dentons.com and brian.lee@dentons.com

If to Parent or Merger Sub:

Geneve Holdings, Inc.
96 Cummings Point Road
Stamford, CT 06902
Attention:	Steven B. Lapin
Email:	slapin@ihc-geneve.com

with a copy to (which shall not constitute notice):

Davies Ward Phillips & Vineberg LLP
900 Third Avenue, 24th Floor
New York, NY 10022
Attention:	Jeffrey Nadler and Nir Servatka
Email:	jnadler@dwpv.com and nservatka@dwpv.com
10.3 Expenses
Subject to Section 7.8 and except as otherwise expressly set forth herein, whether or not the Merger is consummated, all costs, fees and expenses incurred by a Party in connection with this Agreement and the Transactions, including all costs, fees and expenses of such Party’s Representatives, shall be paid by such Party.
10.4 Modification or Amendment; Waiver
(a) Subject to the provisions of applicable Law and the provisions of Section 7.8(d), at any time prior to the time the Requisite Company Vote is obtained, this Agreement may be modified or amended, if, and only if, such modification or amendment is in writing and signed by the Parties (and, in the case of the Company, only pursuant to a resolution adopted by the Special Committee); provided, that after the Requisite Company Vote has been obtained, there shall not be made any amendment or modification to this Agreement that by Law requires the further approval of the stockholders of the Company without such further approval.
(b) The conditions to each of the respective Parties’ obligations to consummate the Transactions are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except to the extent specifically provided otherwise in Section 9.5.
10.5 Governing Law; Jurisdiction and Venue; Waiver of Trial by Jury
(a) This Agreement, and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Transactions, shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without regard to the conflicts of laws, rules or principles thereof (or any other jurisdiction).
(b) Each of the Parties irrevocably agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably submits to the exclusive venue of any such Proceeding in the Chosen Courts and waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum, do not have jurisdiction over any Party or that this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts, (D) irrevocably waives any claim that it or its property is exempt or immune from the jurisdiction of the Chosen Courts or from any Proceeding commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (E) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (F) agrees that it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (E) of this Section 10.5(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts. Each Party agrees that a final judgment in any Proceeding brought in the Chosen Courts shall be conclusive and binding upon each of the Parties and may be enforced in any other courts the jurisdiction of which each of the Parties is or may be subject, by suit upon judgment. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.
(c) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 10.5(c).
10.6 Specific Performance
Each of the Parties acknowledges and agrees that irreparable harm would occur if the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached and for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain or to seek an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 10.5(b), in the Chosen Courts without necessity of posting a bond or similar instrument. If any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument.
10.7 Third-Party Beneficiaries
Except (a) from and after the Effective Time, the Indemnified Persons with respect to the provisions of Section 7.8 as provided for therein and (b) from and after the Effective Time, the holders of Shares, Company Options, Company SARs and Company RSUs shall be third-party beneficiaries with respect to their respective rights to receive the consideration payable pursuant to Article 4, the Parties hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (other than the Parties and those Persons referred to in clauses (a) and (b) of this Section 10.7, but only to the extent expressly provided for in this Agreement) or their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied, hereunder, including the right to rely upon the representations and warranties set forth in this Agreement.
10.8 Successors and Assigns
This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties and any attempted or purported assignment or delegation in violation of this Section 10.8 shall be null and void.
10.9 Entire Agreement
This Agreement (including the Company Disclosure Letter and the Exhibits) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.
10.10 Severability
The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
10.11 Counterparts; Effectiveness
This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. This Agreement shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties and unless and until such receipt, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
10.12 Special Committee
Notwithstanding anything to the contrary set forth in this Agreement (but subject to the provisions of this Section 10.12), until the Effective Time, (a) the Company may take the following actions only with the prior approval of the Special Committee: (i) amending, restating, modifying or otherwise changing any provision of this Agreement; (ii) waiving any right under this Agreement or extending the time for the performance of any obligation of Parent or Merger Sub hereunder; (iii) terminating this Agreement; (iv) taking any action under this Agreement that expressly requires the approval of the Special Committee; (v) granting any approval or consent for, or agreement to, any item for which the approval, consent or agreement of the Company is required under this Agreement; and (vi) agreeing to do any of the foregoing and (b) no decision or determination shall be made, or action taken, by the Company or by the Company Board (including effecting a Change of Recommendation) under or with respect to this Agreement or the transactions contemplated hereby without first obtaining the approval of the Special Committee. For the avoidance of doubt, (A) any requirement of the Company or the Company Board to obtain the approval of the Special Committee pursuant to this Section 10.12 shall not, and shall not be deemed to, modify or otherwise affect any rights of the Company, or any obligations of the Company to Parent or Merger Sub set forth in this Agreement and (B) in no event shall the Special Committee have the right, power or authority to cause the Company or the Company Board to accept any Superior Proposal or enter into any Alternative Acquisition Agreement.
[Remainder of Page Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.
INDEPENDENCE HOLDING COMPANY

By:	/s/ Teresa A. Herbert
Name:	Teresa A. Herbert
Title:	President

GENEVE HOLDINGS, INC.

By:	/s/ Steven B. Lapin
Name:	Steven B. Lapin
Title:	Chairman, Chief Executive Officer and President

GENEVE ACQUISITION CORP.

By:	/s/ Steven B. Lapin
Name:	Steven B. Lapin
Title:	President
[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Incorporation of the Surviving Corporation
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
INDEPENDENCE HOLDING COMPANY
1. Name. The name of the corporation is Independence Holding Company (the “Corporation”).
2. Registered Office; Agent. The address of the Corporation’s registered office in Delaware is 1209 Orange Street, Wilmington, New Castle County, 19801. The Corporation Trust Company is the Corporation’s registered agent for service of process at the same address.
3. Purpose. The purpose of the Corporation is to conduct any activities that may be conducted by a corporation organized under the Delaware General Corporation Law (the “DGCL”).
4. Stock. The Corporation shall have authority to issue a total of 1,000 shares of common stock, all of which shall have a par value of $1.00 per share and are to be of one class.
5. Election of Directors. Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
6. Indemnification. The Corporation shall indemnify to the full extent permitted by law and by the by-laws of the Corporation any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or such person’s testator or intestate is or was an officer, employee or agent of the Corporation or serves or served any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee, agent or trustee at the express or implied request of the Corporation. To the fullest extent permitted by Delaware law, such indemnity shall extend to the officers and Trustees of Independence Mortgage Trust, a Georgia business trust, as predecessor to the Corporation.
7. Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Section 7 shall eliminate or limit the liability of any director (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Section 7, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 7, shall eliminate or reduce the effect of this Section 7 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 7, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Exhibit B

Form of Bylaws of the Surviving Corporation
AMENDED AND RESTATED BY-LAWS
OF
INDEPENDENCE HOLDING COMPANY
ARTICLE I

OFFICES
Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II

MEETING OF STOCKHOLDERS
Section 1. Time and Place. A meeting of stockholders for any purpose may be held at such time and place within or without the State of Delaware as the Board of Directors may fix from time to time or as may be fixed by the written consent of a majority of the stockholders entitled to vote thereat.
Section 2. Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time, and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. Any other proper business may be transacted at the annual meeting.
Section 3. Notice of Annual Meeting. Unless otherwise required by applicable law or the Corporation’s Certificate of Incorporation, written notice of each annual meeting shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and hour of such meeting, and shall state other matters, if any, that may be expressly required by law.
Section 4. Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, by the President, and shall be called by the President or Secretary at the written request of a majority of the Board of Directors or of stockholders owning a majority of the shares of capital stock of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
Section 5. Notice of Special Meetings. Except in special cases where other express provisions are made by law, notice of such special meetings shall be given in the same manner as is required for notice of the annual meetings of stockholders. Notice of any special meeting shall specify in addition to the place, date and hour of such meeting, the general nature of the business to be transacted.
Section 6. Conduct of Business. Such person as the Board of Directors may designate, or, in the absence of such a person, the highest ranking officer of the Corporation who is present, shall call to order any meeting of the stockholders and act as chairman of the meeting. The chairman of the meeting shall determine the order of business and procedure at the meeting.
Section 7. List of Stockholders. The Corporation shall prepare, or shall have prepared, and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

Section 8. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date shall be as provided by law.
Section 9. Quorum. The presence in person or representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders, to leave less than a quorum.
Section 10. Adjournments. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at the meeting. Notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat if the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting. Except as provided above, if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. The adjourned meeting may transact any business which could properly be considered at the original meeting. If a quorum is present at the original meeting, it is not necessary for the transaction of business that a quorum be present at the adjourned meeting.
Section 11. Voting.
a. At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in such stockholder’s name on the books of the Corporation.
b. All elections shall be determined by a majority vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a majority vote of the shares present in person or represented by proxy and voting on such other matters.
c. All voting may be by show of hands (or voice if such meeting is pursuant to Section 14 below) or by ballot; provided, however, that upon demand therefor by stockholders holding at least twenty percent (20%) of the shares entitled to vote at such meeting, a ballot vote shall be taken.
Section 12. Action by Consent. Any action required or permitted by law or by the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of the meetings of stockholders. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing thereto.
Section 13. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent, and filed with the Secretary of the Corporation; provided, that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.
Section 14. Meetings by Telephone or Similar Communication Equipment. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment by which all stockholders participating in the meeting can hear and be heard by each other.

ARTICLE III

DIRECTORS
Section 1. Number and Tenure. The number of directors that shall constitute the whole board shall be one or more, which number may be increased and/or decreased from time to time by the Board of Directors and the stockholders within the limits permitted by law. The Directors shall be elected at the annual meeting or a special meeting of stockholders, except as provided in Section 2 of this Article, and each Director shall hold office until such Director’s successor is elected and qualified or until such Director’s earlier resignation or removal.
Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the directors then in office, though less than a quorum, and each of the Directors so chosen shall hold office until such Director’s successor is elected at an annual or a special meeting of stockholders or until such Director’s earlier death, resignation or removal. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full number of Directors to be voted for at that meeting. The stockholders may elect any Director or Directors at any time to fill a vacancy or vacancies not filled by the Board of Directors.
Section 3. Removal or Resignation. Except as otherwise provided by law or the Certificate of Incorporation, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of the majority of the shares then entitled to vote at an election of Directors. Any Director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, the resignation shall take effect upon delivery to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.
Section 4. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to wit:
First: To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation, or with these by-laws, fix their compensation and require from them security for faithful service.
Second: To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these by-laws, as they may deem best.
Third: To change from time to time the registered office of the Corporation from one location to another within Delaware as provided in Article I, Section 1 hereof; to fix and locate from time to time one or more other offices of the Corporation within or without the State of Delaware, as provided in Article I, Section 2, hereof; to designate any place within or without the State of Delaware for the holding of any stockholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the form of certificates of stock and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.
Fourth: To authorize the issuance of authorized shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.
Fifth: To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefor.

Sixth: To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine.
Seventh: To adopt from time to time such stock, option, stock purchase, bonus or other compensation plan and such insurance, retirement or other benefit plan for directors, officers and agents of the Corporation and its subsidiaries as it may determine, and to delegate the awards under such plans to a compensation committee or such officers of the Corporation as the Board of Directors shall deem appropriate.
Section 5. Regular Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the Directors in order to constitute the meeting legally. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
Section 6. Regular Meetings. The Board of Directors of the Corporation or any committee thereof may hold regular meetings either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 7. Special Meetings. Special meetings of the Board of Directors or any committee thereof may be called by the Chairman of the Board, if there shall be any, or the Chief Executive Officer or President, and the Chief Executive Officer, President or Secretary shall call a special meeting upon request of one (1) Director or upon the request of stockholders holding not less than a majority of the voting power of the Corporation. If given personally, by facsimile, telephone or by telegram, the notice shall be given at least one day prior to the date of the meeting. Notice may be given by mail if it is mailed at least three (3) days before the meeting. The notice need not specify the business to be transacted.
Section 8. Meetings by Telephone or Similar Communication Equipment. The Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by which all Directors participating in the meeting can hear and be heard by each other.
Section 9. Quorum. At meetings of the Board of Directors, a majority of the Directors at that time in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 10. Compensation. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director, as may from time to time be determined by the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committees may be allowed like reimbursement and compensation for attending committee meetings.
Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors or of any committee of the Board of Directors, as the case may be, and such written consent is filed with the minutes of its proceedings.
Section 12. Committees. By resolution of the Board of Directors, the Board of Directors shall have the authority to form any committees for whatever purpose. A committee may consist of as few as one member. A committee may exercise all the powers of the Board of Directors except as prohibited by law. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute(s) a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may provide that a committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership or merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV

OFFICERS
Section 1. Officers. The officers of the Corporation shall be a President and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, one Chief Executive Officer, one or more Vice Presidents, one Chief Financial Officer, one or more Treasurers and/or Assistant Treasurers, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices. All officers shall exercise the powers and perform the duties as set forth in these by-laws, as are normally incident to the applicable office or as shall from time to time be determined by the Board of Directors.
Section 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until such officer shall resign or shall be removed or disqualified to serve, or such officer’s successor shall be elected and qualified.
Section 3. Subordinate Officer, Etc. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these by-laws, as are normally incident to the applicable office or as the Board of Directors from time to time determine.
Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any annual regular or special meeting of the Board, or by an officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; the acceptance of such resignation shall not be necessary to make it effective.
Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by these by-laws for regular appointments to such office.
Section 6. Chief Executive Officer. The Chief Executive Officer (if any), subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and subordinate officers of the Corporation. The Chief Executive Officer shall have the general powers and full duties of management usually vested in the office of the Chief Executive Officer of a corporation, including, but not limited to, the power in the name of the Corporation and on its behalf to execute any and all stock certificates, deeds, mortgages, contracts, agreements, and other instruments in writing, and shall have such other powers and duties as may be prescribed by the Board of Directors or the by-laws.
Section 7. President. The President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and subordinate officers of the Corporation. The President shall have the general powers and full duties of management usually vested in the office of the President of a corporation, including, but not limited to, the power in the name of the Corporation and on its behalf to execute any and all stock certificates, deeds, mortgages, contracts, agreements, and other instruments in writing, and shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.
Section 8. Vice President. Each Vice President, if any, shall perform such duties as the Board of Directors shall prescribe. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President.
Section 9. Secretary.
a. The Secretary shall keep, or cause to be kept, a book of Minutes at such place as the Board of Directors may order, of all meetings of Directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, and the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

b. The Secretary shall keep or cause to be kept, at such place as the Board of Directors may order, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
c. The Secretary shall (i) give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by these by-laws or by law to be given, (ii) keep the seal of the Corporation in safe custody and (iii) have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these by-laws.
Section 10. Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, the President and Chief Executive Officer, if any, have general supervision, direction and control of the finances of the Corporation and shall have the general powers and full duties of management usually vested in the office of the Chief Financial Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.
Section 11. Treasurer. Subject to the power and responsibilities vested in the Chief Financial Officer, if any, the Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. The books of account shall be open to inspection by any Director at all reasonable items. The Treasurer shall deposit all monies and other valuables in the name of and to the credit of the Corporation with such depositories as may be designated by the Board of Directors, and shall render to the President and Directors whenever they request it an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.
Section 10. Assistant Secretary. During the absence or disability of the Secretary, or as directed by the Board of Directors, the Assistant Secretary shall have all the powers and functions of the Secretary.
Section 11. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary because such officer is also a Director of the Corporation.
ARTICLE V

AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS
Section 1. Affiliated Transactions. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, association, or other organization in which one or more of its Directors or officers are Directors or officers (or in comparable positions) or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because such Director’s or officer’s votes are counted for such purpose, if:
a. The material facts as to such Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
b. The material facts as to such Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or
c. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.
The foregoing list shall be deemed to be updated by any amendments to Section 144 of the Delaware General Corporation Law or any substitute legislation.
Section 2. Determining Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorized the contract or transaction.

ARTICLE VI

LIABILITY TO CORPORATION AND INDEMNIFICATION
Section 1. Liability to Corporation. Subject to the provisions of the Corporation’s Certificate of Incorporation, no person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person as a Director or officer of the Corporation in good faith, if such person (i) exercised or used the same degree of diligence, care, and skill as an ordinarily prudent person would have exercised or used under the circumstances in the conduct of such person’s own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the Corporation, or upon statements made or information furnished by officers or employees of the Corporation which such person had reasonable grounds to believe to be true, or upon a financial statement of the Corporation provided by a person in charge of its accounts or certified by a public accountant or a firm of public accountants.
Section 2. Indemnification.
a. The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section 2, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
b. The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section 2, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.
c. To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 2, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
d. Any indemnification under subsections (a) and (b) of this Section 2 (unless ordered by a court) shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
e. Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or in behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section 2.
f. The indemnification provided by this Section 2 shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.
g. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 2.
h. For the purposes of this Section 2, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 2 with respect to such constituent corporation if its separate existence had continued.
i. If a claim for indemnification or payment of expenses under this Section 2 is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.
ARTICLE VII

STOCK CERTIFICATES
Section 1. Form and Signatures. Unless otherwise approved by the Board of Directors, the shares of stock of the Corporation shall be uncertificated and evidenced by a book-entry system maintained in the books and records of the Corporation. If shares are represented by certificates, such share certificates shall be in the form approved by the Board of Directors and such certificates shall be signed by, or in the name of, the Corporation by any two officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
Section 2. Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3. Registered Stockholders.
a. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and, in the case of stock not paid in full, to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.
b. If a stockholder desires that notices and/or dividends be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of such stockholder’s desire and specify the alternate name or address to be used.
Section 4. Lost, Stolen or Destroyed Certificates. To the extent stock of the Corporation is certificated, the Board of Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as it shall require, to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed, and to accept such other terms and conditions as the Board of Directors may require.
ARTICLE VIII

GENERAL PROVISIONS
Section 1. Dividends. Subject to the provisions of law and the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors and may be paid in cash, in property, or in shares of the Corporation’s capital stock.
Section 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.
Section 3. Fiscal Year. The fiscal year of the Corporation initially shall be the calendar year, and subsequently shall be determined from time to time by the Board of Directors.
Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal” and “Delaware”.
Section 5. Corporate Records. The Corporation may keep its stock ledger, books of account and minutes of proceedings of the stockholders, the Board of Directors and the committees of the Board of Directors, either within or without the State of Delaware, as the Board of Directors may from time to time determine.
Section 6. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
Section 7. Representation of Shares of Other Corporations. Any officer of the Corporation is authorized to vote, represent and exercise, on behalf of the Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent, on behalf of the Corporation, any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

Section 8. Notice. Whenever, under the provisions of law or of the Certificate of Incorporation or of these by-laws, notice is required to be given to any director, stockholder, officer or agent, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such person, at such persons’ address as it appears on the records of the Corporation, with the requisite postage thereon prepaid, e-mail or by facsimile (to the e-mail address or facsimile number appearing on the records of the Corporation, as applicable) and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or upon receipt of confirmation of delivery of such e-mail or facsimile, as the case may be. Notice to directors may also be given by telephone. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
Section 9. Exclusive Forum for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or to the Corporation's stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Section 9 of Article VIII.
ARTICLE IX

AMENDMENTS
Section 1. Power of Stockholders. New by-laws may be adopted, or these by-laws may be amended or repealed, by the majority vote of the outstanding voting shares (as adjusted to reflect different votes per share, if any) of the Corporation, or by the written consent of the holders of shares evidencing a majority of the votes in the Corporation.
Section 2. Power of Directors. Subject to the provisions of the Corporation’s Certificate of Incorporation, the Directors may amend these By-laws by majority vote.

Exhibit C

Initial Press Release
INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC
NEWS RELEASE
INDEPENDENCE HOLDING COMPANY
ANNOUNCES DEFINITIVE ACQUISITION AGREEMENT
Stamford, Connecticut, November 9, 2021. Independence Holding Company (NYSE: IHC) (the “Company”) today announced that it has entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) to be acquired by Geneve Holdings, Inc. (the “Going Private Transaction”).
Under the terms of the Merger Agreement, holders of the Company’s outstanding shares of common stock, excluding shares held by Geneve Holdings, Inc. and its wholly owned subsidiaries (collectively, “Geneve”), will receive $57.00 per share in cash. The $57.00 per share price represents a premium of 35.7% over $42.01 per share, the trading price for common stock on August 27, 2021, the trading date immediately preceding the date on which Geneve initially proposed to acquire the Company, and a premium of 15.2% over the closing trading price of $49.50 on November 8, 2021. The Going Private Transaction will be financed in part through the proceeds from the sale of certain of the Company’s subsidiaries, Independence American Holdings Corp. and Standard Security Life Insurance Company of New York, which are anticipated to close prior to year-end 2021.
The Company’s Board of Directors (the “Board”) formed a special committee of directors consisting solely of independent directors (the “Special Committee”) after Geneve proposed a possible Going Private Transaction in August 2021. Geneve’s proposal was expressly contingent upon any transaction being considered, negotiated and approved by a Special Committee and being subject to approval by the holders of a majority of the shares not owned by Geneve and its affiliates (the “Majority of the Minority”). The Special Committee was charged by the Board with conducting a process intended to examine Geneve’s proposal and determine whether the Going Private Transaction was the best option for the Company’s stockholders other than Geneve (the “Minority Stockholders”), and, if so, to negotiate its terms. The Special Committee, with the assistance of independent financial and legal advisors, conducted a review of the proposal, and after consideration of the various alternatives available to the Company, including remaining a public company, determined that a proposed Going Private Transaction at an acceptable price would be the best option for the Minority Stockholders, and following this determination, negotiated the price and other transaction terms with Geneve. The Special Committee concluded unanimously that the Going Private Transaction on the terms it negotiated was fair and in the best interests of the Minority Stockholders. Based on the unanimous recommendation of the Special Committee, the Merger Agreement was also approved by all of the Board members voting on the Merger Agreement. Directors of the Company who are also directors or officers of Geneve did not participate in the deliberations of the Special Committee and recused themselves from the vote of the Board.
Roy T.K. Thung, the Company’s Chief Executive Officer, said, “I would like to thank the Special Committee who worked hard and independently on the Going Private Transaction with their financial and legal advisors since August 2021 to negotiate a fair deal resulting in a positive result for all parties and which I believe is in the best interest of the Minority Shareholders.”
Completion of the Going Private Transaction is subject to certain closing conditions, including obtaining approval by the Majority of the Minority, the consummation of the pending sales of the Company’s subsidiaries, Independence American Holdings Corp. and Standard Security Life Insurance Company of New York, and other customary conditions. The Company will continue to declare and pay regular dividends, consistent with past practice, through the closing of the Going Private Transaction. Further information regarding the terms and conditions in the Merger Agreement will be contained in a Current Report on Form 8-K which will be filed promptly with the SEC.

Perella Weinberg Partners LP is acting as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor, to the Special Committee. Dentons US LLP is acting as legal advisor to the Company and Davies Ward Phillips & Vineberg LLP is acting as legal advisor to Geneve.
About Independence Holding Company
Independence Holding Company (NYSE: IHC), through our current subsidiaries, underwrites and distributes health, group disability and life, New York State DBL and paid family leave, and pet insurance. IHC underwrites policies in all 50 states, Washington D.C., Puerto Rico and the U.S. Virgin Islands through our three carriers: Independence American Insurance Company, Standard Security Life Insurance Company of New York (“Standard Security Life”) and Madison National Life Insurance Company, Inc. (“Madison National Life”). We also distribute products nationally through multiple channels, including our agencies, call centers, advisors, direct and affinity relationships, Web Broker, and web properties, including www.healthedeals.com; www.healthinsurance.org; www.medicareresources.org; www.petplace.com; and www.insxcloud.com. As previously announced, IHC has entered into stock purchase agreements to sell all of the issued and outstanding capital stock of Standard Security Life, Madison National Life and Independence American Holdings Corp., which includes Independence American Insurance Company and the remaining assets of IHC’s pet business, each subject to regulatory approval. To learn more, visit https://ihcgroup.com/.
Forward-looking Statements
Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.
Additional Information and Where to Find It
In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.
Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of the Company’s Web site at www.ihcgroup.com or by directing a request to: Independence Holding Company, 96 Cummings Point Road, Stamford, CT 06902, (646) 509-2107.
Participants in the Solicitation
The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the stockholders of the Company in connection with the Going Private Transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the Going Private Transaction, which may be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, which was filed with the SEC on April 30, 2021, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.

Appendix B
767 Fifth Avenue New York, NY 10153

T 212.287.3200 F 212.287.3201 pwpartners.com
November 9, 2021
Special Committee of the Board of Directors
Independence Holding Company
96 Cummings Point Road Stamford,
Connecticut 06902
Members of the Special Committee:
We understand that Independence Holding Company (the “Company”), Geneve Holdings Inc. (“Parent”), and Geneve Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge (the “Merger”) with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent, and each share of common stock, par value $1.00 per share (the “Company Common Stock”), of the Company issued and outstanding immediately prior to the effective time of the Merger, other than Excluded Shares (as such term is defined in the Merger Agreement), will be converted into the right to receive $57.00 in cash (the “Merger Consideration”) and that, concurrent with the execution of the Merger Agreement, the Company is entering into a Support Agreement with certain Company stockholders (the “Support Agreement”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have requested our opinion as to the fairness from a financial point of view to the holders of outstanding shares of Company Common Stock (other than Parent and its affiliates) of the Merger Consideration to be received by such holders in the proposed Merger pursuant to the Merger Agreement.
For purposes of the opinion set forth herein, we have, among other things:
1.	reviewed certain publicly available financial statements and other publicly available business and financial information with respect to the Company;
2.
reviewed certain internal financial statements, analyses and forecasts (the “Company Forecasts”) and other internal financial information and operating data relating to (i) the agency business of the Company (the “Agency Business”), (ii) Iguana Capital, Inc. (“Iguana Capital”), in which the Company owns a minority interest, and (iii) the Company’s cash balance, in each case, prepared by management of the Company and approved for our use by management of the Company;

3.
discussed with senior management of the Company the past and current business, operations, financial condition and prospects of the Agency Business, the Company’s ownership stake in Iguana Capital and the Company’s cash balance;

4.	compared the financial performance of each of the Agency Business and Iguana Capital with that of certain publicly-traded companies which we believe to be generally relevant, respectively;
5.	compared the financial performance of each of the Agency Business and Iguana Capital with that of certain precedent transactions which we believe to be generally relevant, respectively;
6.	reviewed the financial terms of certain transactions that Iguana Capital has entered into since its inception;
7.	reviewed the historical trading prices for the Company Common Stock and compared such prices with that of securities of certain publicly-traded companies which we believe to be generally relevant;
8.	participated in discussions among representatives of the Company and Parent;

9.	Reviewed a draft of the Merger Agreement dated November 8, 2021 and certain related documents, including a draft of the Support Agreement, dated November 8, 2021; and
10.	conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.
For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by us (including information that was available from public sources) and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Company Forecasts, we have been advised by management of the Company and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Agency Business and Iguana Capital, the future cash balance of the Company and the other matters covered thereby, and we express no view as to the reasonableness of the Company Forecasts or the assumptions on which they are based. In arriving at our opinion, we have not made or been provided with any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company, Iguana Capital, Parent or any of their respective subsidiaries. We have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company or any other party. In addition, we have not evaluated the solvency of any party to the Merger Agreement, or the impact of the Merger thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters. We have further assumed, with your consent, that the transactions pursuant to each of (i) the Stock Purchase Agreement, dated as of April 14, 2021, as amended on July 29, 2021, among the Company, Independence Capital Corp., a wholly-owned subsidiary of the Company (“ICC”), and Reliance Standard Life Insurance Company, (ii) the Stock Purchase Agreement, dated as of May 17, 2021, among the Company, AMIC Holdings, Inc. and Madison Investors Corp., each a wholly owned subsidiary of the Company, and Iguana Acquisition LLC and one of its affiliates, and (iii) the Stock Purchase Agreement, dated as of July 14, 2021, among the Company, ICC and Horace Mann Educators Corporation, will be consummated in accordance with their terms and within the timeframes indicated by management of the Company, and that the future cash balance of the Company will reflect the consummation of such transactions and receipt of the proceeds therefrom.
We have assumed that the final Merger Agreement and Support Agreement will not differ from the drafts of the Merger Agreement and Support Agreement reviewed by us in any respect material to our analysis or this opinion. We have also assumed that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct in all respects material to our analysis and this opinion, (ii) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to our analysis and this opinion, and (iii) the Merger will be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to our analysis or this opinion. In addition, we have assumed that in connection with the receipt of all approvals and consents required in connection with the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would be material to our analysis.
This opinion addresses only the fairness from a financial point of view, as of the date hereof, to the holders of Company Common Stock (other than Parent and its affiliates) of the Merger Consideration to be received by such holders in the proposed Merger pursuant to the Merger Agreement. We have not been asked to, nor do we, offer any opinion as to any other term of the Merger Agreement or any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Merger or the likely timeframe in which the Merger will be consummated. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Merger Consideration or otherwise. We express no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of the Company, as to the underlying decision by the Company to engage in the Merger. Nor do we express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document. This opinion does not address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals.
We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or part of the Company, nor were we requested to consider, and our opinion does not address, the underlying business decision by the Company to engage in the Merger or the relative merits of the Merger as compared with any alternative transactions or business strategies.
We have acted as financial advisor to the Special Committee of the Board of Directors with respect to the Merger and this opinion and will receive a fee for our services, a portion of which becomes payable upon delivery of this opinion (or would have become payable if we had advised the Company that we were unable to render this opinion) and a portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse us for certain expenses and indemnify us for certain liabilities that may arise out of our engagement.
Perella Weinberg Partners LP and its affiliates, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We and our affiliates also engage in securities trading and brokerage, private equity activities, investment management activities, equity research and other financial services. Except in connection with our engagement as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger, during the two-year period prior to the date hereof, no material relationship existed between Perella Weinberg Partners LP or its affiliates, on the one hand, and Parent, the Company or any of their respective affiliates pursuant to which we or our affiliates has received or anticipates receiving compensation. However, we and our affiliates in the future may provide investment banking and other financial services to Parent and/or the Company and their respective affiliates and in the future may receive compensation for the rendering of these services. In the ordinary course of our business activities, we and our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers or clients, in (i) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, Parent or any of their respective affiliates and (ii) any currency or commodity that may be material to the parties or otherwise involved in the Merger. This issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.
This opinion and our advisory services are for the information and assistance of the Special Committee of the Board of Directors of the Company in connection with, and for the purpose of its evaluation of, the Merger. This opinion is not intended to be and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote or otherwise act with respect to the proposed Merger or any other matter. We express no opinion as to the prices at which the Company Common Stock will trade at any time. In addition, we express no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of the Company. Our opinion is necessarily based on financial, economic, market, monetary and other conditions as in effect on, and the information made available to us as of, the date hereof. Subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of Company Common Stock (other than Parent and its affiliates) in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

Appendix C
APPRAISAL RIGHTS STATUTE

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
§ 262. Appraisal rights.
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]
(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d)	Appraisal rights shall be perfected as follows:
(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix D
SUPPORT AGREEMENT
This SUPPORT AGREEMENT (this “Agreement”), is dated as of November [•], 2021, by and among Independence Holding Company, a Delaware corporation (the “Company”) and the stockholder listed on Annex A hereto (the “Stockholder”).
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Geneve Holdings, Inc., a Delaware corporation (“Parent”), and Geneve Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”);
WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement;
WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of the Company’s common stock, par value $1.00 per share (“Company Common Stock”), as is set forth next to the Stockholder’s name on Annex A (such shares, together with all other shares of Company Common Stock acquired, beneficially or of record, by the Stockholder after the date hereof and prior to the termination of this Agreement, the “Shares”);
WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Company and the Stockholder are entering into this Agreement; and
WHEREAS, the Stockholder acknowledges that the Company is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I

VOTING AGREEMENT
Section 1.01 Voting Agreement.
(a)
During the term of this Agreement, the Stockholder hereby agrees, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company:

(i)	to appear at such meeting or otherwise cause all of the Stockholder’s Shares to be present thereat for purposes of establishing a quorum; and
(ii)
to vote or, as applicable, cause or direct to be voted all of the Stockholder’s Shares (i) in favor of the adoption and approval of the Merger Agreement and the other transactions contemplated thereby, (ii) against any Acquisition Proposal and any action, agreement or transaction that would reasonably be expected to materially impede, interfere with, delay or postpone the consummation of the Merger and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company.

(b)
Any vote required to be cast or consent required to be executed pursuant to this Section 1.01 shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

Section 1.02 Grant of Proxy.
(a)
In furtherance of the agreements contained in Section 1.01 of this Agreement, the Stockholder hereby irrevocably appoints the Company, each member of the Special Committee and any other designees of the Company and Special Committee, as applicable (collectively, the “Proxyholders”), and each of them individually, as the Stockholder’s sole and exclusive attorneys-in-fact and proxies, for and in the name, place and stead of the Stockholder, with full power of substitution and resubstitution, to appear and be counted for quorum purposes, vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote the Stockholder’s Shares in accordance with Section 1.01 of this Agreement if, and only to the extent that, the Stockholder fails to take any action required by Section 1.01.

(b)
The Stockholder hereby revokes any proxies heretofore given by it in respect of the Stockholder’s Shares to the extent inconsistent with the authority of the Proxyholders granted pursuant to this Section 1.02.

(c)
The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL, and may under no circumstances be revoked. The irrevocable proxy granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of the Stockholder.

(d)	The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above in this Section 1.02. The Stockholder may vote the Shares on all other matters.
(e)	The Company, upon the prior approval of the Special Committee, may terminate this proxy with respect to the Stockholder at any time by written notice to the Stockholder.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder represents and warrants to the Company that:
Section 2.01 Authorization.
The Stockholder has all requisite right, capacity, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated by this Agreement and the compliance by the Stockholder with the provisions of this Agreement have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming its due execution and delivery by the Company, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except insofar as such enforceability may be limited by the Bankruptcy and Equity Exception).
Section 2.02 No Conflicts.
(a)	No authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by the Stockholder.
(b)
None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s Shares is bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement. There is no legal or administrative proceeding, claim, suit or action pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that impairs or would reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement.
Section 2.03 Ownership of Shares.
The Stockholder has (except as otherwise permitted by this Agreement) sole voting power and sole dispositive power with respect to the Stockholder’s Shares, free and clear of any Encumbrance, except pursuant to applicable federal securities Laws. None of the Stockholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.
Section 2.04 Total Shares.
Except for the Stockholder’s Shares set forth on Annex A, as of the date hereof, the Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
Section 2.05 Reliance by the Company .
The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Stockholder that:
Section 3.01 Authority; Execution and Delivery; Enforceability.
The Company has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming its due execution and delivery by the Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by the Bankruptcy and Equity Exception).
Section 3.02 No Conflicts.
(a)	No authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by the Company.
(b)
None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument or obligation to which the Company is a party or by which the Company is bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair the Company’s ability to perform its obligations under this Agreement.

ARTICLE IV

COVENANTS OF THE STOCKHOLDER
During the term of this Agreement, the Stockholder hereby covenants and agrees that:
Section 4.01 No Proxies for or Encumbrances on Shares.
(a)
Except as permitted by the terms of this Agreement, the Stockholder shall not, directly or indirectly, without the prior written consent of the Company (upon the approval of the Special Committee), (i) grant any proxies, powers of attorney, or other such authorization, or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Stockholder’s Shares, (ii) offer for sale, sell (constructively or otherwise), pledge, transfer, assign, gift, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement with respect to the Transfer of, any such Shares, or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case, involving any such Shares, (iii) knowingly take any action that would have the effect of preventing or delaying the Stockholder from performing any of its obligations under this Agreement, or (iv) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing sections (i) through (iii).

(b)
The Stockholder may effect a Transfer of any of the Stockholder’s Shares to a Permitted Transferee of the Stockholder; provided, that the Stockholder, prior to and as a condition to the effectiveness of such Transfer, causes each such Permitted Transferee to execute a counterpart signature page to this Agreement and deliver the same to the Company, pursuant to which such Permitted Transferee agrees to be a “Stockholder” pursuant to, and to be bound by, this Agreement with respect to such Shares that are the subject of such Transfer. “Permitted Transferee” means, with respect to the Stockholder, (i) an Affiliate of the Stockholder or (ii) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Stockholder, or one or more of its Affiliates Transfers of Shares to Permitted Transferees made pursuant to this Section 4.01(b) shall not be a breach of this Agreement.

(c)	Any Transfer of Shares not effected in accordance with the terms and conditions of this Section 4.01 shall be null and void ab initio.
Section 4.02 Waiver of Appraisal Rights.
The Stockholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to the Stockholder’s Shares.
Section 4.03 Proxy Statement.
The Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the Transactions contemplated thereby (including, without limitation, the Schedule 13E-3) the Stockholder’s identity and beneficial ownership of the Shares and the nature of the Stockholder’s commitments under this Agreement to the extent required by applicable Law.
Section 4.04 Acquisition of Additional Shares.
During the term of this Agreement, the Stockholder shall notify the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Company Common Stock by the Stockholder after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Shares and be subject to the terms of this Agreement as though owned by such acquiring Stockholder on the date hereof.

Section 4.05 Further Assurances.
From time to time and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as the Company may reasonably request for the purpose of carrying out the intent of this Agreement.
ARTICLE V

MISCELLANEOUS
Section 5.01 Amendments and Waivers; Termination.
(a)
Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by the Company, and the Stockholder. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver and, in the case of the Company, the Special Committee. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law or in equity.

(b)
This Agreement, and all rights and obligations of the parties contained herein (including, without limitation, the proxy granted pursuant to Section 1.02), shall automatically terminate without any further action required by any Person upon the earliest to occur of (i) the mutual agreement of the parties hereto to terminate this Agreement, (ii) the Effective Time, (iii) a Change of Recommendation and (iv) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

Section 5.02 Expenses.
All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.
Section 5.03 Successors and Assigns; No Third Party Beneficiaries.
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, beneficiaries, executors and permitted assigns; provided that, other than as permitted by Section 4.01(b), no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.
Section 5.04 Governing Law; Submission to Jurisdiction; Waivers.
This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or in any way relating hereto or any of the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that state without regard to the conflict of laws rules thereof.
Section 5.05 Submission to Jurisdiction; Service.
Each party to this agreement irrevocably (a) consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery (the “Court of Chancery”) and any state appellate court therefrom located in the state of Delaware (or, only if the Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware) in any action relating to this Agreement or the transactions contemplated hereby, (b) waives any objection to the laying of venue of any such action brought in such Court, (c) waives and agrees not to plead or claim in any such Court that any such action brought in any such Court has been brought in an inconvenient forum and (d) agrees that service of process or of any other papers upon such party in the manner specified for notices under Section 5.08 of this Agreement or any other manner permitted by applicable Law shall be deemed good, proper and effective service upon such party.

Section 5.06 WAIVER OF JURY TRIAL.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.06.
Section 5.07 Specific Performance.
The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery (or, only if the Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware), this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.
Section 5.08  Notices.
All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in accordance with Section 10.2 of the Merger Agreement. If to the Stockholder, to the address for notice set forth on Schedule A hereto, with a copy (which will not constitute notice) to:
[__________________]
[__________________]

Email: [_______________]
Attention: [_______________]
Section 5.09  Headings.
The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 5.10  Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
Section 5.11 Severability.
Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
Section 5.12 Capacity.
The Stockholder is signing this Agreement solely in its capacity as a stockholder of the Company and not in any other capacity, and this Agreement shall not limit or otherwise affect any actions taken, or required or permitted to be taken, by any Stockholder or any Affiliate or Representative of any Stockholder or any of its Affiliates in any other capacity, including, if applicable, as an officer or director of the Company or any of the Company’s Subsidiaries, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by any of the foregoing Persons in such capacity as a director or officer of the Company or any of the Company’s Subsidiaries shall not be deemed to constitute a breach of this Agreement.
Section 5.13 Entire Agreement.
This Agreement (together with the Merger Agreement, the other applicable Transaction documents in connection therewith) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.
Section 5.14 No Ownership Interest.
Nothing contained in this Agreement shall be deemed to vest the Company any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares of the Stockholder shall remain vested in and belong to the Stockholder, and the Company shall have no authority to direct the Stockholder in the voting or disposition of any of the Shares, except as otherwise provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.
Section 5.15 Special Committee Approval.
Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Company under or with respect to this Agreement without first obtaining the approval of the Special Committee.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed as of the day and year first above written.
INDEPENDENCE HOLDING COMPANY

By:
Name: Teresa A. Herbert
Title: President

[STOCKHOLDER]

By:
Name:
Title:
[Signature Page to Support Agreement]

Annex A
Stockholder Name	Address	Total Shares
[•]	[•]	[•]

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IHC2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box below marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63145-S38001 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INDEPENDENCE HOLDING COMPANY

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Adoption of the Agreement and Plan of Merger, dated as of November 9, 2021, by and among Independence Holding Company, Geneve Holdings, Inc. and Geneve Acquisition Corp.	☐	☐	☐
2.	Approval, on a non-binding, advisory basis, of compensation that may become payable to named executive officers of Independence Holding Company in connection with the Merger.	☐	☐	☐
3.	Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to obtain Company stockholder approval or majority of the minority stockholder approval.	☐	☐	☐

NOTE: Transact any other business that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

INDEPENDENCE HOLDING COMPANY SPECIAL MEETING OF STOCKHOLDERS
FEBRUARY 15, 2022

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Merger Agreement are available at www.proxyvote.com.

D63146-S38001

REVOCABLE PROXY
INDEPENDENCE HOLDING COMPANY
SPECIAL MEETING OF STOCKHOLDERS
FEBRUARY 15, 2022, 10:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Independence Holding Company (the "Company") hereby appoints Teresa A. Herbert and Loan T. Nisser, and each or either of them, the true and lawful proxies, agents and attorneys of the undersigned, each with full power to act without the other and with full power of substitution to vote all shares of the Company which the undersigned would be entitled to vote if present at the Special Meeting of Stockholders of the Company to be held on February 15, 2022 at 10:00 AM Eastern Time, at www.virtualshareholdermeeting.com/IHC2022SM and at any adjournment or postponement thereof.

The shares represented by this proxy card will be voted as directed on the reverse side.

If no direction is given and the proxy card is validly executed, the shares will be voted FOR proposals 1, 2 and 3.

Continued and to be signed on reverse side